UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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PRELIMINARY COPY, DATED MARCH 19, 2019 - SUBJECT TO COMPLETION

KeyCorp 2019 Proxy Statement and

Notice of 2019 Annual Meeting

of Shareholders

PRELIMINARY COPY, DATED MARCH 19, 2019 - SUBJECT TO COMPLETION

127 PUBLIC SQUARE CLEVELAND, OHIO 44114 April 5, 2019

BETH E. MOONEY Chairman of the Board and Chief Executive Officer

Message to

the Shareholders

Dear Shareholder,

I am pleased to share that 2018 marked another successful year for Key, as we continued to grow the company, invest for our future and deliver on our financial commitments. We once again improved our operating performance, while maintaining strong discipline around credit quality and capital management. We achieved our sixth consecutive year of positive operating leverage, with continued momentum in our businesses. We reached a record level of revenue and continued our strong focus on expense management, all while continuing to invest for growth across our franchise. Our efforts drove meaningful improvement in both efficiency and returns for you, our shareholders, and we believe we are well-positioned moving forward.

On behalf of your Board of Directors, we are pleased to invite you to KeyCorp’s 2019 Annual Meeting of Shareholders on Thursday, May 23, 2019. The meeting will be held at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, beginning at 8:30 a.m., local time.

We encourage you to carefully review this year’s notice and proxy statement, which contain important information about proxy voting and the business to be conducted at the meeting, as well as highlights of Key’s 2018 performance. We hope you will attend the meeting, but even if you plan to attend, we encourage you to vote your shares in advance of the meeting by telephone, online, or by returning your completed proxy card to us.

Every shareholder vote is important and we want to ensure your shares are represented at the meeting. Please vote your shares as promptly as possible.

Thank you for your continued support of KeyCorp. We look forward to seeing you at the meeting.

Sincerely,

Beth E. Mooney

PRELIMINARY COPY, DATED MARCH 19, 2019 - SUBJECT TO COMPLETION

Notice of Annual Meeting of Shareholders

of KeyCorp

Date and Time:	Place:
Thursday, May 23, 2019, at 8:30 a.m., local time	One Cleveland Center 1375 East Ninth Street Cleveland, Ohio 44114

Items of Business:

At the meeting, the shareholders will vote on the following matters:

1.	Election of the 14 directors named in the proxy statement to serve for one-year terms expiring in 2020;

2.	Ratification of Ernst & Young LLP as independent auditors for KeyCorp for the fiscal year ending December 31, 2019;

3.	Advisory approval of KeyCorp’s executive compensation;

4.	Approval of KeyCorp’s 2019 Equity Compensation Plan;
5.	A management proposal to amend KeyCorp’s Articles of Incorporation to increase the number of authorized common shares;

6.	A management proposal to authorize KeyCorp’s Board of Directors to make future amendments to KeyCorp’s Regulations; and

7.	Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Record Date:

Shareholders of record of KeyCorp common shares at the close of business on Friday, March 29, 2019, have the right to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

Delivery of Proxy Materials:

We will first mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about Monday, April 8, 2019. On or about the same day, we will begin mailing paper copies of our proxy materials to shareholders who have requested them.

Voting:

It is important that your shares are represented and voted at the meeting. You may vote by telephone, online, or by mailing your signed proxy card in the enclosed return envelope if the proxy statement was mailed to you. If you do attend the meeting, you may withdraw any previously-voted proxy and personally vote on any matter properly brought before the meeting.

By Order of the Board of Directors

Paul N. Harris

Secretary and General Counsel

April 5, 2019

Internet Availability of Proxy Materials: IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 23, 2019: Our 2019 proxy statement, proxy card, and Annual Report on Form 10-K for the year ended December 31, 2018, are available at www.envisionreports.com/key.

PRELIMINARY COPY, DATED MARCH 19, 2019 - SUBJECT TO COMPLETION

Proxy Statement

The Board of Directors of KeyCorp (“Key,” the “Company,” “our,” “us” or “we”) is furnishing you with this proxy statement to solicit shareholder proxies to be voted at the 2019 Annual Meeting of Shareholders to be held on May 23, 2019 (the “Annual Meeting”), and at all postponements and adjournments thereof. The 2019 Annual Meeting will be held at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114.

The mailing address of our principal executive office is 127 Public Square, Cleveland, Ohio 44114. KeyCorp employs the cost-effective and environmentally-conscious “notice and access” delivery method. This allows us to give our shareholders access to a full set of our proxy materials online. Beginning on or about April 8, 2019, we will send to most of our shareholders, by mail or e-mail, a notice explaining how to access our proxy materials and vote online. This notice is not a proxy card and cannot be used to vote your shares. On or about April 8, 2019, we will also begin mailing paper copies of our proxy materials to shareholders who have requested them.

All record holders of KeyCorp common shares at the close of business on Friday, March 29, 2019, are entitled to vote. On that date, there were [    ] KeyCorp common shares outstanding. Holders of KeyCorp common shares are entitled to one vote for each share held of record.

Proxy Statement Summary

This summary contains highlights of information contained elsewhere in our proxy statement and does not contain all of the information that you should consider. Please read the entire proxy statement before you vote.

Proposals for the Annual Meeting

Proposal	Page	Board Recommendation

1. Election of Directors You are being asked to elect 14 directors. Each of the nominees is standing for election to hold office until the 2020 Annual Meeting of Shareholders.	1	“FOR” each nominee

2. Auditor Ratification You are being asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent auditor for fiscal year 2019. One or more representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions from shareholders.	56	“FOR”

3. Say-on-Pay You are being asked to give advisory approval of compensation paid to KeyCorp’s Named Executive Officers (as defined on page 24 of this proxy statement). This advisory vote is held on an annual basis.	57	“FOR”

4. KeyCorp’s 2019 Equity Compensation Plan You are being asked to approve KeyCorp’s 2019 Equity Compensation Plan for KeyCorp’s employees and nonemployee directors. A copy of the 2019 Equity Compensation Plan is attached to this proxy statement as Appendix A.	58	“FOR”

5. Increase Number of Authorized Common Shares You are being asked to approve an amendment to KeyCorp’s Articles of Incorporation to increase the number of authorized common shares.	68	“FOR”

6. Authorize Board of Directors to Make Future Amendments to the Regulations You are being asked to approve an amendment to KeyCorp’s Regulations which would allow KeyCorp’s Board of Directors to make future amendments to KeyCorp’s Regulations.	70	“FOR”

2019 Director Nominees

Name	Age	Director Since	Independent	Committee Memberships
				Audit	C&O	NCGC	Risk	Executive
Bruce D. Broussard	56	2015	Yes		✓
Charles P. Cooley	63	2011	Yes	Chair		✓		✓
Gary M. Crosby	64	2016	No
Alexander M. Cutler (1)	67	2000	Yes		✓	Chair		✓
H. James Dallas	60	2005	Yes	✓
Elizabeth R. Gile	63	2010	Yes			✓	Chair
Ruth Ann M. Gillis	64	2009	Yes				✓
William G. Gisel, Jr.	66	2011	Yes		Chair	✓
Carlton L. Highsmith	67	2016	Yes			✓	✓
Richard J. Hipple	66	2012	Yes	✓
Kristen L. Manos	59	2009	Yes	✓				✓
Beth E. Mooney	64	2010	No					Chair
Barbara R. Snyder	63	2010	Yes		✓			✓
David K. Wilson	64	2014	Yes				✓
(1)	Serves as KeyCorp’s independent Lead Director.

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Proxy Statement Summary

Voting Your Shares

Who May Vote:	Voting Online:	Voting by Telephone:

Shareholders of record as of the close of business on March 29, 2019.	Registered holders can go to www.envisionreports.com/key and follow the instructions. If you hold your shares in street name, please follow the instructions found on your voting instruction form.	Follow the instructions in the Notice of Internet Availability of Proxy Materials or on your proxy card.

Voting by Mail:	Voting in Person:

Complete, sign, and date the proxy card and return it in the envelope that was provided in the proxy statement mailing package.	If you choose to attend the Annual Meeting in person, you will be asked to present photo identification and proof that you own KeyCorp common shares before entering the meeting. If you want to vote shares that you hold in street name in person at the Annual Meeting, you must bring a legal proxy in your name from the broker, bank, or other nominee that holds your shares.

Even if you plan to attend the Annual Meeting, we encourage all shareholders to vote in advance of the meeting.

2018 Performance Highlights

We marked another successful year for Key in 2018, as we continued to grow the company, invest for our future, and deliver on our financial commitments. Building on our momentum over the past several years, we improved our operating performance and drove stronger returns for our shareholders, while maintaining strong discipline around credit quality and capital management.

We achieved our sixth consecutive year of positive operating leverage, with revenue growth once again outpacing the increase in expenses. The combination of record revenue levels and strong expense discipline drove meaningful improvement in our long-term financial targets, including a 300 basis point improvement in both our cash efficiency and return on average tangible common equity ratios for the year.(1)

Highlights from our 2018 performance are detailed below:

Driving Stronger Returns

•   6th consecutive year of positive operating leverage

•   Record full-year revenue of $6.4 billion

•   All-time highs in several fee-based businesses, including investment banking and debt placement fees ($650 million in fiscal year 2018)

•   Loan and deposit growth reflect execution of relationship-based business model within moderate risk profile

•   Well-managed expenses reflect focus on efficiency and investments for growth

•   Growth in both consumer and commercial relationships across the franchise

•   Significant progress on long-term financial targets

•   More than 300 basis point improvement in cash efficiency and return on average tangible common equity ratios(1)

•   Progress on $200 million cost savings initiative announced in October 2018

Strong Risk Management	• Steadfast commitment to maintaining moderate risk profile and strong underwriting standards • Net charge-offs to average loans of 0.26%; portfolios continued to perform well

Disciplined Capital Management	• Maintained strong capital position • Common share dividend increased 62% ($0.105 to $0.17 per common share) in 2018 • $1.1 billion in common share repurchases in 2018

(1)

Non-GAAP financial measures. Please see the section entitled “GAAP to Non-GAAP Reconciliations” beginning on page 80 of our 2018 Annual Report on Form 10-K for more information on these non-GAAP measures and reconciliations to the most comparable GAAP measures.

ii

Proxy Statement Summary

Executive Compensation Highlights

The objectives of our executive compensation program are to:

•	Make pay decisions based on performance of the Company, the business unit, and the individual;

•	Deliver pay in a way that reinforces focus on balancing short- and long-term financial performance objectives; and

•	Support sustainable performance with policies that are focused on prudent risk-taking and the balance between risk and reward.

We manage to total pay opportunity (i.e., the sum of base salary and incentives), rather than making separate decisions on each element of pay, for each executive officer.

We support our compensation program with a number of best practices in governance and executive compensation, including the following:

What We Do:	What We Don’t Do:

✓ Impose robust stock ownership guidelines

✓ Subject shares to post-vesting holding period

✓ “Double trigger” change of control agreements

✓ Use tally sheets

✓ Review share utilization

✓ Retain an independent compensation consultant

✓ Subject all incentives to risk adjustment and clawback

× No employment agreements for executive officers × No tax gross-ups × No active SERPs × No hedging or pledging of KeyCorp securities × No “timing” of equity grants × No repricing of stock options

2018 was a successful year for KeyCorp. We continue to grow, invest for our future, and deliver on our financial commitments. We continue to deliver results and drive shareholder returns through sound profitable growth across our franchise, while effectively managing risk and capital. We believe that our distinctive business model, targeted scale, and focused execution position us to outperform. Our 2018 compensation highlights include:

What we did…	How we delivered…
We delivered on our short-term financial plan.	• The KeyCorp 2018 Annual Incentive Plan performed at 105% based on the achievement of our short-term financial goals, although we opted to limit awards to Named Executive Officers to 100% of funding.

We achieved our long-term financial performance targets.

•   The 2016-2018 Long-Term Incentive Plan (performance awards) performed at 98.1% of target as our Return on Assets was above the 50th percentile of our Peer Group and Cumulative Earnings per Share exceeded our three-year financial plan, although results were offset by our total shareholder return, which fell short of the 50th percentile of our peer group.

•   The payout under the 2016-2018 Long-Term Incentive Plan (performance awards) also reflected significant share price appreciation from 2016-2018 (grant date share price of $10.49 and settlement date share price of $17.51.)

Our Chief Executive Officer was awarded $10.08 million in total direct compensation for our performance for 2018.	• 2018 compensation of our Chief Executive Officer included a $2.50 million annual incentive paid for 2018 and a $6.38 million long-term incentive granted in 2019.

iii

Proxy Statement Summary

Corporate Governance Practices

We are committed to meeting high standards of ethical behavior, corporate governance, and business conduct. Some of our corporate governance best practices include:

Director Elections	• Annual elections for all directors (page 1) • Majority voting in uncontested elections (page 3)

Board Independence

•    All director nominees, other than Ms. Mooney and Mr. Crosby, are independent under the New York Stock Exchange’s and KeyCorp’s standards of independence (page 16)

•    Our standing Board committees (Audit, Compensation and Organization, Nominating and Corporate Governance, and Risk) consist solely of independent directors (page 11)

•    Independent Lead Director—Alexander M. Cutler—with extensive responsibilities (page 11)

•    Annual Lead Director evaluation and review of Board leadership structure by independent directors (pages 11 and 12)

•    Prior approval from the Lead Director of the Board agenda, schedule, and materials (page 11)

Standing Board Committees	• Audit Committee	14 meetings in 2018	(page 13)
	• Compensation and Organization Committee	7 meetings in 2018	(page 14)
	• Nominating and Corporate Governance Committee	6 meetings in 2018	(page 13)
	• Risk Committee	8 meetings in 2018	(page 14)

Practices and Policies

•    Experienced, diverse Board membership

•    Commitment to Board refreshment, with an average tenure of approximately seven years and three new directors added since 2015 (page 11)

•    Independent and non-management members of the Board met in executive session at every regular 2018 Board meeting (page 12)

•    Approximately 96% average attendance by directors at Board and committee meetings (page 12)

•    Annual self-assessments conducted by the Board, each committee, and each director

•    Strong Board leadership in the oversight of enterprise risk (pages 15 and 16)

•    Annual disclosure of KeyCorp political spending (page 19)

•    Strong director education program (page 18)

Shareholder Engagement	• Active shareholder engagement program (pages 17 and 18) • Directors are available to meet with our shareholders

For a more detailed discussion concerning KeyCorp’s corporate governance practices, please refer to the section entitled “The Board of Directors and Its Committees” beginning on page 11 of this proxy statement.

iv

v

PROPOSAL ONE: Election of Directors

PROPOSAL ONE: Election of Directors

Our Board of Directors (the “Board”), elected by KeyCorp’s shareholders, oversees the business and management of KeyCorp. Members of the Board monitor and evaluate KeyCorp’s business performance through regular communication with the Chief Executive Officer and senior management and by participating in Board and Board committee meetings. The Board is committed to sound and effective corporate governance policies and high ethical standards. The size of the Board is fixed at 14 members. Under KeyCorp’s Regulations, directors are elected to one-year terms expiring at each subsequent Annual Meeting of Shareholders.

Director Recruitment and Qualifications

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, and recommending to the Board a slate of nominees for election at each Annual Meeting of Shareholders. All director nominees must have a record of high integrity and other requisite personal characteristics and must be willing to make the time commitment required of directors. The Nominating and Corporate Governance Committee uses the following criteria when evaluating director nominee candidates:

•

demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role with a large or recognized organization (private sector (profit or nonprofit), governmental, or educational);

•	a high level of professional or business expertise relevant to KeyCorp (including, among others, information technology, marketing, finance, banking or the financial industry, or risk management);

•	in the case of non-employee directors, satisfaction of the “independence” criteria set forth in KeyCorp’s Standards for Determining Independence of Directors;

•

service as a director for not more than (i) two other public companies if he or she is a senior executive officer of a public company, or (ii) three other public companies if he or she is not a senior executive officer of a public company; and

•	the ability to think and act independently, as well as the ability to work constructively in the overall Board process.

The criteria used in director recruitment are flexible guidelines to assist in evaluating and focusing the search for director candidates.

The Board also considers whether the candidate would enhance the diversity of the Board in terms of gender, race, experience, and/or geography. The current composition of the Board reflects the Nominating and Corporate Governance Committee’s focus in this area and the importance of diversity to the Board as a whole, with five female directors, including the Chairman of our Board, and two minority directors.

In evaluating Board nominees who satisfy the above criteria, the committee also considers:

•	the skills and business experience currently needed for the Board by using a comprehensive skills matrix;

•	the current and anticipated composition of the Board in light of the business activities and strategic direction of KeyCorp and the diverse communities and geographies served by KeyCorp; and

•

the interplay of the candidate’s expertise and professional/business background in relation to the expertise and professional/business background of current Board members, as well as such other factors (including diversity) as the committee deems appropriate.

The Chair of the Nominating and Corporate Governance Committee extends an invitation to join the Board as a first-time director or to stand for election as a first-time nominee for director after discussion with and approval by the committee as a whole. The Nominating and Corporate Governance Committee then recommends the candidate to the entire Board for final approval.

The Nominating and Corporate Governance Committee retains an independent search firm to assist with identifying director candidates. The Nominating and Corporate Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve its fees and the other terms of its engagement.

1

PROPOSAL ONE: Election of Directors

The Nominating and Corporate Governance Committee utilizes a matrix approach that tracks each director’s and director nominee’s qualities and qualifications in a tabular format to assist the committee in maintaining a well-rounded, diverse, and effective Board. In addition, the matrix approach helps the Nominating and Corporate Governance Committee identify any qualities, qualifications, and experience for potential director nominees that would help improve the composition of and add value to the Board. The Nominating and Corporate Governance Committee seeks directors who have held leadership positions in public companies and have experience in the banking or financial industry, cybersecurity, finance, marketing, mergers and acquisitions, regulatory matters, retail and small business, and risk management. The chart below describes the qualifications and experience of our non-management directors who currently serve on the Board:

Banking and Financial Industry

5 Directors

We value directors who have experience in our industry. The First Niagara merger allowed us to increase the number of directors with experience in the banking industry.

Cybersecurity

8 Directors

We rely heavily on information technology systems to conduct our business. A significant portion of our operations relies on the secure processing, storage, and transmission of personal and confidential information, such as the personal information of our customers. Cybersecurity experience is an important skill that we value in our directors.

Finance

9 Directors

We use numerous financial metrics to measure our performance and are also required to maintain certain minimum capital ratios. An understanding of finance and accounting is an important qualification for our directors. Two of our directors qualify as “audit committee financial experts” under SEC regulations.

Marketing

4 Directors

We operate in a highly competitive industry. As we strive to grow organically and increase our market share, having directors who have marketing experience is important to us.

Mergers and Acquisitions

9 Directors

We regularly evaluate merger and acquisition and strategic partnership opportunities. We value directors who have experience with mergers and acquisitions.

Regulatory

6 Directors

Because we are subject to specialized regulations as a financial institution, we find it valuable to have directors with knowledge of banking regulations. Our Board also benefits from having a director who is a former bank regulator.

Retail and Small Business

3 Directors

We provide banking products to our customers, including small businesses, through our network of branches and ATMs. We believe that directors with retail and small business experience provide valuable insight into our retail branch network.

Risk Management

7 Directors

Effectively managing risk and reward is one of Key’s strategic priorities. In light of the Board’s role in overseeing risk management and understanding the most significant risks facing Key, having directors with risk management experience is important to us.

The Nominating and Corporate Governance Committee is continually in the process of identifying potential director candidates, and individual Board members are encouraged to submit any potential nominee to the Chair of the Nominating and Corporate Governance Committee. Shareholders may also submit potential director nominees by providing appropriate prior written notice to the Secretary of KeyCorp. The Nominating and Corporate Governance Committee will consider suggestions by shareholders concerning qualified candidates for election as directors. Page 74 of this proxy statement includes important information for shareholders who intend to submit a director nomination for the 2020 Annual Meeting of Shareholders.

2

PROPOSAL ONE: Election of Directors

Election Process

KeyCorp has adopted a majority voting standard in uncontested elections of directors and plurality voting in contested elections. In an uncontested election, a nominee must receive a greater number of votes “FOR” than “AGAINST” his or her election. If an uncontested nominee who is already a director receives more “AGAINST” votes than “FOR” votes, that director nominee will continue to serve as a “holdover director,” but must submit to the Board an offer to resign as a director. The Nominating and Corporate Governance Committee will consider the holdover director’s resignation and will submit a recommendation to accept or reject the resignation to the Board. The Board (excluding the holdover director) will act on the committee’s recommendation and publicly disclose its decision.

2019 Nominees for Director

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the individuals identified on the following pages for election as directors. Each nominee is currently a director of KeyCorp. Biographical information for each nominee is provided as of the most recent practicable date. The Board believes that the qualifications and experience of the director nominees, as described below, will continue to contribute to an effective and well-functioning Board. The Board and the Nominating and Corporate Governance Committee believe that the directors, individually and as a whole possess the necessary qualifications to provide effective oversight of KeyCorp’s business, as well as quality advice and counsel to KeyCorp’s management.

If elected, each nominee will continue to serve as a director until KeyCorp’s 2020 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified or he or she resigns or is otherwise removed. There is no reason to believe that any of these director nominees will be unable or unwilling to serve if elected. Should any nominee be unable to accept nomination or election, the proxies may be voted for the election of a substitute nominee recommended by the Board. Alternatively, the Board may recommend a shareholder vote holding the position vacant, to be filled by the Board at a later date.

The Board of Directors unanimously recommends that shareholders vote “FOR” each of the following director nominees.

Bruce D. Broussard
Age: 56 Director Since: 2015 KeyCorp Committee(s): • Compensation and Organization

Biography:

Mr. Broussard is President and Chief Executive Officer and a director of Humana, Inc., a publicly-held health and well-being company. Prior to his election as Humana’s Chief Executive Officer in 2013 and as President in 2011, Mr. Broussard held numerous senior executive and senior financial roles with McKesson Corporation, a health care services company, and its predecessor U.S. Oncology. Mr. Broussard also previously served as a director of U.S. Physical Therapy, Inc. from 1999 to 2011. Mr. Broussard is a member of The Business Council and the World Economic Forum Health Governors Board.

Select Qualifications and Experience:

• Significant executive leadership experiences in the highly-regulated healthcare and insurance industries, including Chief Executive and Chief Financial Officer roles with Humana, McKesson Corporation, Harbor Dental, Inc., Sun Healthcare Group, Inc., and Regency Health Services, Inc.

• Extensive financial and accounting background with healthcare and health insurance companies and major global accounting firms.

Other Public Directorships: • Humana, Inc. (since 2013)

3

PROPOSAL ONE: Election of Directors

Charles P. Cooley
Age: 63 Director Since: 2011 KeyCorp Committee(s): • Audit (Chair) • Nominating and Corporate Governance • Executive

Biography:

Mr. Cooley was Chief Financial Officer of The Lubrizol Corporation, a manufacturer of specialty chemicals and technologies in the global transportation, industrial, and consumer markets, from 1998 until his retirement in 2011. Mr. Cooley had global responsibility for The Lubrizol Corporation’s finance function and its corporate development and strategic planning activities. Mr. Cooley is Chair of the board of trustees of Hawken School in Cleveland and a trustee of the Cleveland Institute of Music. He is also a member of the board of directors of KeyBank National Association.

Select Qualifications and Experience:

•    Former Chief Financial Officer of The Lubrizol Corporation, where he was responsible for finance, accounting, and capital planning. Held finance positions of increasing responsibility at Atlantic Richfield Company for over fifteen years, including treasury, capital markets, corporate development, financial reporting, and operating segment financial management. Mr. Cooley qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

•    As Chief Financial Officer of The Lubrizol Corporation, had significant responsibility for financial risk management of a global publicly-traded enterprise.

Other Public Directorships: • Modine Manufacturing Company (since 2006)

Gary M. Crosby
Age: 64 Director Since: 2016

Biography:

Mr. Crosby joined the Board in August 2016 in connection with the First Niagara merger. Mr. Crosby served as President and Chief Executive Officer and as a director of First Niagara from 2013 through the consummation of the merger. He joined First Niagara as Chief Administrative Officer in 2009 and served as Chief Operating Officer from 2010-2013. In 2004, Mr. Crosby was asked to help the Buffalo City School District as Chief Financial Officer and Chief Operating Officer and provided his service to the district by spearheading its financial management reform until 2009. Mr. Crosby also was a venture capital partner with Seed Capital Partners and a founding shareholder of ClientLogic Corporation, serving as Chief Financial and Chief Operating Officer. He has also held senior financial leadership positions in banking and manufacturing and was a CPA with KPMG Peat Marwick. Mr. Crosby is President of the board of First Niagara Foundation, director of the Buffalo Public Schools Foundation, Trustee Emeritus of the YMCA Buffalo Niagara, director of the Community Foundation for Greater Buffalo, a director of AAA Western and Central New York, and a director of Kaleida Health.

Select Qualifications and Experience:

•    As former Chief Executive Officer of First Niagara, brings extensive knowledge of the First Niagara businesses and the geographic markets in which First Niagara operated as well as leadership experience in the banking industry.

•    Significant experience in financial management, accounting, operations, risk management, mergers and acquisitions, and integration of acquired companies from a distinguished career as Chief Financial Officer, Chief Operating Officer, and Chief Executive Officer across a wide variety of industries and public companies.

4

PROPOSAL ONE: Election of Directors

Alexander M. Cutler
Age: 67 Director Since: 2000 KeyCorp Committee(s): • Nominating and Corporate Governance (Chair) • Compensation and Organization • Executive

Biography:

Mr. Cutler is KeyCorp’s independent Lead Director. From 2000 through May of 2016, he was Chairman and Chief Executive Officer of Eaton Corporation plc, a publicly-held, global diversified power management company with approximately 96,000 employees that sells products to customers in more than 175 countries. He is a member of the board of directors of the United Way of Greater Cleveland and the Musical Arts Association.

Select Qualifications and Experience:

•    Experience across a wide range of senior management and executive roles with Eaton Corporation plc and certain of its predecessor companies. Significant corporate governance experience and public company board experience through his role as Chairman of Eaton Corporation plc, his service on the DowDuPont Inc. board, and as a former member of the Executive Committee of the Business Roundtable.

•    Extensive experience negotiating and completing acquisitions and divestitures and integrating acquired companies gained through leadership positions with Eaton Corporation plc.

Other Public Directorships: • DowDuPont Inc. (since 2008) • Eaton Corporation plc (2000–2016)

H. James Dallas
Age: 60 Director Since: 2005 KeyCorp Committee(s): • Audit

Biography:

In 2013, Mr. Dallas retired as Senior Vice President of Quality and Operations at Medtronic Inc., a global medical technology company. Mr. Dallas, who joined Medtronic Inc. in 2006, had previously served as Senior Vice President and Chief Information Officer at Medtronic Inc. Mr. Dallas’s responsibilities included executing cross-business initiatives to maximize the company’s global operating leveraging. Mr. Dallas also served as a member of Medtronic Inc.’s executive management team. Mr. Dallas is an independent consultant focusing on change management, information technology strategy, and risk. He also serves as Chairman of the Atlanta Community Food Bank and a director of Grady Memorial Hospital Corporation.

Select Qualifications and Experience:

•    Significant experience with information technology, information technology security, and data privacy, including prior service as the Chief Information Officer of Medtronic Inc. and, prior to that, as Chief Information Officer of Georgia-Pacific Corporation.

•    As Chief Information Officer for major public corporations, had primary responsibility for risks related to information technology and security. As Senior Vice President of Quality and Operations with Medtronic Inc., held significant responsibility for operational risk management.

Other Public Directorships: • WellCare Health Plans, Inc. (since 2016) • Strategic Education, Inc. (formerly Cappella Education Company) (since 2015)

5

PROPOSAL ONE: Election of Directors

Elizabeth R. Gile
Age: 63 Director Since: 2010 KeyCorp Committee(s): • Risk (Chair) • Nominating and Corporate Governance

Biography:

In 2005, Ms. Gile retired from Deutsche Bank AG where she was Managing Director and the Global Head of the Loan Exposure Management Group since 2003. From 2007 to 2009, Ms. Gile was Managing Director and Senior Strategic Advisor to BlueMountain Capital Management, a hedge fund management company. Ms. Gile has been a director of Deutsche Bank Trust Corporation and Deutsche Bank Trust Company Americas since 2005 and a director of Watford Re Ltd. since 2017. Ms. Gile is a trustee and Secretary of the board of the Brooklyn Botanic Garden.

Select Qualifications and Experience:

•    A distinguished career in the banking, finance, and capital markets industries with leading global financial institutions. Significant roles with J.P. Morgan, Deutsche Bank AG, and Toronto Dominion Securities managing loan portfolios, capital markets, derivatives and corporate lending transactions, and credit research.

•    As Global Head of the Loan Exposure Management Group for Deutsche Bank AG, had global responsibility for managing the credit risk of loans and lending-related commitments, giving her experience in identifying, assessing, and managing risk exposures of a large, complex financial firm.

Ruth Ann M. Gillis
Age: 64 Director Since: 2009 KeyCorp Committee(s): • Risk

Biography:

From 2008 until her retirement in 2014, Ms. Gillis served as Executive Vice President and Chief Administrative Officer of Exelon Corporation, a publicly-held electric utility company. Ms. Gillis also served as President of Exelon Business Services Company, a subsidiary of Exelon Corporation. She served as a member of Exelon Corporation’s executive committee, pension investment committee, and the corporate risk management committee, and was a member of the Exelon Foundation Board. Prior to those roles, she served as Executive Vice President of Commonwealth Edison Company and as Chief Financial Officer of Exelon Corporation. Ms. Gillis is an honorary trustee of the University of Chicago Cancer Research Foundation, serves on the board of directors of the Lyric Opera of Chicago, and is a life trustee of the Goodman Theatre.

Select Qualifications and Experience:

•    Extensive finance, management, operational and risk management expertise and history of accomplishment and executive ability as Chief Administrative Officer and Chief Financial Officer of Exelon Corporation.

•    Significant experience leading complex organizations in highly-regulated industries such as banking, healthcare, and utilities.

Other Public Directorships: • Voya Financial Inc. (since 2015) • Snap-on Incorporated (since 2014) • Potlatch Corporation (2003–2013)

6

PROPOSAL ONE: Election of Directors

William G. Gisel, Jr.
Age: 66 Director Since: 2011 KeyCorp Committee(s): • Compensation and Organization (Chair) • Nominating and Corporate Governance

Biography:

Mr. Gisel is Chief Executive Officer of Rich Products Corporation, a global manufacturer and supplier of frozen foods with annual sales of approximately $3.5 billion. Rich Products Corporation is a leading supplier to the consumer products, food service, and bakery segment of the food industry internationally. Prior to becoming Chief Executive Officer in 2006, Mr. Gisel began his career at Rich Products Corporation as General Counsel and also spent four years at Philips, Lytle, LLC. Mr. Gisel is a member of the board of directors of the Grocery Manufacturers Association and Director and Chairman of the John R. Oishei Foundation.

Select Qualifications and Experience:

•    In various capacities with Rich Products Corporation, led the company’s expansion into foreign markets, including Asia, Africa, Europe, and Latin America. As President of Rich Products Corporation’s Food Group and its Chief Operating Officer, managed the international expansion of Rich Products Corporation through acquisitions and organic growth.

•    As Chief Executive Officer of Rich Products Corporation, responsible for directing the company’s overall strategy and its worldwide business operations. Has held positions of increasing responsibility with Rich Products Corporation, including as Chief Operating Officer and President of the company’s Food Group and Executive Vice President for International and Strategic Planning.

Other Public Directorships: • Moog Inc. (since 2012) • MOD-PAC CORP. (2002–2013)

Carlton L. Highsmith
Age: 67 Director Since: 2016 KeyCorp Committee(s): • Nominating and Corporate Governance • Risk

Biography:

Mr. Highsmith joined the Board in August 2016 in connection with the First Niagara merger. He was a member of the board of First Niagara since 2011, serving on the Governance/Nominating Committee and the Audit Committee. He previously served on the board of NewAlliance Bancshares from 2006 until it was acquired by First Niagara in 2011. He founded The Specialized Packaging Group (“SPG”) based in Hamden, Connecticut in 1983, and served as its President and Chief Executive Officer from 1983 to 2009. Mr. Highsmith is Vice Chairman of the board of trustees of Quinnipiac University, Chairman of the Connecticut Center for Arts & Technology, Treasurer of the National Center for Arts & Technology, a trustee of the Yale-New Haven Hospital System, and a trustee and Chairman of the Investment Committee of the Community Foundation for Greater New Haven. He previously served on the Federal Reserve Bank of Boston Community Development Advisory Council of New England.

Select Qualifications and Experience:

•    Successful corporate executive and entrepreneur with significant bank board experience, having served on the board of directors of both NewAlliance and First Niagara.

•    Under Mr. Highsmith’s leadership, SPG grew to become the largest minority owned, and 7th largest overall, manufacturer of paperboard packaging in North America before it merged with PaperWorks Industries in 2009.

7

PROPOSAL ONE: Election of Directors

Richard J. Hipple
Age: 66 Director Since: 2012 KeyCorp Committee(s): • Audit

Biography:

Mr. Hipple retired as Executive Chairman of Materion Corporation, a publicly-held manufacturer of highly engineered advanced materials and related services, in December 2017. Mr. Hipple previously served as Chairman of the Board and Chief Executive Officer of Materion Corporation from 2006 to 2017 and President from 2005 to 2017. Prior to that, Mr. Hipple served in the steel industry for 26 years in a number of capacities, including project engineer, strategic planning, supply chain management, operations, sales and marketing, and executive management. Mr. Hipple is Chairman of the board of trustees of the Cleveland Institute of Music.

Select Qualifications and Experience:

•    Extensive exposure to global commerce as former Chief Executive Officer of Materion Corporation, which serves customers in more than 50 countries and employs 2,500 people worldwide. Additionally, experience as a director at Ferro Corporation, Barnes Group Inc., and Luxfer Holdings PLC which represent manufacturing companies with leading technologies, broad international footprints, and market diversity. With significant experience in the oversight and management of financial risks, Mr. Hipple qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

•    Significant corporate governance and executive-level management experience, including as the Executive Chairman and President and Chief Executive Officer of Materion Corporation and as Chairman of the compensation committee of both Ferro Corporation and Luxfer Holdings PLC.

Other Public Directorships: • Luxfer Holdings PLC (since 2018) • Barnes Group Inc. (since 2017) • Ferro Corporation (2007–2018) • Materion Corporation (2006–2017)

Kristen L. Manos
Age: 59 Director Since: 2009 KeyCorp Committee(s): • Audit • Executive

Biography:

Ms. Manos is a partner with Sanderson Berry, a business strategy and advisory services firm. In 2014, Ms. Manos retired as President, Americas of Wilsonart LLC, the leading producer of high pressure decorative laminate products in North America. From 2004 to 2009, Ms. Manos served as President of Herman Miller North American Office and Executive Vice President of Herman Miller Inc., a global manufacturer and distributor of furnishings for a wide variety of professional and residential environments. Ms. Manos serves on the boards of two employee-owned companies, Columbia Forest Products, Inc. and Dexter Apache Holdings, Inc., and two private-equity-backed companies, C.H.I. Overhead Doors, LLC and Innovative Ergonomic Solutions LLC. She previously served on the board of International Relief and Development, where she also served as Interim Chief Executive Officer for four months in 2014. Ms. Manos is currently a director of the board of Kickstart International.

Select Qualifications and Experience:

•    As President, Americas, of Wilsonart LLC, responsible for the direction and operation of a $600 million organization, and led the company through its sale to a private equity firm. In prior roles as Executive Vice President and President of Herman Miller North American Office Environments, was responsible for the direction and operation of a $1.5 billion organization. Participated in corporate risk evaluation, risk management, and scenario planning for both Wilsonart and Herman Miller, as well as for Herman Miller clients related to their facilities.

•    During her tenure with Herman Miller, Inc., held responsibility for marketing and development where she established a branding strategy and a vertical selling strategy in education and healthcare. Responsible for high-level business strategy, development, and assessment as a partner with Sanderson Berry.

Other Public Directorships: • American Capital, Ltd. (2015–2017)

8

PROPOSAL ONE: Election of Directors

Beth E. Mooney
Age: 64 Director Since: 2010 KeyCorp Committee(s): • Executive (Chair)

Biography:

Ms. Mooney has been KeyCorp’s Chairman and Chief Executive Officer since May 1, 2011. She was elected President and Chief Operating Officer on November 18, 2010, and served in that role until she became Chairman and Chief Executive Officer. Ms. Mooney joined KeyCorp in 2006 as Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, Ms. Mooney served in a number of executive and senior finance roles with banks and bank holding companies including AmSouth Bancorp (where she served as Chief Financial Officer), Bank One Corporation, Citicorp Real Estate, Inc., Hall Financial Group, and Republic Bank of Texas/First Republic. Ms. Mooney is a member of The Clearing House, The Business Council, and the Bank Policy Institute, a board member of the Greater Cleveland Partnership, Catalyst, and the United Way of Greater Cleveland, a trustee and Treasurer of the board of the Musical Arts Association, and Vice Chair and a trustee of the Cleveland Clinic Foundation. On January 1, 2019, Ms. Mooney was appointed to a third one-year term as the Fourth Federal Reserve District’s representative on the Federal Advisory Council.

Select Qualifications and Experience:

•    Over 30 years of financial services experience in retail banking, commercial lending, and real estate financing with KeyCorp and other significant banking organizations across the United States. Significant executive and leadership experience in prior roles such as Chief Operating Officer of KeyCorp and Chief Financial Officer of AmSouth Bancorp.

•    As Chief Executive Officer and former Chief Operating Officer of KeyCorp, leads the operations of one of the largest financial service companies in the United States with nearly 20,000 employees. Provides critical insight on KeyCorp’s business and operations to the Board of Directors.

Other Public Directorships: • AT&T (since 2013)

Barbara R. Snyder
Age: 63 Director Since: 2010 KeyCorp Committee(s): • Compensation and Organization • Executive

Biography:

Ms. Snyder has been President of Case Western Reserve University, a private research university located in Cleveland, Ohio, since 2007. Prior to joining Case Western Reserve University, Ms. Snyder served as Executive Vice President and Provost of The Ohio State University (“OSU”). She served as a faculty member of OSU’s Moritz College of Law from 1998 to 2007. From 2000 to 2007, she held the Joanne W. Murphy/Classes of 1965 and 1973 Professorship at OSU. Ms. Snyder serves on the boards of several nonprofit organizations including the Greater Cleveland Partnership, the Ohio Business Roundtable, and Internet 2, a consortium of research organizations to develop networking and advanced technologies for research and education. She was Chair of the board and is currently a director of the Business-Higher Education Forum, an organization of senior business and higher education leaders dedicated to strengthening America’s competitiveness by partnering on workforce solutions, and is Chair of the board of the American Council on Education, which represents 1,800 colleges and universities.

Select Qualifications and Experience:

•    President of Case Western Reserve University, one of the nation’s leading universities and a major private research institution with significant focus on science, engineering, and technology. Since 2007, Case Western Reserve University has tripled undergraduate admissions applications, become twice as selective, and dramatically increased the academic quality of the entering class.

•    Under Ms. Snyder’s leadership, Case Western Reserve University has experienced unprecedented fundraising success, setting new records for annual attainment and reaching a $1.5 billion capital campaign goal one and a half years ahead of schedule, with a final attainment of $1.82 billion.

Other Public Directorships: • Progressive Insurance Corporation (since 2014)

9

PROPOSAL ONE: Election of Directors

David K. Wilson
Age: 64 Director Since: 2014 KeyCorp Committee(s): • Risk

Biography:

Until his retirement in January 2014, Mr. Wilson served in a variety of positions with the Office of the Comptroller of the Currency (“OCC”) over the course of a 32-year career, including as Examiner-In-Charge (“EIC”) of two global banks and in a number of policy focused roles. In 2009, Mr. Wilson transitioned from Large Bank EIC into policy work, initially as Senior National Bank Examiner and co-chair of the OCC’s National Risk Committee. In 2010, he was appointed Deputy Comptroller for Credit and Market Risk. He then briefly served as Senior Deputy Comptroller and Chief National Bank Examiner before returning to the field as an EIC. Mr. Wilson is an independent consultant focusing on bank regulatory and risk strategy matters. He is also a member of the board of directors of KeyBank National Association.

Select Qualifications and Experience:

• Significant bank regulatory and risk strategy expertise, including providing advice and counsel to the Comptroller of the Currency, testifying before Congress, developing policy, and regulatory rulemaking following the Dodd-Frank Act.

• Extensive experience and understanding of the financial services regulatory climate, including participating in the Financial Stability Oversight Council (“FSOC”), serving as the OCC representative on FSOC’s Systemic Risk Committee, and chairing the Federal Financial Institutions Examination Council Task Force on Supervision.

10

The Board of Directors and Its Committees

The Board of Directors and Its Committees

The Board is comprised of 12 independent directors, one member of management (Ms. Mooney), and one non-management, non-independent director (Mr. Crosby). Three of our directors have joined the Board since 2015, including two directors as a result of the First Niagara merger. The average tenure of our current Board members is approximately seven years.

Board Leadership Structure

Our Board is committed to independent Board leadership. The Board’s independent leadership and oversight responsibilities are realized through the guidance of our independent Lead Director, our independent Board committee chairs, and the full involvement of each of our independent directors. KeyCorp’s independent directors have elected Alexander M. Cutler as the Board’s independent Lead Director for 2019.

Among his specific responsibilities, the independent Lead Director:

•

presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent and non-management directors held after each regularly scheduled Board meeting;

•	serves as liaison between the Chairman and the independent and non-management directors;

•	approves Board meeting schedules as well as meeting materials and agendas for each full Board meeting and executive sessions of independent and non-management directors;

•	has the authority to call meetings of the independent and non-management directors or the full Board at any time;

•	participates in discussions with major shareholders regarding governance matters as part of KeyCorp’s proactive shareholder engagement;

•

is in frequent contact with the Chairman with respect to major issues and strategic opportunities before KeyCorp, and any significant actions contemplated by KeyCorp are discussed with the Lead Director at an early stage;

•	advises on the retention of independent consultants to the Board;

•	interviews all candidates for election to the Board;

•	oversees changes to the composition of Board committees;

•	assists the Board and management in assuring compliance with applicable securities laws and fiduciary duties to shareholders;

•	oversees initiatives to implement enhancements to KeyCorp’s governance policies and the Corporate Governance Guidelines;

•	serves as a focal point for independent Committee Chairs, providing guidance, coordination, and advice for the committees;

•	together with the Chair of the Compensation and Organization Committee, facilitates the evaluation of the performance of KeyCorp’s Chief Executive Officer; and

•	is available for additional duties as they may arise.

The Lead Director seeks input from independent and non-management directors during executive sessions with respect to items to be included on the agenda for each Board meeting and provides feedback from the independent and non-management directors while engaging in the agenda-building process.

Annually, the independent and non-management directors assess the effectiveness of the Lead Director and provide feedback on the performance of the Lead Director’s specified responsibilities. The formal evaluation process is conducted with the Lead Director excused from participation.

Each standing committee of the Board is chaired by an independent director and consists solely of independent directors. Our independent directors have extensive corporate governance and leadership experience, and many have significant public company experience. Three of our independent directors are or have been chief executive officers with public companies.

11

The Board of Directors and Its Committees

In 2011, the Board elected Beth Mooney as KeyCorp’s Chairman and Chief Executive Officer. The Board believes that KeyCorp has been well served by Ms. Mooney’s combined role as Chairman and Chief Executive Officer. Ms. Mooney’s combined leadership role has allowed her to set the overall tone and direction for KeyCorp, maintain consistency in the internal and external communication of our strategic and business priorities, and have primary responsibility for managing KeyCorp’s operations. Our many conversations between our directors and our shareholders regarding their views on Board leadership and independent oversight have confirmed our view that a strong, effective Lead Director, like Mr. Cutler, an independent Board, and independent key committees provide the independent leadership necessary to balance the combined Chairman and Chief Executive Officer role and, with the formal and informal mechanisms we have in place to facilitate the work of the Board and its committees, results in the Board effectiveness and efficiency that our shareholders expect.

The Board annually (or more often if a new Chief Executive Officer is selected) evaluates KeyCorp’s leadership structure to assess whether it remains appropriate for the Company, taking into account a variety of factors including KeyCorp’s size, the nature of its business, the regulatory framework in which it operates, and the leadership structure of its peers. Additionally, our Regulations provide the Board with flexibility to separate or combine the roles of Chairman and Chief Executive Officer as it deems necessary from time to time and on a case-by-case basis. The Board believes that a primary consideration for KeyCorp is that, as a large financial institution subject to significant regulation, KeyCorp must communicate swiftly and consistently with our stakeholders, including our regulators. We believe that swift and consistent communication is significantly furthered by KeyCorp’s leadership, through our Chairman and Chief Executive Officer, speaking as a single voice on behalf of both the Board and management.

Board and Committee Responsibilities

KeyCorp’s Board of Directors delegates various responsibilities and authority to its four standing committees: Audit, Nominating and Corporate Governance, Compensation and Organization, and Risk. The Board has also established an Executive Committee that serves the functions described on page 14 of this proxy statement. The committees regularly report on their activities and actions to the full Board. The Board, with the recommendation of the Nominating and Corporate Governance Committee and in consultation with the Lead Director, appoints the members of the committees, and has determined that each member of a standing committee is an independent director under New York Stock Exchange independence standards.

The Board held nine meetings during 2018. At every regularly-scheduled Board meeting, the independent and non-management members of the Board met in executive session (i.e., without Ms. Mooney or any other employee of KeyCorp present). The members of the Board attended, on average, approximately 96% of Board meetings and committee meetings held during 2018. No director attended less than 75% of such meetings. KeyCorp Board members are expected to attend the Annual Meeting of Shareholders, and all Board members serving at that time did so for the 2018 Annual Meeting of Shareholders.

12

The Board of Directors and Its Committees

The following describes the responsibilities and current membership of the standing committees of the Board and the number of times each committee met in 2018.

Audit Committee
Chair: Charles P. Cooley Other Members: H. James Dallas Richard J. Hipple Kristen L. Manos Number of Meetings in 2018: 14

Primary Responsibilities

•    Oversees the development of, and reviews, the financial information provided to KeyCorp’s shareholders

•    Is directly responsible for the appointment, compensation, retention, and oversight of our independent auditor, oversees the audit fees negotiations with our independent auditor, and has sole authority to approve audit fees

•    Has responsibility over all KeyCorp internal audit and credit risk review functions, financial reporting, legal matters, and fraud risk

•    Oversees any material examinations of KeyCorp and its affiliates conducted by federal, state, or other authorities, and may supervise and direct any other special projects or investigations the committee deems necessary

•    Together with the Risk Committee, oversees and reviews our allowance for loan and lease losses methodology and monitors operational risk, and

•    Serves as the audit committee for KeyCorp’s subsidiary, KeyBank National Association.

Independence

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Section 303A.02 of the New York Stock Exchange’s listing standards.

Audit Committee Financial Experts

The Board of Directors has determined that Mr. Cooley and Mr. Hipple each qualify as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance Committee
Chair: Alexander M. Cutler Other Members: Charles P. Cooley Elizabeth R. Gile William G. Gisel, Jr. Carlton L. Highsmith Number of Meetings in 2018: 6

Primary Responsibilities

•    Recommends to the Board nominees to stand for election as directors

•    Oversees the annual Board self-assessment process (including individual director self-assessments and the evaluation of the Lead Director), as well as KeyCorp’s policies and practices on significant issues of corporate social responsibility

•    Oversees corporate governance matters generally

•    Oversees and reviews KeyCorp’s directors’ and officers’ liability insurance program

•    Supports the Compensation and Risk Committees by facilitating a meeting of all independent Board committee Chairs to discuss the linkage between enterprise risk and compensation at KeyCorp, and

•    With the aid of market data, annually reviews and recommends to the Board a director compensation program that may include equity-based incentive compensation (no executive officer of KeyCorp has any role in determining the amount of director compensation, although the committee may seek assistance from our executive officers in designing equity compensation programs for directors).

13

The Board of Directors and Its Committees

Compensation and Organization Committee
Chair: William G. Gisel, Jr. Other Members: Bruce D. Broussard Alexander M. Cutler Barbara R. Snyder Number of Meetings in 2018: 7

Primary Responsibilities

•    Supports KeyCorp’s efforts to attract, retain, develop, and reward talent so that we can achieve our business objectives

•    Is responsible for overseeing the compensation of our senior executives, certain of our compensation programs, and our talent management and organizational development processes

•    Evaluates the competitiveness of our compensation programs and assesses the effectiveness of our leadership development and strategic hiring objectives

•   Oversees the process for developing, implementing, and administering succession planning for the Chairman and Chief Executive Officer and assesses succession planning for key executives

•    Approves the performance goals, performance objectives, and the compensation of our Chief Executive Officer and other senior executives and evaluates their performance relative to those goals and objectives

•    Establishes our overall compensation philosophy and oversees the implementation of this philosophy as it relates to our incentive compensation arrangements, including through approval of our incentive compensation policy

•    Is responsible for enforcing the compensation clawback policy

•    Appoints, directs, and oversees its independent advisors and performs additional duties described in its Charter, and

•    May delegate its authority to a subcommittee of its members and may allow limited delegations to management.

Independence

The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in Section 303A.02 of the New York Stock Exchange’s listing standards.

Further discussion of the Compensation Committee can be found beginning on page 24 of this proxy statement under the heading “Compensation Discussion and Analysis.”

Risk Committee
Chair: Elizabeth R. Gile Other Members: Ruth Ann M. Gillis Carlton L. Highsmith David K. Wilson Number of Meetings in 2018: 8

Primary Responsibilities

•    Is responsible for assisting the Board with strategies, policies, procedures, and practices relating to the assessment and management of KeyCorp’s enterprise-wide risks, including credit risk, market risk, liquidity risk, compliance risk, operational risk, and other risks

•    Plays a crucial role in overseeing KeyCorp’s capital adequacy and compliance with regulatory capital requirements

•    Reviews and approves KeyCorp’s capital plan and recommends share repurchase authorizations to the Board consistent with approved capital plans

•    May exercise such authority as the Board delegates in connection with the authorization, sale, and issuance by KeyCorp of debt and other equity securities, and

•    Together with the Audit Committee, oversees and reviews our allowance for loan and lease losses methodology.

The Board also has an Executive Committee, comprised of Ms. Mooney (Chair), Mr. Cooley, Mr. Cutler, Ms. Manos, and Ms. Snyder, which may exercise the authority of the Board, to the extent permitted by law, on any matter requiring Board or committee action between Board or committee meetings. The Executive Committee did not hold any meetings in 2018.

14

The Board of Directors and Its Committees

Board Oversight of Risk

Our Board leadership and committee structure supports the Board’s risk oversight function. Generally, each Board committee oversees the following risks:

•

The Risk Committee has primary oversight responsibility for enterprise-wide risk at KeyCorp, including credit risk, market risk, liquidity risk, compliance risk, operational risk (including cybersecurity), as well as reputational and strategic risks, and oversight of the actions taken to mitigate these risks.

•	The Audit Committee has primary oversight responsibility for internal audit, financial reporting, legal matters, and fraud risk.

•	The Compensation Committee has primary oversight responsibility for risks related to KeyCorp’s compensation policies and practices.

•	The Nominating and Corporate Governance Committee has primary oversight responsibility for significant issues of corporate social responsibility.

The Audit and Risk Committees jointly oversee and review the allowance for loan and lease losses methodology and monitor operational risk.

The committees receive, review, and evaluate management reports on risk for their areas of risk oversight. At each Board meeting, the Chair of each Board committee reports to the full Board on risk oversight issues.

Our Board structure enables the Board to exercise vigorous oversight of key issues relating to management development, succession and compensation, compliance and integrity, corporate governance, cybersecurity, and company strategy and risk. With respect to risk, the Board oversees that Key’s risks are managed in a manner that is effective and balanced and adds value for Key’s shareholders. The Board understands Key’s risk philosophy, approves Key’s risk appetite, inquires about risk practices, reviews the portfolio of risks, compares the actual risks to the risk appetite, and is apprised of significant risks, both current and emerging, and determines whether management is responding appropriately. With respect to risk and other areas that it oversees, the Board challenges management and promotes accountability.

KeyCorp has formed a senior level management committee, the Enterprise Risk Management Committee (“ERM Committee”), consisting of Ms. Mooney and other senior officers at KeyCorp, including KeyCorp’s Chief Risk Officer. The ERM Committee meets weekly and is central to ensuring that the corporate risk profile is managed in a manner consistent with KeyCorp’s risk appetite. The ERM Committee also is responsible for implementation of KeyCorp’s Enterprise Risk Management Policy that encompasses KeyCorp’s risk philosophy, policy framework, and governance structure for the management of risks across the entire company. The Risk Committee of the Board oversees KeyCorp’s risk management program, including the ERM Committee. The Board of Directors approves the Enterprise Risk Management Policy and sets the overall level of risk KeyCorp is willing to accept and manage in pursuit of its strategic objectives.

Oversight of Compensation-Related Risks

KeyCorp’s compensation program is designed to offer competitive pay for performance, aligned with KeyCorp’s short- and long-term business strategies, approved risk appetite and defined risk tolerances, and shareholders’ interests. Reviews of KeyCorp’s compensation plans by the Compensation Committee and KeyCorp management did not identify any plan that was reasonably likely to have a material adverse impact on KeyCorp or that would incentivize excessive risk-taking. The Compensation Committee also reviewed KeyCorp’s compensation plans to monitor compliance with KeyCorp’s risk management tolerances and safety and soundness requirements.

KeyCorp has a well-developed governance structure for its incentive compensation programs, including roles for the Board of Directors, senior management, lines of business and control functions. The Board oversees KeyCorp’s incentive compensation programs, primarily through the Compensation Committee, with additional input and guidance from its Nominating and Corporate Governance, Risk, and Audit Committees. In addition to directly approving compensation decisions for senior executives, the Compensation Committee also approves KeyCorp’s overall Incentive Compensation Policy and Program so that KeyCorp’s incentive compensation practices remain in alignment with KeyCorp’s risk management practices. KeyCorp’s Incentive Compensation Policy and Program are intended to enhance KeyCorp’s risk management practices by rewarding appropriate risk-based performance.

We maintain a detailed and effective strategy for implementing and executing incentive compensation arrangements that provide balanced risk-taking incentives. KeyCorp’s incentive compensation arrangements are designed, monitored, administered, and tested by a multidisciplinary team drawn from various areas of KeyCorp, including Risk Management. This

15

The Board of Directors and Its Committees

team is charged with seeing that our incentive compensation arrangements align with risk management practices and support the safety and soundness of the organization. From initial plan design to individual awards, KeyCorp’s program incorporates sound compensation principles and risk-balancing at every stage of the incentive compensation process, including:

•	the identification of employees who have the ability to influence or control material risk;

•	the use of risk-balancing mechanisms across all incentive plans that take into account the primary risks associated with employee roles;

•	the deferral of incentive compensation to balance risk and align an employee’s individual interests with KeyCorp’s future success and safety and soundness;

•	the development of clawback policies and procedures to recoup certain incentive compensation paid to employees in the event of certain risk-based events; and

•

the annual assessment of risk-balancing features, the degree to which selective plan design features affect risk-taking, the alignment of incentive metrics with business objectives, the overall competitiveness of the pay opportunity, the participation of control functions, and the effectiveness of monitoring and administration of the plans.

Director Independence

The Board of Directors has determined that all members of the Board of Directors (i.e., Mss. Gile, Gillis, Manos, and Snyder, and Messrs. Broussard, Cooley, Cutler, Dallas, Gisel, Highsmith, Hipple, and Wilson), other than Ms. Mooney and Mr. Crosby, are independent directors and independent for purposes of the committees on which they serve. Additionally, the Board of Directors previously determined that Austin A. Adams and Demos Parneros, who served as directors until their retirements on May 10, 2018 and July 11, 2018, respectively, were independent. These determinations were made after reviewing the relationship of these individuals to KeyCorp in light of KeyCorp’s Standards for Determining Independence of Directors and the independence requirements of the New York Stock Exchange. Due to Mr. Crosby’s former position as Chief Executive Officer of First Niagara, the Board determined that Mr. Crosby is not an independent director.

To determine the independence of the members of the Board, the Board considered certain transactions, relationships, or arrangements between those directors, their immediate family members, or their affiliated entities, on the one hand, and KeyCorp or one or more of its subsidiaries, on the other hand. Certain directors, their respective immediate family members, and/or affiliated entities have banking relationships with Key, such as consumer banking products or credit relationships. In addition, an affiliated entity of one of the directors received a charitable contribution from Key.

The Board determined that all of these transactions, relationships, or arrangements were made in the ordinary course of business, were made on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party, were not criticized or classified, non-accrual, past due, restructured or a potential problem, complied with applicable banking laws, were immaterial, and did not otherwise impair any director’s independence. Additionally, during the last three fiscal years, there were no transactions between KeyCorp and any affiliated entities of the directors under which payments made or received exceeded 1% of the consolidated gross revenue of either KeyCorp, on the one hand, or the affiliated entity, on the other hand.

Related Party Transactions

Any transaction, relationship, or arrangement with KeyCorp or its subsidiaries in which a KeyCorp director, executive officer, or other related person has a direct or indirect material interest is subject to KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons. The Nominating and Corporate Governance Committee is responsible for applying the policy and uses the following factors identified in the policy in making its determinations:

•	whether the transaction conforms to KeyCorp’s Code of Ethics and Corporate Governance Guidelines and is in KeyCorp’s best interests;

•	whether the transaction is entered into in the ordinary course of KeyCorp’s business;

•	whether the terms of the transaction are comparable to terms that could be obtained in arms’ length dealings with an unrelated third party;

•	whether the transaction must be disclosed under Item 404 of Regulation S-K under the Exchange Act; and

•	whether the transaction could call into question the independence of any of KeyCorp’s non-employee directors.

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The Board of Directors and Its Committees

The policy provides exceptions for certain transactions, including those available to all KeyCorp employees generally, those involving compensation or indemnification of executive officers or directors authorized by the Board of Directors or one of its committees, those involving the reimbursement of routine business expenses, and those occurring in the ordinary course of business.

  Banking and Credit Transactions with KeyCorp Executive Officers and Directors

From time to time during 2018, many of our directors and executive officers and some of their immediate family members and affiliated entities had deposit or credit relationships with KeyBank National Association (“KeyBank”) or other KeyCorp subsidiaries in the ordinary course of business. Additional transactions and banking relationships may continue in the future.

First Niagara Bank, National Association, which has since merged into KeyBank, previously made a residential mortgage loan to an immediate family member of Mr. Crosby under First Niagara’s loan program for employees, which included an interest rate discount. At December 31, 2018, the amount outstanding on the loan to Mr. Crosby’s immediate family member was $178,171.27, and the largest amount outstanding on the loan during 2018 was $183,841.62. The amount of principal and interest paid during 2018 was $10,897.92, and the amount of interest payable during the remainder of the loan is $71,107.57.

All other credit relationships with our directors, executive officers, and other related persons were made in the ordinary course of business on substantially the same terms, including interest rate and collateral terms, as those prevailing at the time for comparable transactions with unrelated third parties and did not present heightened risks of collectability or other unfavorable features to KeyCorp or its subsidiaries.

Additionally, loans and extensions of credit by KeyBank to our directors, executive officers, and their related interests were made in compliance with Regulation O under federal banking law and KeyBank’s related policies and procedures. In addition to satisfying the standard set forth in the preceding paragraph, our Regulation O policies and procedures require that:

•	the amount of credit extended does not exceed individual and aggregate lending limits, depending upon the identity of the borrower and the nature of the loan; and

•	any extension of credit in excess of $500,000 be approved by the Board of Directors of KeyBank.

Shareholder Engagement

In order for management and the Board to better understand and consider shareholders’ perspectives, we regularly communicate with our shareholders, including to solicit and discuss their views on governance, executive compensation and other matters. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the Company and our shareholders.

In October 2018, KeyCorp hosted an investor day in New York City for institutional investors and equity analysts. Key’s leadership team highlighted our strategy, the progress we’ve made in transforming our business, and how the company is positioned for growth. Additionally, throughout 2018, members of management and our independent Lead Director participated in discussions with a number of institutional shareholders, including many of our largest shareholders. Overall, participating investors expressed support for the Company’s governance and compensation practices. Feedback received during these meetings was presented to and discussed by the Nominating and Corporate Governance Committee, Compensation Committee and, as appropriate, other Board committees and the entire Board.

After considering feedback received from shareholders in recent years, we:

•

intend to amend the Regulations to adopt a meaningful proxy access right for shareholders reflecting terms described in Proposal Six of this proxy statement (subject to the approval by our shareholders of Proposal Six);

•	formalized additional responsibilities for the independent Lead Director and added disclosure about the Lead Director’s activities (see page 11 of this proxy statement);

•	formalized an annual evaluation of the Lead Director and incorporated the evaluation process in our Corporate Governance Guidelines;

•	increased our website disclosure with respect to our political spending and activity;

•	enhanced our public disclosures about employee diversity and pay equity;

•	provided additional disclosure about the Audit Committee’s oversight and engagement of the independent auditor in the Audit Committee Report at page 55 in this proxy statement; and

•	created a robust summary (at pages i to iv in this proxy statement) and enhanced our Compensation Discussion and Analysis that begins at page 24 in this proxy statement.

17

The Board of Directors and Its Committees

In addition, our Chief Executive Officer, Chief Financial Officer, Director of Investor Relations, and other members of our senior management team receive regular feedback from the investment community—through investor visits, meetings, and conferences—regarding our strategy, financial results, and other topics of interest, and regularly brief our Board on this feedback.

Director Education

Throughout the year, our directors participate in continuing education activities and receive educational materials on a wide variety of topics (including, corporate governance, the financial services industry, cybersecurity, executive compensation, risk management, finance, and accounting). Annually, the Board holds director education sessions focusing on topics suggested by the directors at the November meeting of the Board and its committees. From time to time, our directors may also attend seminars and other educational programs at KeyCorp’s expense. These educational opportunities provide our directors with timely updates on best practices among our peers and in the general marketplace and further supplement our directors’ significant business and leadership experiences.

Communication with the Board

Interested parties may submit comments about KeyCorp to the directors in writing at KeyCorp’s headquarters at 127 Public Square, Cleveland, Ohio 44114. Correspondence should be addressed to “Lead Director, KeyCorp Board of Directors, care of the Secretary of KeyCorp” and marked “Confidential.”

Interested parties wishing to communicate with the Audit Committee regarding accounting, internal accounting controls, or auditing matters may directly contact the Audit Committee by mailing a statement of their comments and views to KeyCorp at its corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. Such correspondence should be addressed to “Chair, Audit Committee, KeyCorp Board of Directors, care of the Secretary of KeyCorp” and should be marked “Confidential.”

18

Corporate Governance Documents

Corporate Governance Documents

The KeyCorp Board of Directors’ Committee Charters, KeyCorp’s Corporate Governance Guidelines, KeyCorp’s Code of Ethics, KeyCorp’s Standards for Determining Independence of Directors, KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons, KeyCorp’s Corporate Responsibility Report, and KeyCorp’s Statement of Political Activity for 2018 are all posted on KeyCorp’s website: www.key.com/ir. Copies of these documents will be delivered, free of charge, to any shareholder who contacts KeyCorp’s Investor Relations Department at (216) 689-4221.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines (the “Guidelines”) that detail the Board’s corporate governance duties and responsibilities, many of which are described herein. The Guidelines take into consideration, and are reviewed annually and updated periodically to reflect, best practices in corporate governance and applicable laws and regulations. The Guidelines address a number of matters applicable to directors (such as director qualification standards and independence requirements, share ownership guidelines, and succession planning and management) and management (such as stock ownership guidelines for management and procedures for the annual evaluation of our Chief Executive Officer).

Code of Ethics

We are committed to the highest standards of ethical integrity. Accordingly, the Board of Directors has adopted a Code of Ethics for all of KeyCorp’s (and its subsidiaries’) employees, officers, and directors, which was last amended in July 2018. We will promptly disclose any waiver or amendment to our Code of Ethics for our executive officers or directors on our website. Our Code of Ethics ensures that each employee, officer, and director understands the basic principles that govern our corporate conduct and our core values of Teamwork, Respect, Accountability, Integrity, and Leadership.

Statement of Political Activity

An important part of our commitment to our community includes active participation in the political and public policy process that impacts the lives of our customers, shareholders, and business. As a large financial institution, our business is highly regulated at the federal, state, and local levels. We believe it is critically important to take a constructive role in the political process that will shape the future of business, our industry, and our community.

The Nominating and Corporate Governance Committee of the Board meets annually with a member of KeyCorp’s Government Relations team to review KeyCorp’s policies and practices regarding political contributions. Policies and practices reviewed by the Nominating and Corporate Governance Committee include KeyCorp’s policies regarding doing business with public entities, the Government Relations pre-approval process for ballot issue support and the KeyCorp Advocates Fund (political action committee) annual report.

Corporate Responsibility Report

Our purpose is to help our clients and communities thrive, which we drive through our commitment to responsible banking, responsible citizenship, and responsible operations. We are more focused than ever on participating in the economic expansion, revitalization, and resurgence of the communities we so proudly serve, as well as helping to strengthen the financial wellness of every client. Beyond traditional banking, we do this best through philanthropy, community development, sustainability, and diversity and inclusion.

The Nominating and Corporate Governance Committee of the Board oversees KeyCorp’s policies and practices on significant issues of corporate social responsibility. Detailed information regarding KeyCorp’s (and its subsidiaries’) and the KeyBank Foundation’s corporate responsibility priorities and progress can be found in our annual Corporate Responsibility Report. We use the Global Reporting Initiative (GRI) framework to provide transparent disclosure of Key’s most significant areas of impact in a manner comparable with peers and industry benchmarks.

19

Ownership of KeyCorp Equity Securities

Ownership of KeyCorp Equity Securities

The following table reports the number of KeyCorp equity securities that were beneficially owned by the directors of KeyCorp, the Named Executive Officers, and all directors, nominees for director and all executive officers of KeyCorp as a group, and each person reported to us to beneficially own more than 5% of our common shares. Beneficially-owned KeyCorp equity securities include directly or indirectly owned KeyCorp common shares and any KeyCorp common shares that could be acquired within 60 days of the record date through the exercise of an option or through the vesting or distribution of deferred shares. The column “Other Deferred Shares Owned” reports the number of deferred shares owned that will not vest or be distributed within 60 days of the record date.

This information is provided as of the record date, March 29, 2019.

Name	Common Shares	Options (1)	Deferred Shares (2)(3)(4)	Total Beneficial Ownership (5)	Total Beneficial Ownership as a % of Outstanding Common Shares (6)		Other Deferred Shares Owned (2)(3)(4)	Combined Beneficial Ownership and Other Deferred Shares Owned (5)
Bruce D. Broussard	15,724	—	8,313	24,037	—		6,070	30,107
Charles P. Cooley	25,005	—	3,036	28,040	—		84,811	112,851
Gary M. Crosby	536,989	—	6,590	543,579	—		—	543,579
Alexander M. Cutler	175,769	—	—	175,769	—		57,453	233,222
H. James Dallas	98,791	—	11,349	110,140	—		0	110,140
Elizabeth R. Gile	28,213	—	8,313	36,526	—		36,836	73,362
Ruth Ann M. Gillis	95,412	—	—	95,412	—		50,245	145,657
William G. Gisel, Jr.	17,900	—	—	17,900	—		64,020	81,920
Christopher M. Gorman	411,221	695,831	—	1,107,052	—		280,314	1,387,366
Carlton L. Highsmith	61,125	9,515	6,590	77,230	—		—	77,230
Richard J. Hipple	23,845	—	7,794	31,639	—		29,810	61,449
Donald R. Kimble	318,725	129,279	—	448,004	—		166,178	614,183
Kristen L. Manos	78,258	—	—	78,258	—		105,161	183,418
Mark W. Midkiff	12,458	—	—	12,458	—		60,474	72,932
Beth E. Mooney	1,230,630	1,196,748	—	2,427,378	—		495,921	2,923,298
Andrew J. “Randy” Paine III	229,036	183,573	—	412,609	—		208,640	621,249
Barbara R. Snyder	14,666	—	—	14,666	—		99,791	114,457
David K. Wilson	18,224	—	4,759	22,983	—		13,178	36,161
All directors and executive officers as a group (29 persons)	4,750,161	2,944,926	56,744	7,751,830	—		2,467,574	10,219,404
The Vanguard Group (7)	115,800,986	—	—	115,800,986	[	]%
BlackRock, Inc. (8)	69,532,636	—	—	69,532,636	[	]%
J.P. Morgan Chase & Co. (9)	52,334,060	—	—	52,334,060	[	]%

(1)	This column includes options (including in-the-money and out-of-the-money options) to acquire KeyCorp common shares exercisable on or within 60 days of March 29, 2019.

(2)

Deferred shares issued under the prior KeyCorp Directors’ Deferred Share Plan or the current Directors’ Deferred Share Sub-Plan to the KeyCorp 2013 Equity Compensation Plan (the “Directors’ Deferred Share Sub-Plan”) are payable three years from their award date, one-half in cash and one-half in common shares, or immediately if a director separates from the Board for any reason prior to the third anniversary of the award. A director may elect to defer the payment of all or some of his or her deferred shares beyond the third anniversary of the award date (“Further Deferred Shares”). In that case, the Further Deferred Shares will be distributed entirely in

20

Ownership of KeyCorp Equity Securities

common shares on (and only on) the deferral date selected by the director. Deferred shares payable in common shares (other than Further Deferred Shares) are included in the column “Deferred Shares” because they may be distributed to the director as common shares immediately upon separation from the Board. Further Deferred Shares, and directors’ fees that have been deferred under the Directors’ Deferred Share Sub-Plan or, previously, the KeyCorp Second Directors’ Deferred Compensation Plan, are included in the column “Other Deferred Shares Owned” because they are only payable on the deferral date selected by the director, which is not on or within 60 days of March 29, 2019 for any director. Deferred shares payable in cash are not reflected in this table. For more information, please see “Directors’ Compensation” on page 51 of this proxy statement.

(3)

The column “Deferred Shares” includes deferred shares, performance units, and restricted stock units held by executive officers that will be payable in KeyCorp common shares on or within 60 days of March 29, 2019. Deferred shares, performance units, and restricted stock units payable in common shares to executive officers, but not on or within 60 days of March 29, 2019, are reported in the column “Other Deferred Shares Owned.” Performance units are subject to vesting based on the achievement of certain performance goals, as discussed in the Compensation Discussion and Analysis beginning on page 24 of this proxy statement. The number of performance units set forth in these columns reflects a “target” amount of performance units determined for each executive officer on the grant date. The number of performance units that ultimately vest as common shares for each executive officer may be higher or lower depending upon actual performance relative to the performance goals at the end of the measurement period.

(4)

Deferred shares, performance units, and restricted stock units payable in common shares do not have common share voting rights or investment power until the shares or units have been distributed as common shares in accordance with the plan or agreement under which they were granted or awarded.

(5)	Totals may not foot due to rounding.

(6)

No director or executive officer beneficially owns (and collectively all 29 directors and executive officers do not beneficially own) common shares, and options, deferred shares, performance units, and restricted stock units payable in common shares on or within 60 days of March 29, 2019, totaling more than 1% of the outstanding common shares of KeyCorp. The percentages set forth in this column for the holders of more than 5% of our common shares appear as reported by each such holder to the Securities and Exchange Commission on Schedules 13G, as discussed below.

(7)

Based solely upon information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the Securities and Exchange Commission on February 11, 2019. Vanguard reported that it owned beneficially 115,800,986 common shares, held sole voting power over 1,213,586 common shares, held sole power to dispose or to direct the disposition of 114,385,762 common shares, held shared voting power over 214,068 common shares, and held shared power to dispose or to direct the disposition of 1,415,224 common shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 892,452 common shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 830,497 common shares as a result of its serving as investment manager of Australian investment offerings. The reported address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)

Based solely upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”), for itself and on behalf of various subsidiaries identified therein, with the Securities and Exchange Commission on February 6, 2019. BlackRock reported that it owned beneficially 69,532,636 common shares, held sole power to dispose or to direct the disposition of 69,532,636 common shares, and held sole power to vote or direct the voting power over 60,842,357 common shares. Each of the following entities has been identified by BlackRock as a direct or indirect subsidiary that beneficially owns KeyCorp common shares: BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; BlackRock (Singapore) Limited; and BlackRock Fund Managers Ltd. The reported address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(9)

Based solely upon information contained in the Schedule 13G filed by J.P. Morgan Chase & Co. (“JP Morgan”), for itself and on behalf of various subsidiaries identified therein, with the Securities and Exchange Commission on February 13, 2019. JP Morgan reported that it owned beneficially 52,334,060 common shares, held sole power to dispose or to direct the disposition of 51,580,509 common shares, held sole power to vote or direct the voting power over 42,803,288 common shares, held shared voting power over 472,453 common shares, and held shared power to dispose or to direct the disposition of 743,670 common shares. Each of the following entities has been identified by JP Morgan as a direct or indirect subsidiary that beneficially owns KeyCorp common shares: J.P. Morgan Investment Management Inc.; JPMorgan Chase Bank, National Association; JPMorgan Asset Management (UK) Limited; J.P. Morgan International Bank Limited; J.P. Morgan (Suisse) SA; J.P. Morgan Trust Company of Delaware; J.P. Morgan Securities LLC; and J.P. Morgan Private Investments Inc. The reported address of JP Morgan is 270 Park Avenue, New York, NY 10017.

21

Ownership of KeyCorp Equity Securities

Executive Officer and Director Equity Ownership Guidelines

KeyCorp’s Corporate Governance Guidelines state that, by the fifth anniversary of his or her election to the Board or as an officer of KeyCorp: (i) each non-employee director should own KeyCorp equity securities with a value at least equal to five times KeyCorp’s non-employee director annual retainer, including at least 1,000 directly-owned KeyCorp common shares; (ii) the Chief Executive Officer should own KeyCorp equity securities with a value at least equal to six times her base salary, including at least 10,000 directly-owned KeyCorp common shares; (iii) the senior executives who are members of KeyCorp’s Management Committee should own KeyCorp equity securities with a value at least equal to three times his or her base salary, including at least 5,000 directly-owned KeyCorp common shares; and (iv) other senior executives should own KeyCorp equity securities with a value at least equal to two times his or her base salary, including at least 2,500 directly-owned KeyCorp common shares. For more information, please see our Compensation Discussion and Analysis beginning on page 24 of this proxy statement.

Pledging and Speculative Trading of KeyCorp Securities

Our insider trading policy restricts our employees, officers and directors from engaging in speculative trading transactions (including hedging transactions, such as the use of prepaid variable forwards, equity swaps, collars, or exchange funds) involving KeyCorp securities and from pledging KeyCorp securities. During 2018, no director or executive officer pledged as collateral or engaged in speculative trading with respect to any KeyCorp securities.

Section 16(a) Beneficial Ownership Reporting Compliance

KeyCorp’s directors, executive officers, and beneficial owners of more than 10% of any class of equity securities of KeyCorp are required to report their initial ownership and certain changes in ownership of KeyCorp securities to the Securities and Exchange Commission. The Securities and Exchange Commission has established certain due dates and requirements for these reports. Based upon our review of records received by KeyCorp and written representations from the directors and executive officers, KeyCorp knows of no director, executive officer, beneficial owner of more than 10% of any class of equity securities of KeyCorp who failed to timely file any report required to be filed during 2018.

Equity Compensation Plan Information

KeyCorp is authorized to issue its common shares under the KeyCorp 2013 Equity Compensation Plan (the “2013 Plan”) and the KeyCorp Amended and Restated Discounted Stock Purchase Plan (the “DSP Plan”). KeyCorp is no longer authorized to issue its common shares under, but still has awards outstanding under: (i) the KeyCorp 2010 Equity Compensation Plan (the “2010 Plan”); (ii) the KeyCorp Deferred Equity Allocation Plan; (iii) the KeyCorp Directors’ Deferred Share Plan; and (iv) the KeyCorp 2004 Equity Compensation Plan (the “2004 Plan”).

Shareholders approved the 2013 Plan at the 2013 Annual Meeting of Shareholders. At December 31, 2018, 24,147,422 common shares remained available for future issuance under the 2013 Plan. Shareholders approved the DSP Plan in 2003. At December 31, 2018, 1,467,162 common shares remained available for future issuance under the DSP Plan.

The following table provides information about KeyCorp’s equity compensation plans as of December 31, 2018:

	(a)	(b)	(c)
Plan Category	Securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options, warrants and rights ($)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(2)
Equity compensation plans approved by security holders (1)	8,000,502	11.89	25,614,584
Equity compensation plans not approved by security holders (3)	—	—	—
Total	8,000,502	11.89	25,614,584

(1)

The table does not include 17,107,661 unvested shares of time-lapsed and performance-based restricted stock awarded under the 2013 Plan, the 2010 Plan, and the 2004 Plan, and 286,561 unvested shares of time-lapsed restricted stock grants assumed in connection with the First Niagara merger in 2016. These unvested restricted shares were issued when awarded and consequently are included in KeyCorp’s common shares outstanding.

22

Ownership of KeyCorp Equity Securities

(2)

The Compensation Committee of the Board has determined that KeyCorp may not grant options to purchase KeyCorp common shares, shares of restricted stock, or other share grants under its long-term compensation plans in an amount that exceeds six percent of KeyCorp’s outstanding common shares in any rolling three-year period.

(3)

The table does not include outstanding options to purchase 95,833 common shares assumed in connection with the First Niagara merger in 2016. At December 31, 2018, these assumed options had a weighted-average exercise price of $13.60 per share. No additional options may be granted under the plan that governs these options.

More information about these awards can be found in Note 16 (“Stock-Based Compensation”) to the Consolidated Financial Statements beginning on page 149 of our Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”), which was filed with the Securities and Exchange Commission on February 25, 2019.

23

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the pay of our “Named Executive Officers” listed below, along with their titles as of December 31, 2018:

Beth E. Mooney	Andrew J. “Randy” Paine III
Chairman and Chief Executive Officer	Co-Head, Key Corporate Bank

Donald R. Kimble	Mark W. Midkiff
Chief Financial Officer and Vice Chairman	Chief Risk Officer

Christopher M. Gorman
President of Banking and Vice Chairman

Additional information on the compensation of our Named Executive Officers can be found in the 2018 Summary Compensation Table on page 39 of this proxy statement.

The contents of the Compensation Discussion and Analysis are organized as follows:

Overview of 2018 Performance	24

Objectives of Our Compensation Program	24

Elements of Our Pay Program	27

Total Pay of Our Named Executive Officers	31

Alignment of Pay and Performance	33

Other Elements of Compensation	34

How We Make Pay Decisions	35

Overview of 2018 Performance

2018 was a successful year as we continue to grow, invest for our future, and deliver on our financial commitments. We continue to deliver results and drive shareholder returns through sound, profitable growth across our franchise, while effectively managing risk and capital. We believe that Key’s distinctive business model, targeted scale and focused execution position us to outperform. Highlights of 2018 performance include:

•

The sixth consecutive year of positive operating leverage, driven by record full year revenue and all-time high revenue in several fee-based businesses, including investment banking and debt placement.

•	Achievement of a meaningful increase in earnings per share (“EPS”) compared to 2017.

•	Reduction in our cash efficiency ratio to approach our long-term targeted range.

•	Meaningful improvement from the prior year in our return on tangible common equity ratio.

The Compensation Committee considered Key’s performance with respect to these financial metrics and strategic objectives when evaluating the performance of our Named Executive Officers and establishing 2018 pay.

Objectives of Our Compensation Program

Our success depends on the ability to attract, retain, motivate, and develop our people. Competition for talent in our business is ongoing, and we make investments to hire and retain the people we need to serve our customers. Our compensation program is designed to reward employees based on performance, be informed by the market, and align with the interests of our shareholders and the expectations of regulators.

24

Compensation Discussion and Analysis

  Compensation Philosophy

Our compensation philosophy is organized around the following three principles:

Our Principles...	How they are applied...

Pay decisions are based on Key’s performance, business unit performance, and individual performance—as assessed by our Chairman and Chief Executive Officer and the relevant committee of our Board (or, in the case of our Chairman and Chief Executive Officer, by the Compensation Committee with input from the full Board);

We emphasize variable and performance-based compensation: Only 14% of the average pay opportunity for our Named Executive Officers is delivered as base salary.

We deliver pay in a way that reinforces focus on balancing short- and long-term financial performance objectives; and

We require executive officers to satisfy robust levels of deferral: While we manage to “total pay” opportunity (i.e., the sum of base salary and incentives) when making pay decisions, we require that at least 60% of the annual “total incentive” (the sum of the annual incentive paid and the value of long-term incentives granted in a particular year) of the Chairman and Chief Executive Officer (and at least 50% for the other Named Executive Officers) be deferred over a multi-year period and subject to risk-adjustment, as described in more detail below.

We support sustainable performance with policies that focus on prudent risk-taking and the balance between risk and reward.

We balance compensation risk and reward through a robust governance process overseen by the Compensation Committee: We design our compensation programs to appropriately balance risk and reward and regularly monitor these programs to determine whether they create incentives that encourage risk-taking outside of our risk tolerances. The Compensation Committee:

•    May decrease funding for our performance-based incentive plans by as much as 100% based on our Enterprise Risk Management dashboard or the occurrence of any risk event that warrants such an adjustment.

•    Considers each Named Executive Officer’s scorecard performance—including individual risk performance—before approving any performance-based incentive award.

•    May forfeit, offset, reduce, or claw back any Named Executive Officer’s deferred incentives based on the actual risk-related outcomes of each executive’s performance on which the award is based.

25

Compensation Discussion and Analysis

  Compensation Governance Best Practices

We support our compensation program with a number of best practices in governance and executive compensation. In addition, the Compensation Committee regularly evaluates our compensation practices in light of feedback that may be provided by our shareholders or shareholder advisory firms.

What We Do:	What We Don’t Do:

✓  Impose Robust Stock Ownership Guidelines ranging from six times base salary for our Chairman and Chief Executive Officer, with a minimum direct ownership requirement of 10,000 common shares, to three times base salary for our other executive officers, with a minimum direct ownership requirement of 5,000 common shares. As of February 28, 2019, four out of five Named Executive Officers, including the Chairman and Chief Executive Officer, satisfied his or her share ownership requirements. The one Named Executive Officer who did not satisfy the ownership guidelines joined Key in 2018. Executives are encouraged to meet ownership guidelines within three years and are required to comply within five years.

✓  Subject Shares to Post-Vesting Holding Requirements, so that each Named Executive Officer must hold the net shares acquired upon vesting of equity awards until he or she satisfies our share ownership guidelines. Further, our insider trading policy requires that our Chairman and Chief Executive Officer notify the Chair of the Compensation Committee before she engages in any discretionary transactions involving our shares and the Compensation Committee previously adopted a policy recommending against the use of so-called “10b5-1” trading plans for our executive officers.

✓  Maintain “Double Trigger” Change of Control Agreements, meaning that severance benefits are due, and equity awards that are assumed in a change of control transaction vest, only if a senior executive experiences a qualifying termination of employment in connection with a change of control. This requirement is intended to prevent senior executives from receiving change of control benefits without a corresponding loss of employment.

✓  Use Tally Sheets annually for our Named Executive Officers, which include a review of the estimated value of severance payments, the accumulated value of vested and unvested equity awards, and retirement benefits. The Compensation Committee also reviews the levels and types of compensation provided to executive officers in similar positions at companies in our Peer Group. This practice allows the Compensation Committee to evaluate the total compensation package provided to these employees and consider the impact of isolated adjustments or incremental changes to specific elements of compensation.

✓  Review Share Utilization regularly, including overhang levels and run-rates, and maintain share utilization levels well within industry norms.

✓  Use an Independent Consultant Retained by the Compensation Committee to assist in developing and reviewing our executive compensation strategy and program. The Compensation Committee, with the assistance of the independent consultant, regularly evaluates our executive compensation program in light of the compensation practices of our Peer Group to confirm that our compensation programs are consistent with market practice.

×    No Employment Agreements for any executive officer, including any Named Executive Officer.

×    No Tax Gross-Ups on change of control payments or for perquisites, other than on relocation benefits provided to certain senior-level employees upon hire.

×   No Active SERPs, as our executive pension plans were frozen in 2009. No Named Executive Officer participates in an active supplemental defined benefit plan, although vesting service continues for those Named Executive Officers who participated in such a plan prior to 2009.

×    No Hedging or Pledging of KeyCorp Securities is permitted under our insider trading policy, which prohibits our employees, officers, and directors from engaging in hedging transactions involving our common shares and from pledging our common shares.

×    No “Timing” of Equity Grants is allowed under our equity approval policy. We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates.

×    No Repricing or back-dating of stock options.

26

Compensation Discussion and Analysis

What We Do:	What We Don’t Do:

✓ Subject All Incentives to a Risk-Adjustment Process that begins before grant and extends beyond payment. We reserve the right to adjust funding and/or awards to reflect risks that may be realized, and we subject all performance-based incentives to forfeiture, reduction, offset, and clawback.

✓ Subject All Incentives to Clawback, which allows us to recover cash and equity incentive compensation paid to any Named Executive Officer, including deferred annual and long-term incentives, if based on financial results that are subsequently restated, and to cancel outstanding equity awards and recover realized gains if the executive engages in certain “harmful activity.”

Elements of Our Pay Program

We manage to “total pay” opportunity, rather than make separate decisions on each element of pay. We define total pay opportunity for our Named Executive Officers as the sum of base salary and incentive targets, which are established as described below. Actual total pay for each Named Executive Officer is the sum of actual base salary for the year (i.e., salary paid for 2018), the annual incentive earned for the performance year (i.e., bonus paid in 2019 for 2018 performance year), and the long-term incentive granted for the performance year (i.e., long-term incentive granted in 2019). We consider the long-term incentive as part of the compensation for the prior year even though it is granted early in the following year (which differs from how long-term incentives are required to be reported in the Summary Compensation Table).

Consistent with our pay philosophy, we generally provide our executive officers with a target total pay opportunity comprised of the following elements of pay: base salary, annual incentive, and deferred incentive compensation (Performance Shares, Restricted Stock Units (RSUs) and Stock Options). The average weighting of those elements described above for 2018 to our Named Executive Officers (including our Chief Executive Officer) is demonstrated in the chart below:

Average NEO Pay Mix

The chart above excludes compensation arrangements for Mr. Midkiff that were negotiated at the time of hire.

27

Compensation Discussion and Analysis

The target total pay opportunity for each Named Executive Officer is established after considering a number of factors including the level of pay for similar roles in our industry and among our peers, the executive’s tenure and experience, the complexity of the executive’s role, insights from consultants about market practices and trends, as well as regulatory expectations regarding our pay practices. The Compensation Committee reviews and approves the target total pay of each executive officer each year. For additional information on how we establish target pay for our Named Executive Officers, see the discussion under “How We Make Pay Decisions” beginning on page 35 of this proxy statement.

  Base Salary

Base salaries represent the sole fixed portion of our Named Executive Officers’ pay. Base salaries are reviewed and approved by the Compensation Committee on a competitive basis each year based on salaries paid to comparable executives at peer companies, including those in our Peer Group, and considering internal equity. As a general rule, base salary adjustments occur no more frequently than bi-annually. The 2018 base salaries of our Named Executive Officers are reported in the “Salary” column of the 2018 Summary Compensation Table on page 39 of this proxy statement.

  Annual Incentives

All executive officers, along with all employees who are not paid from a business unit incentive plan, are eligible to receive discretionary cash incentives under our Annual Incentive Plan. The funding of the overall bonus pool under our Annual Incentive Plan is based on the achievement of various financial and strategic goals compared to pre-established targets, as described below. Annual Incentive Plan funding is capped at 150%, with 0% funding for the Named Executive Officers if a threshold level of performance is not achieved.

The actual annual incentive that may be awarded to any individual Named Executive Officer is determined by the Compensation Committee after considering the approved funding level of the bonus pool, the executive’s experience and performance, market information, our deferral expectations, the range of pay decisions for the other executive officers and similarly situated executives, as well as any decision we made to direct total pay towards other elements of pay (e.g., base salary and/or long-term incentives). As a result, while the funding of the Annual Incentive Plan serves to guide the actual incentive an executive officer may receive, actual awards may and do vary from this funding level.

2018 Performance Measures

In 2018, 60% of our Annual Incentive Plan pool funding was based on our performance on the following three equally-weighted metrics as compared to pre-established targets:

•	EPS

•	Cash Efficiency Ratio

•	Return on Tangible Common Equity (ROTCE)

The Compensation Committee selected the Cash Efficiency Ratio to reflect our ongoing focus on growing revenue and managing expenses and included EPS to reflect core profitability. In 2018, we replaced Pre-Provision Net Revenue (PPNR) with ROTCE due to its high correlation to shareholder value creation and to place greater emphasis on credit quality.

An additional 20% of our Annual Incentive Plan pool funding was based on our performance, relative to the performance of our Peer Group, on the following metrics: revenue growth, PPNR growth, and the ratio of Net Charge-Offs to Average Loans. We selected these measures to evaluate our performance, relative to our peers, with respect to growth and management of risk.

The remaining 20% of our Annual Incentive Plan pool funding was based on the measurement of our ability to deliver enterprise initiatives related to: (i) improving client and employee experience and (ii) modernizing processes and supporting technology. The initiatives chosen reflect our ability to run the business more efficiently and productively and create future revenue or expense benefits. The initiatives were supported by specific objectives and clear measures of success. These objectives were collectively referred to as “operational excellence.”

28

Compensation Discussion and Analysis

  2018 Performance & Funding

For the 2018 performance period, the Compensation Committee approved a 105% funding rate for our 2018 Annual Incentive Plan pool based on our performance against the financial and strategic goals in our Annual Incentive Plan set forth in the table below.

KeyCorp 2018 Annual Incentive Plan
	Performance Required for Payout

Performance Goals* Funding %	Min. 50%	Middle 100%	Max. 150%	Actual Result	Funding Rate	Weight	Final Funding
Earnings Per Share (EPS)	$1.45	$1.61	$1.71	$1.73	150%	20%	30%
Return on Tangible Common Equity (ROTCE)	13.3%	14.7%	15.7%	16.5%	150%	20%	30%
Cash Efficiency Ratio	61.3%	59.0%	57.7%	59.4%	92%	20%	18%
Relative Progress to Peers	Bottom Quartile	Middle Quartiles	Top Quartile	Middle Quartiles	100%	20%	20%
Operational Excellence	Objective Assessment			Meets	100%	20%	20%
Initial Calculated Funding							118%
Adjustment for One-Time Items (as explained below)							(10%)
Funding Reflecting Adjustment for One-Time Items							108%
Compensation Committee Approved Funding							105%

*

EPS, Cash Efficiency Ratio and ROTCE exclude notable items and any other major restructuring charges agreed to by the Compensation Committee. Please see slides 21 and 22 of our Fourth Quarter 2018 Earnings Review filed as Exhibit 99.2 to Form 8-K on January 17, 2019 for the identification of notable items.

As illustrated in the table above, performance against the financial and strategic goals in our 2018 Annual Incentive Plan resulted in an initial funding rate for this plan of 118%. This performance, however, included several one-time items, particularly the net gain on the sale of Key Insurance & Benefits Services in 2018 and unplanned tax benefits related to our energy financing activities, that were not contemplated at the time performance goals were established. As a result, management recommended excluding these items from our final results which reduced performance by 10% to 108%.

Additionally, while our 2018 performance against our internal financial objectives was strong, our performance relative to our Peer Group on the metrics selected related to growth and management of risk was in the middle quartiles, as set forth in the table below.

Relative Performance to Peers

Measure	Actual Result
Revenue Growth	Middle Quartiles
PPNR Growth	Middle Quartiles
Net Charge-Offs / Average Loans	Middle Quartiles

Based on the aggregate results, the Compensation Committee approved a funding rate for our 2018 Annual Incentive Plan pool of up to 105%. However, management recommended that Annual Incentive Plan funding for our Named Executive Officers be limited to 100% and, based on this recommendation, the Compensation Committee approved payouts to the Named Executive Officers at 100% of target.

  2019 Long-Term Incentives

All Named Executive Officers are eligible to receive long-term incentive awards that are granted based on prior year performance but anticipate future contributions through the use of a vesting schedule generally requiring the executive officer to remain employed to realize the full value of the award.

Vehicles and Vesting

We grant our Named Executive Officers long-term incentive awards in a mix of vehicles that are intended to deliver value based on the achievement of our long-term financial goals (performance awards, which may be settled in cash or shares), improvements in our share price (stock options), and preservation of long-term stock value (restricted stock units).

•

We consider both performance awards and stock options to be performance-based vehicles, as the value ultimately realized upon vesting or exercise is directly tied to either or both of our long-term financial and stock price performance, or in some cases, the achievement of other performance thresholds.

29

Compensation Discussion and Analysis

•	Restricted stock units are an important vehicle as they encourage executives to preserve long-term stock value, help balance risk and reward, and maintain a link to shareholder value creation.

•	We consider restricted stock units to be a component of variable pay, as the value of those awards is risk based on the value of our common shares.

We grant performance awards, stock options, and restricted stock units subject to a multi-year vesting schedule in accordance with governance best practices, to enhance retention incentives for our Named Executive Officers, to focus on long-term value creation, and to balance risk and reward. Performance awards are granted subject to a three-year cliff vesting schedule while options and restricted stock units vest ratably over four years.

In 2019, long-term incentives for Ms. Mooney and Messrs. Paine and Gorman were delivered 50% in cash-settled performance awards, 40% in restricted stock units and 10% in stock options. Cash-settled performance shares are subject to a three-year cliff vesting and restricted stock units and stock options vest ratably over four years. Mr. Kimble’s performance awards represented slightly more than 60% of his total long-term incentives, with approximately two-thirds of that amount delivered as cash-settled performance shares and one-third as a stock-settled performance award. Mr. Kimble plays a critical role in the execution and delivery of our continuous improvement and collaboration initiatives and his dedication to these initiatives will provide stability to these important efforts. Mr. Midkiff, who joined Key as Chief Risk Officer in January 2018 was granted a 2019 long-term incentive award allocated 50% to cash-settled performance awards, 40% to restricted stock units and 10% to stock options. He also received incentive compensation which differs from that of the other Names Executive Officers and was negotiated at the time of his hiring, including the following:

•	A cash sign-on bonus payment of $500,000, in addition to participation in the Annual Incentive Plan for 2018.

•

An award of time-based restricted stock units with a value of $1,100,000 and ratable vesting over a three-year period, in lieu of participation in the long-term incentive program applicable to other Named Executive Officers in 2018.

•	Relocation benefits pursuant to Key’s policies for newly-hired senior executives.

2019 Performance Awards

The cash-settled performance awards granted in 2019 provide our Named Executive Officers with the opportunity to receive between 0% and 150% of their “target” number of cash performance shares based on our level of achievement of the following performance goals during the three-year performance period ending on December 31, 2021. Although the value of these cash performance awards is directly tied to share price, payout will be in the form of cash.

2019-2021 Long-Term Incentive Plan
		Performance Required for Payout			Other Factors (Vesting Reduction Only)
Performance Goals	Weight	Min.	Target	Max.

TSR vs. Peers	25%	25% ile	50% ile	75% ile	• ERM Dashboard • Execution of Strategic Priorities • Other factors, as appropriate
Return on Tangible Common Equity vs. Peers	25%	25% ile	50% ile	75% ile
Cumulative Earnings Per Share	50%	75% of Plan	100% of Plan	125% of Plan

The Compensation Committee believes that each of the performance goals set forth above strongly correlates to long-term shareholder value creation. When selecting the performance goals, the Compensation Committee considered that EPS is also a performance metric in our Annual Incentive Plan but determined that achievement of three-year EPS goals rewards sufficiently different performance than annual EPS goals. The “other factors” included in the performance metrics may only reduce the vesting of cash performance shares if, in the Compensation Committee’s judgment, performance with regard to these “other factors” is insufficient.

As noted above, approximately one-third of Mr. Kimble’s performance awards for the 2019-2021 performance period are stock-settled, and those performance awards will be earned based on the whether the ratio of average PPNR to Average Assets for this period is at least 75% of the same ratio for the preceding three-year period, which is a metric which has historically been used by the Company in connection with performance awards.

The Compensation Committee believes that performance awards encourage our Named Executive Officers to make decisions and to deliver results over a multi-year time period, thereby keeping a focus on our long-term performance objectives. In addition, performance awards allow us to retain executive talent because executives generally must remain employed through the end of the performance period to realize the full value of the award.

30

Compensation Discussion and Analysis

Restricted Stock Units

Restricted stock units allow our Named Executive Officers to receive common shares subject to their continued employment during the applicable vesting period. Restricted stock units align the interests of our executives with those of our shareholders by providing a direct link to share price, seeing that our executives maintain robust levels of share ownership, and providing strong incentives for retention of key executives. We grant restricted stock units in part because the value is tied to share price, which balances the risk-taking incentive that may be associated with stock options or performance shares. Our restricted stock units generally vest ratably over a four-year period, although as described above, the restricted stock units granted to Mr. Midkiff in 2018 vest ratably over a three-year period.

Stock Options

Stock options allow our Named Executive Officers to purchase shares at a price not less than the grant date closing price of our common shares on the New York Stock Exchange (or, if there is no reported closing price on the grant date, the closing price on the preceding business day). Our stock options vest ratably over a four-year period and have a ten-year term.

We believe that stock options are an effective tool to align the interests of our shareholders with those of our executives as long as they are appropriately risk-balanced and granted in measured amounts. Our regulators, however, have expressed concerns about the leverage associated with stock options and the possibility of executives realizing a disproportionate award. Accordingly, since 2013, we have limited our usage of stock options to no more than 10% of each Named Executive Officer’s annual long-term incentive opportunity.

Total Pay of Our Named Executive Officers

The following information highlights the 2018 compensation actions approved by the Compensation Committee for our Named Executive Officers with respect to their performance in 2018 as well as the approved payout level of our 2016 awards of performance shares, which vested in 2019, based on our performance between 2016 and 2018.

  Actual Total Pay for 2018 Performance

The following table shows the Compensation Committee’s 2018 total pay decisions for our Named Executive Officers. The amounts reported in the table differ substantially from those reported for 2018 in the Summary Compensation Table, which reflects long-term incentives granted during a year, rather than after year-end, even if awarded for services in that year. We consider long-term incentives granted during a given year to be part of the prior year’s compensation.

After assessing each individual’s performance during 2018, the Compensation Committee approved the annual and long-term incentive awards for our Named Executive Officers described below:

	Actual Total Pay
Name	Base Salary	Actual 2018 Annual Incentive Award ($)(1)	Actual 2019 Long-Term Incentive Award ($)(1)	Total Actual Pay	Total Incentive Deferred (%)(2)
Beth E. Mooney	1,200,000	2,500,000	6,380,000	10,080,000	72%
Donald R. Kimble	700,000	1,200,000	2,300,000	4,200,000	66%
Christopher M. Gorman	700,000	1,700,000	2,800,000	5,200,000	62%
Andrew J. “Randy” Paine III	500,000	1,500,000	2,000,000	4,000,000	57%
Mark W. Midkiff	600,000	1,000,000	1,100,000	2,700,000	52%

(1)

We require that at least 50% of the “total incentive”—that is, the sum of the 2018 annual incentive actually earned and the target value of 2019 long-term incentives—of each Named Executive Officer (60% for our Chairman and CEO) be delivered in the form of deferred compensation, subject to a multi-year vesting schedule and risk-adjusted vesting. If the total incentive does not satisfy this requirement, a portion of the Named Executive Officer’s discretionary cash incentive is delivered as deferred compensation.

(2)

This column shows the actual percentage of each Named Executive Officer’s total incentive delivered as deferred incentive compensation, including any portion of the Named Executive Officer’s annual incentive required to be deferred.

When making pay decisions, the Compensation Committee considers a number of factors, including the funding level of our Annual Incentive Plan, each executive officer’s individual performance, the relative pay levels for the other executive officers and our deferral expectations, which require that at least 50% of the total incentives—the sum of annual and long-term incentives—of each Named Executive Officer (60% for our Chairman and Chief Executive Officer) be deferred and subject to

31

Compensation Discussion and Analysis

risk adjustment, including forfeiture and clawback. For the 2018 performance year, the total pay opportunity for three Named Executive Officers included target pay increases based on considerations such as continued strong growth of the business, internal equity, market practice, and tenure.

The 2018 pay decisions for our Named Executive Officers were made after consideration of the following:

Ms. Mooney

Ms. Mooney’s 2018 target total pay opportunity was $9,500,000. When evaluating Ms. Mooney’s 2018 performance, the Board recognized the quality of Key’s execution against our long-term strategy, including efforts around client centricity, collaboration, and enhancements in digital capabilities that we showcased during our Investor Day. Ms. Mooney also was recognized for setting the appropriate tone at the top to balance business growth and risk, while driving engagement with shareholders, regulators, and employees. Based on this assessment, the Compensation Committee approved actual 2018 pay for Ms. Mooney of $10,080,000.

Mr. Kimble

Mr. Kimble’s target total pay opportunity for 2018 was $3,600,000. The Compensation Committee approved actual total pay for 2018 of $4,200,000. In making this decision, the Compensation Committee recognized Mr. Kimble’s leadership as Key’s financial performance neared our long-term targets, as well as his expansive and critical role around our continuous improvement efforts, including supporting both expense control and revenue growth.

Mr. Gorman

Mr. Gorman’s 2018 target total pay opportunity was $5,000,000. The Compensation Committee approved actual total pay for 2018 of $5,200,000. Mr. Gorman’s pay reflects the Compensation Committee’s recognition of the strong overall performance of the banking organization, including record full-year revenue for Key. Mr. Gorman continues to lead Key’s efforts around client centricity, collaboration, and process simplification and is responsible for a significant portion of Key’s expense savings initiative announced in the fourth quarter of 2018.

Mr. Paine

Mr. Paine’s target total pay opportunity for 2018 was $3,800,000, and the Compensation Committee approved actual total pay for 2018 of $4,000,000. The pay determination for Mr. Paine reflects his contributions to the Corporate Bank’s record growth in Investment Banking and Debt Placement revenue and the successful integration of the Cain Brothers acquisition from late 2017 and the strong performance by the Cain Brothers business.

Mr. Midkiff

Mr. Midkiff’s 2018 target total pay opportunity was $2,700,000. The Compensation Committee approved actual total pay for 2018 of $2,700,000. The Compensation Committee elected to pay Mr. Midkiff at target in recognition that this was his first year at Key.

Payout of 2016 Performance Awards

On February 15, 2016, each Named Executive Officer (excluding Mr. Midkiff) received an award of performance shares as part of his or her long-term incentive opportunity. The Named Executive Officers could earn between 0% and 150% of the performance shares granted based on the achievement of our 2016 long-term incentive plan, described below.

On February 18, 2019, the Compensation Committee approved a final performance level for our 2016 long-term incentive plan of 98.1%, as described below. This performance level represents the right to receive 98.1% of the target 2016 performance share opportunity based on the closing price of our common stock of $17.51 as of February 15, 2019.

2016-2018 Long-Term Incentive Plan

		Performance Req’d for Payout

Performance Goals (1)	Weight	Min.	Target	Max.	Actual Result	Final Funding
Total Shareholder Return vs. Peer Group	25%	25% ile	50% ile	75% ile	38% ile	19%
Return on Assets vs. Peer Group	25%	25% ile	50% ile	75% ile	54% ile	27%
Cumulative Earnings Per Share	50%	$3.10	$4.14	$5.17	$4.22	52%
Calculated Performance						98.1%
Committee Approved Performance						98.1%

(1)	EPS and ROA actual results are based on continuing operations and exclude notable items, as described below under the heading “Definitions of Certain Financial Goals.”

32

Compensation Discussion and Analysis

Performance of our 2016 long-term incentive plan was driven by Return on Assets (“ROA”) against the peer group and Cumulative Earnings Per Share (“EPS”) above target. The EPS target excludes the impact of interest rates and if rates rise, a corresponding adjustment is made to the EPS target.

Before approving this final performance level, the Compensation Committee considered our ERM dashboard and our execution against strategic priorities and, based on this review, concluded that no reduction in calculated performance was warranted.

Alignment of Pay and Performance

Our executive compensation program is designed so that a substantial portion of the pay of our Chairman and Chief Executive Officer is delivered in the form of long-term incentives—which means that both her Realized Pay (the amount she actually may receive in any year) as well as her Realizable Pay (her future pay opportunity) are tied directly to our share price performance and achievement of our long-term financial goals.

Ms. Mooney’s pay, as reported in the Summary Compensation Table (“SCT”), reflects the accounting value of long-term incentives at the time of grant and not the value actually received from these grants or their potential future value. As a result, we believe that it is useful to compare Ms. Mooney’s Adjusted SCT Pay, Realized Pay, and Realizable Pay, in each case between 2016 and 2018, with our total shareholder return for the same period. This comparison shows the alignment of Ms. Mooney’s pay and the return to our shareholders, as illustrated below:

CEO Pay vs. Performance—

Adjusted SCT, Realizable and Realized Compensation

The comparison of Ms. Mooney’s Realizable Pay to her Adjusted SCT Compensation in each given year demonstrates the alignment of Ms. Mooney’s pay and the return to shareholders. For example, in 2018 Ms. Mooney’s Adjusted Summary Compensation was higher than her Realizable Pay due to the reduction in Key’s share price from 2017 to 2018.

Ms. Mooney’s Realized Pay between 2016 and 2018 consisted of the following elements. As noted in the chart above and the table below, Ms. Mooney’s Realized Pay for 2017 included compensation from her exercise during that year of a significant number of previously granted stock options.

	2016 ($)	2017 ($)	2018 ($)

Base salary received	1,000,000	1,000,000	1,153,846

Annual incentive payments	2,700,000	2,675,000	2,500,000

Restricted stock/units vesting	1,267,879	2,919,298	2,765,377

Performance share vesting	3,075,096	2,860,006	3,415,593

Stock option exercise*	—	5,946,119	—

Total	8,042,975	15,400,423	9,834,816

*	Ms. Mooney did not exercise any stock options in 2016 or 2018.

33

Compensation Discussion and Analysis

The preceding chart and table are not substitutes for the information required to be contained in the Summary Compensation Table, but provide additional information with regard to our Chairman and Chief Executive Officer’s pay.

For purposes of the preceding chart and table, we define:

•

“Adjusted SCT” as the compensation reported in the Summary Compensation Table for the applicable year (i.e., 2016, 2017 or 2018), adjusted by excluding “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation.” We excluded these items because they represent amounts that are not realizable pay or that will never become realized pay or which will not become realized pay until termination of employment or later, and do not have a realizable value.

•

“Realizable Pay” as the sum of: (i) actual base salary and incentives paid for the applicable year; (ii) the value of all restricted stock units granted during the applicable year based on the December 31, 2018, closing price of our common shares; (iii) the intrinsic value (i.e., the excess, if any, of the December 31, 2018, closing price of our common shares over the option exercise price) of all stock options granted during the applicable year; and (iv) the target value of all performance awards granted during the applicable year based on the December 31, 2018, closing price of our common shares.

•

“Realized Pay” as the sum of (i) actual base salary and incentives paid for the applicable year plus (ii) the amount reported as income upon vesting of performance awards, restricted stock units, or exercise of stock options.

Other Elements of Compensation

  Perquisites

The perquisites currently made available to all Named Executive Officers include an annual executive physical as well as a tax and financial planning perquisite, with a set per participant cost to Key. In 2018, the Compensation Committee approved a subset of executive officers as eligible for home security monitoring. The executives who receive security monitoring were determined by Key’s Corporate Security team based on an assessment of the executive’s profile, the potential risks posed to the executive, and the risks to Key if a crime were to occur. We also provide Ms. Mooney with residential security services and, in some instances, require that she use a secure automobile and professionally trained driver as a matter of security. Ms. Mooney pays for the cost of the automobile and driver when used solely for personal purposes. In addition, we pay the annual premium on an individual disability insurance policy for Mr. Gorman that was put into place before he became an executive officer. We also provide relocation assistance to newly-hired senior executives in some cases, such as the assistance provided to Mr. Midkiff in connection with his hiring in 2018.

  Retirement Programs

Our Named Executive Officers are eligible to participate in our qualified 401(k) Savings Plan on the same basis as all other eligible employees. The 401(k) Savings Plan provides for matching contributions up to 6% on amounts deferred and a discretionary profit sharing contribution on participants’ eligible compensation, each subject to applicable Internal Revenue Service (“IRS”) limitations. The Compensation Committee established the profit sharing contribution for 2018 at 2% of a participant’s eligible earnings.

Our Named Executive Officers also are eligible to participate in our non-qualified Deferred Savings Plan, which provides a select group of highly compensated individuals with the ability to defer compensation and receive matching contributions on compensation in excess of what is eligible to be deferred to the 401(k) Savings Plan. In 2014, the Compensation Committee eliminated the annual profit sharing contribution to the Deferred Savings Plan and, beginning in 2015, capped the amount of compensation eligible for a 6% matching contribution at $500,000. In 2019, the matching contribution to the plan was eliminated.

Beginning with performance award grants in 2019, Named Executive Officers are also eligible to participate in our non-qualified Long-Term Incentive Deferral Plan, which provides select executives (including Named Executive Officers) the ability to defer receipt of a portion of their performance award beyond the original vesting date to a date not sooner than their termination date.

The matching and profit sharing contributions made to the 401(k) Savings Plan and the matching contributions made to the Deferred Savings Plan on behalf of the Named Executive Officers are included in the “All Other Compensation” column to the 2018 Summary Compensation Table on page 39 of this proxy statement.

Ms. Mooney and Messrs. Gorman and Paine participated in our Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan, each of which we froze effective December 31, 2009. Additional information about our pension programs is included in the narrative to the 2018 Pension Benefits Table beginning on page 45 of this proxy statement.

34

Compensation Discussion and Analysis

  Separation Pay

We maintain the KeyCorp Separation Pay Plan, which generally covers all of our employees, including our Named Executive Officers, and provides assistance upon termination as a result of a reduction in staff. Our Separation Pay Plan is described in the Potential Payments Upon Termination or Change of Control table on page 47 of this proxy statement.

  Change of Control Agreements

Each Named Executive Officer has entered into a Change of Control Agreement with us. We use Change of Control Agreements to help attract and retain executive talent. The Compensation Committee and the Board of Directors each believes that it is in the best interests of shareholders to ensure that our Named Executive Officers are able to evaluate objectively the merits of a potential transaction without being distracted by its potential impact on their personal employment situations. The Compensation Committee believes that most companies in our Peer Group maintain similar change of control arrangements for their executive officers. Our Change of Control Agreements are described in the Potential Payments Upon Termination or Change of Control table on page  47 of this proxy statement.

How We Make Pay Decisions

We seek to maintain a competitive level and mix of pay reflective of the market in which we compete for talent. We do this by reviewing the levels and types of compensation paid to executive officers in similar positions at companies in our Peer Group and the other companies with which we compete for talent.

  Peer Group

In setting compensation for our Named Executive Officers, the Compensation Committee examines the compensation data of our peer companies provided by Compensation Advisory Partners (“CAP”), an independent executive compensation advisory firm, to better understand whether our pay practices remain appropriate when measured against the competitive landscape. While this market data is useful, the Compensation Committee does not rely only on this data for targeting compensation levels, but uses it as a basis for validating relative competitive pay for our Named Executive Officers. The Compensation Committee also considers market conditions, promotions, individual performance, and other relevant circumstances as it determines our Named Executive Officers’ compensation levels.

For 2018, the Compensation Committee continued to use the peer group identified following Key’s merger with First Niagara. The peer group was identified based on a multi-dimensional review considering factors such as asset size relative to the other institutions within the Peer Group and the different regulatory expectations for institutions with greater than $50 billion in assets. The companies in our Peer Group maintain a strong brand and reputation and actively compete with us for executive talent. The companies in our 2018 Peer Group were (listed in alphabetical order):

•	BB&T Corporation

•	Citizens Financial Group, Inc.

•	Comerica Incorporated

•	Fifth Third Bancorp
•	Huntington Bancshares Incorporated

•	M&T Bank Corporation

•	The PNC Financial Services Group, Inc.
•	Regions Financial Corporation

•	SunTrust Banks, Inc.

•	U.S. Bancorp

•	Zions Bancorporation

As of December 31, 2018, the median asset size, full year revenue, and market capitalization of the Peer Group compared to our asset size, total revenue, and market capitalization is set forth in the table below:

35

Compensation Discussion and Analysis

  Role of the Compensation Committee

The Compensation Committee sets the pay and evaluates the performance of our Chairman and Chief Executive Officer, with input from the full Board, and reviews and approves the compensation of a select group of other executives, including the Named Executive Officers. The Compensation Committee, as part of its oversight of the management and organizational structure of the corporation, annually reviews KeyCorp’s management succession plan for the Chief Executive Officer and other senior executives and oversees leadership development and diversity and inclusion efforts.

Our Chairman and Chief Executive Officer attends Compensation Committee meetings and provides information and input about the pay levels and performance of our Named Executive Officers, other than herself. The Compensation Committee regularly meets in executive session, during which no member of management is present, to discuss the recommendations and approve pay actions for our Named Executive Officers, including our Chairman and Chief Executive Officer.

  Compensation Consultant

The Compensation Committee has retained the services of CAP, an independent executive compensation advisory firm. At the Compensation Committee’s request, CAP provides it with information on current trends in compensation design and emerging compensation practices. CAP also provides the Compensation Committee with an annual review and analysis of the compensation programs of our Peer Group, which it updates during the latter half of the year to determine whether the compensation targets of the Named Executive Officers remain competitive. CAP reports directly to, and serves at the sole pleasure of, the Compensation Committee. CAP provided no services to us other than the executive compensation consulting services that were requested by the Compensation Committee.

As part of its annual evaluation of its advisors, the Compensation Committee solicited information from CAP regarding any actual or perceived conflicts of interest and to evaluate its independence. Based on the information received from CAP, the Compensation Committee believes that the work CAP performed in 2018 did not raise a conflict of interest and that CAP is independent.

  Consideration of Our Say-on-Pay Shareholder Vote

We continue to receive strong shareholder support for our Named Executive Officers’ compensation program, as reflected in the results of our annual “say-on-pay” proposals, which received an average of 95% support over the past five years. We view the results of our say-on-pay votes as evidence that our executive compensation program provides pay for performance and appropriately aligns the interests of our Named Executive Officers with those of our shareholders.

  Shareholder Outreach

Key maintains an active shareholder engagement program through which we periodically receive feedback from and have discussions with investors around our compensation philosophy and structure. These continuing conversations with our investors help us better understand matters of importance to our investors regarding our executive compensation program and help us to shape our pay-for-performance strategy. For more information, please see “Shareholder Engagement” on pages 17 and 18 of this proxy statement.

  Compensation Committee Independence, Interlocks and Insider Participation

The members of the Compensation Committee are Bruce Broussard, Alexander M. Cutler, William G. Gisel, Jr. (Chair), and Barbara R. Snyder, each of whom is an independent director under KeyCorp’s categorical independence standards, the general independence standards for directors established by the New York Stock Exchange, and the heightened independence standards required of Compensation Committee members by the New York Stock Exchange. No member of the Compensation Committee is a current, or during 2018 was, a former, officer or employee of KeyCorp or any of its subsidiaries or affiliates. During 2018, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions. In 2018, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or Compensation Committee.

  Tax and Accounting Considerations

In structuring our executive compensation program, the Compensation Committee takes into account the tax and accounting treatment of our executive compensation arrangements; however, those considerations are not controlling factors in the design of our executive compensation program. For example, the Tax Cuts and Jobs Act, enacted in December 2017, included a number of significant changes to Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”), such as the repeal of the qualified performance-based compensation exemption and the expansion of the definition of “covered employees” (for example, by including the chief financial officer and certain former named executive officers as covered employees). As a result of these changes, except as otherwise provided in the transition relief provisions of the Tax

36

Compensation Discussion and Analysis

Cuts and Jobs Act, compensation paid to any of our covered employees generally will not be deductible in 2018 or future years, to the extent that it exceeds $1,000,000. As has historically been the case, the Compensation Committee reserves the ability to pay compensation to our executives in appropriate circumstances, even if such compensation is not deductible under Section 162(m).

  Definitions of Certain Financial Goals

As described previously in this Compensation Discussion and Analysis, we use a balanced mix of financial and strategic goals to measure performance under our Annual Incentive Plan and for purposes of determining the vesting of performance shares. The financial goals are defined as follows:

•

Cash Efficiency Ratio (non-GAAP measure): Noninterest expense (GAAP) less intangible asset amortization divided by net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP).

•	EPS: Income from continuing operations attributable to KeyCorp common shareholders, divided by weighted-average common shares and potential common shares outstanding.

•	PPNR (non-GAAP measure): Net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP) less noninterest expense (GAAP), all from continuing operations.

•

Return on Tangible Common Equity (non-GAAP measure): Income from continuing operations attributable to Key common shareholders (GAAP) divided by average KeyCorp shareholders’ equity, less average intangible assets, adjusted for average purchased credit card relationships, less average preferred stock.

•	Net Charge-Offs: Total loans charged off less total loan recoveries, all from continuing operations.

•

Tangible Common Equity Ratio (non-GAAP measure): KeyCorp shareholders’ equity (GAAP) less intangible assets, adjusted for purchased credit card relationships, less preferred stock, net of capital surplus, divided by total assets (GAAP) less intangible assets, adjusted for purchased credit card relationships.

•

Total Shareholder Return: Based on average closing share price over the last 20 trading days in the base year (i.e., for performance shares awarded in 2019, the last 20 trading days of 2018) versus average closing share price in the last 20 days in year three, plus investment of dividends paid during the measurement period.

Cash Efficiency Ratio, EPS, PPNR, and Return on Tangible Common Equity also exclude notable items. A reconciliation of GAAP to non-GAAP financial measures and the identification of notable items can be found on slides 21 and 22 of our Fourth Quarter 2018 Earnings Review filed as Exhibit 99.2 to Form 8-K on January 17, 2019.

In its judgment, the Compensation Committee may adjust the performance goals for certain extraordinary items identified by the Compensation Committee to reflect changes in accounting, the regulatory environment, strategic corporate transactions, and other unusual or unplanned events.

37

Compensation and Organization Committee Report

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth beginning on page 24 of this proxy statement and, based on this review and discussion, has recommended to the KeyCorp Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation and Organization Committee of the KeyCorp Board of Directors

Bruce Broussard

Alexander M. Cutler

William G. Gisel, Jr. (Chair)

Barbara R. Snyder

38

Compensation of Executive Officers and Directors

Compensation of Executive Officers and Directors

2018 Summary Compensation Table

The following table sets forth the compensation paid to, awarded to, or earned by the Named Executive Officers with respect to the years ended December 31, 2018, 2017, and 2016, to the extent applicable. Mark W. Midkiff was not a Named Executive Officer in 2017 and 2016. Therefore, his compensation for those years is not included in the Summary Compensation Table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($) (See chart below)(6)	Total ($)

Beth E. Mooney	2018	1,153,846	—	4,792,497	532,495	2,500,000	4,565	81,067	9,064,470

Chairman and CEO	2017	1,000,000	—	3,959,986	439,999	2,675,000	3,932	67,553	8,146,470

	2016	1,000,000	—	3,959,985	439,999	2,700,000	4,176	63,043	8,167,203

Donald R. Kimble Chief Financial Officer, Vice Chair	2018	688,462	—	1,394,971	154,998	1,200,000	—	35,500	3,473,931
	2017	650,000	—	1,349,971	149,997	1,400,000	—	35,400	3,585,368
	2016	638,462	—	1,349,990	149,999	950,000	—	36,625	3,125,076

Christopher M. Gorman President of Banking, Vice Chair	2018	700,000	—	2,339,968	259,999	1,700,000	25,636	34,780	5,060,383
	2017	678,846	—	2,159,980	239,996	2,000,000	22,079	35,400	5,136,301
	2016	638,462	—	2,159,985	239,999	2,300,000	23,448	36,625	5,398,519

Andrew J. “Randy” Paine III Co-Head, Key Corporate Bank	2018	500,000	—	1,709,998	189,998	1,500,000	19,695	50,202	3,969,893
	2017	500,000	—	1,619,980	179,998	1,700,000	16,962	35,400	4,052,340
	2016	500,000	—	1,732,486	192,499	1,800,000	18,015	36,625	4,279,625

Mark W. Midkiff Chief Risk Officer	2018	553,846	500,000	1,099,981	—	1,000,000	—	162,839	3,316,666
	2017	—	—	—	—	—	—	—	—
	2016	—	—	—	—	—	—	—	—

(1)	Mr. Midkiff received a cash payment of $500,000, as a sign-on bonus, in connection with his hiring as our Chief Risk Officer in January 2018.

(2)

Amounts reported as “Stock Awards” reflect the grant date fair value of stock awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 16 to the Consolidated Financial Statements contained in our 2018 Annual Report for an explanation of the assumptions made in valuing these awards.

On February 19, 2018, each Named Executive Officer (other than Mr. Midkiff) received stock awards consisting of a target number of cash performance shares and restricted stock units representing 50% and 40%, respectively, of each executive’s long-term incentive opportunity. The target number of cash performance shares and restricted stock units awarded to each Named Executive Officer was determined by dividing the dollar amount of the Named Executive Officer’s cash performance share and restricted stock unit awards by the grant date closing price of our common shares (rounded down to the nearest whole share). February 19, 2018 was not a trading day and our equity compensation plan requires that in that circumstance, the closing price of our common shares on the most recent trading day—in this case February 16, 2018—be used as the grant date closing price. On February 16, 2018, the closing price of our common shares was $21.02.

39

Compensation of Executive Officers and Directors

If our performance during the measurement period resulted in the maximum number of 2018 cash performance shares vesting, our executives would be entitled to a maximum award with a grant date fair value of the maximum award set forth in the following table.

Named Executive Officer	Grant Date Fair Value of Performance Shares at Maximum Award ($)

Beth E. Mooney	$3,993,747

Donald R. Kimble	$1,162,480

Christopher M. Gorman	$1,949,973

Andrew J. “Randy” Paine III	$1,424,998

Mark W. Midkiff	—

Mr. Midkiff did not receive any cash performance shares in 2018. The amount reported for Mr. Midkiff as a Stock Award reflects $1,100,000 of restricted stock units granted to him on January 22, 2018 in connection with his hiring, based on that day’s closing price of our common shares of $21.39 (rounded down to the nearest whole share). Additional information about the award granted to Mr. Midkiff can be found in the 2018 Grants of Plan-Based Awards Table on page 41 of this proxy statement.

(3)

Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of options using the Black-Scholes option pricing model. On February 19, 2018, each Named Executive Officer (other than Mr. Midkiff) received an annual long-term incentive award consisting, in part, of an award of nonqualified stock options. See Note 16 to the Consolidated Financial Statements contained in our 2018 Annual Report for an explanation of the assumptions made in valuing stock options granted to our Named Executive Officers in 2018.

(4)	Amounts reported as “Non-Equity Incentive Plan Compensation” reflect annual incentives earned by each Named Executive Officer for the applicable year.

(5)

Amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the interest credits allocated to Ms. Mooney, Mr. Gorman, and Mr. Paine under the frozen Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan. We froze our pension benefits for all employees, including the Named Executive Officers, effective December 31, 2009, as described in the narrative to the 2018 Pension Benefits Table beginning on page 45 of this proxy statement. No above market or preferential earnings were paid to any Named Executive Officer on nonqualified deferred compensation.

(6)	The following table sets forth detail about the amounts reported in the “All Other Compensation” column.

Name	Executive Physical ($)(a)	Executive Security ($)(b)	Car and Driver ($)(c)	Relocation ($)(d)	Financial Planning ($)(e)	Insurance ($)(f)	Matching Contribution ($)(g)	Profit Sharing ($)(h)	Total ($)

Beth E. Mooney	—	15,775	13,125	—	16,667	—	30,000	5,500	81,067

Donald R. Kimble	—	—	—	—	—	—	30,000	5,500	35,500

Christopher M. Gorman	—	12,575	—	—	—	205	16,500	5,500	34,780

Andrew J. “Randy” Paine III	1,802	12,900	—	—	—	—	30,000	5,500	50,202

Mark Midkiff	—	25,636	—	121,399	15,804	—	—	—	162,839

(a)	Cost of executive physical for Mr. Paine during 2018.

(b)

Based on the recommendations of an independent security study, the Compensation Committee approved a comprehensive security program for Ms. Mooney and select executives. Under this program, we pay for certain security upgrades.

(c)

The Compensation Committee has authorized, and in some instances required, Ms. Mooney to use a secure automobile and professionally-trained driver for business and personal travel. Ms. Mooney reimburses us for the cost of automobile and driver when used solely for personal purposes.

(d)

In connection with his hiring as Chief Risk Officer, Key provided relocation benefits to Mr. Midkiff consisting of moving and storage expenses, temporary living assistance in the new location, home purchase assistance, a $10,000 cash relocation allowance, and related tax gross-up payments totaling $33,809, which are included in the amount reported in this column.

(e)

The Compensation Committee approved a tax and financial planning perquisite, which was introduced in 2016. The amount shown in this column represents the cost to Key for any Named Executive Officer who utilized this benefit.

(f)	The amount in this column reflects the premium cost of a disability insurance policy for Mr. Gorman.

40

Compensation of Executive Officers and Directors

(g)

The amounts in this column consist of Company contributions to the qualified 401(k) Savings Plan and the nonqualified Deferred Savings Plan. For more information about these plans, see page 34 of this proxy statement.

(h)

Employees participating in our 401(k) Savings Plan receive a discretionary profit sharing contribution equal to a percentage of their plan-eligible compensation. The contribution percentage is determined annually by the Compensation Committee. For 2018, the profit sharing contribution to this plan was 2.0%. For more information about this plan, see page 34 of this proxy statement.

2018 Grants of Plan-Based Awards Table

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards (# of Shares or Units)(3)	All Other Option Awards (# of Shares Underlying Options)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum

Beth E. Mooney		1,250,000	2,500,000	5,000,000	—	—	—	—	—	—	—
	2/19/18	—	—	—	63,333	126,665	189,998	—	—	—	2,662,498

	2/19/18	—	—	—	—	—	—	—	104,003	21.02	532,495

	2/19/18	—	—	—	—	—	—	101,332	—	—	2,129,999

Donald R. Kimble		600,000	1,200,000	2,400,000	—	—	—	—	—	—	—
	2/19/18	—	—	—	18,435	36,869	55,304	—	—	—	774,986

	2/19/18	—	—	—	—	—	—	—	30,273	21.02	154,998

	2/19/18	—	—	—	—	—	—	29,495	—	—	619,985

Christopher M. Gorman		850,000	1,700,000	3,400,000	—	—	—	—	—	—	—
	2/19/18	—	—	—	30,923	61,845	92,768	—	—	—	1,299,982

	2/19/18	—	—	—	—	—	—	—	50,781	21.02	259,999

	2/19/18	—	—	—	—	—	—	49,476	—	—	1,039,986

Andrew J. “Randy” Paine III		750,000	1,500,000	3,000,000	—	—	—	—	—	—	—
	2/19/18	—	—	—	22,598	45,195	67,793	—	—	—	949,999
	2/19/18	—	—	—	—	—	—	—	37,109	21.02	189,998

	2/19/18	—	—	—	—	—	—	36,156	—	—	759,999

Mark W. Midkiff		500,000	1,000,000	2,000,000	—	—	—	—	—	—	—

	1/22/18	—	—	—	—	—	—	51,425	—	—	1,099,981

(1)

Amounts reported as “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” reflect the individual annual incentive opportunity each of the Named Executive Officers could receive at threshold (50% of target), at target, and at maximum (200% of target) performance for the one-year performance period ended December 31, 2018. The maximum individual opportunity that any Named Executive Officer can earn is different than the maximum funding level of our Annual Incentive Plan described in the Compensation Discussion and Analysis section of this proxy statement. Actual annual incentive payments are reflected in the 2018 Summary Compensation Table on page 39 of this proxy statement.

(2)

Amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column reflect the threshold (50% of target), target, and maximum (150% of target) long-term incentive awards in the form of cash performance shares that each Named Executive Officer (other than Mr. Midkiff) could earn for the three-year performance period beginning on January 1, 2018, and ending December 31, 2020. Our performance share awards are discussed in the Compensation Discussion and Analysis section of this proxy statement. The dollar value awarded to each of the Named Executive Officers as performance shares was converted into a book entry target number of phantom shares that track the stock price and pay out in the form of shares. The price at which the performance shares were converted was based on the grant date closing price of our common shares of $21.02. Please see footnote 2 to the 2018 Summary Compensation Table for a discussion of how we arrive at the grant date fair value. Dividend equivalents on the target number of shares are reinvested and subject to the same terms and restrictions otherwise applicable to the underlying performance shares.

(3)

Amounts reported in the “All Other Stock Awards” column are the number of restricted stock units granted to each of the Named Executive Officers (other than Mr. Midkiff) on February 19, 2018, which vest in four equal installments following the grant date. Mr. Midkiff was granted restricted stock units on January 22, 2018, which vest in three equal installments following the grant date.

(4)

Amounts reported in the “All Other Option Awards” column are the number of KeyCorp common shares underlying the stock options granted to each of the Named Executive Officers (other than Mr. Midkiff) on February 19, 2018. Stock options granted in 2018 vest in four equal annual installments following the grant date.

(5)

We set the exercise price of all stock options using the grant date closing price of our common shares of $21.02. Please see footnote 3 to the 2018 Summary Compensation Table for a discussion of how we arrive at the grant date fair value. The Compensation Committee does not reprice options. We have not and will not back-date options, nor do we provide loans to employees in order to exercise options. If an equity-based award is granted in a month in which our earnings are publicly disclosed, the grant date will be the date of the Compensation Committee meeting granting the equity-based award or three days following the earnings release, whichever is later.

41

Compensation of Executive Officers and Directors

(6)

Amounts reported in the “Grant Date Fair Value of Stock and Options Awards” column represent the aggregate grant date fair value of equity awards granted during the respective year. The accounting assumptions used in calculating the grant date fair value for the equity awards are described in Note 16 to the Consolidated Financial Statements contained in our 2018 Annual Report.

The impact of terminations and a change of control on the Grants of Plan-Based Awards is shown in more detail in the Potential Payments Upon Termination or Change of Control table on page   47 of this proxy statement.

2018 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for each Named Executive Officer with respect to (i) each stock option that had not been exercised and remained outstanding as of December 31, 2018, (ii) each award of restricted stock units that had not vested and remained outstanding as of December 31, 2018, and (iii) each award of performance shares or cash performance shares that had not vested and remained outstanding as of December 31, 2018.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Beth E. Mooney	5/19/2011	249,879	—	8.59	5/19/2021	—	—	—	—

	3/2/2012	437,737	—	7.98	3/2/2022	—	—	—	—

	3/1/2013	112,676	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	76,045	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	69,284	23,094	14.11	2/16/2025	—	—	—	—

	2/15/2016	102,804	108,803	10.49	2/15/2026	—	—	—	—

	2/20/2017	23,913	71,739	18.96	2/20/2027	—	—	—	—

	2/19/2018	—	104,003	21.02	2/19/2028	—	—	—	—

	Aggregate non- option awards	—	—	—	—	521,522	7,708,095	252,676	3,734,551

Donald R. Kimble	2/17/2014	22,813	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	22,518	7,505	14.11	2/16/2025	—	—	—	—

	2/15/2016	35,047	35,046	10.49	2/15/2026	—	—	—	—

	2/20/2017	8,152	24,546	18.96	2/20/2027

	2/19/2018	—	30,273	21.02	2/19/2028	—	—	—	—

	Aggregate non- option awards	—	—	—	—	172,086	2,543,431	79,630	1,176,931

Christopher M. Gorman	5/19/2011	188,442	—	8.59	5/19/2021	—	—	—	—

	3/2/2012	235,215	—	7.98	3/2/2022	—	—	—	—

	3/1/2013	53,521	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	38,022	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	43,302	14,434	14.11	2/16/2025	—	—	—	—

	2/15/2016	56,075	56,074	10.49	2/15/2026	—	—	—	—

	2/20/2017	13,044	39,129	18.96	2/20/2027	—	—	—	—

	2/19/2018	—	50,781	21.02	2/19/2028	—	—	—	—

	Aggregate non- option awards	—	—	—	—	280,973	4,152,781	130,354	1,926,632

Andrew J. “Randy” Paine III	3/2/2012	39,919	—	7.98	3/2/2022	—	—	—	—

	3/1/2013	12,676	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	13,307	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	16,022	5,340	14.11	2/16/2025	—	—	—	—

	2/15/2016	44,977	44,976	10.49	2/15/2026	—	—	—	—

	2/20/2017	9,783	29,347	18.96	2/20/2027	—	—	—	—

	2/19/2018	—	37,109	21.02	2/19/2028	—	—	—	—

	Aggregate non- option awards	—	—	—	—	195,772	2,893,510	96,540	1,426,861

Mark W. Midkiff	Aggregate non- option awards	—	—	—	—	53,020	783,636	—	—

(1)	This column shows the number of common shares underlying outstanding stock options that have vested as of December 31, 2018.

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Compensation of Executive Officers and Directors

(2)

This column shows the number of common shares underlying outstanding stock options that have not vested as of December 31, 2018. The remaining vesting dates are shown in the following table. All options described below vest in four equal annual installments from the grant date, unless otherwise noted.

Name	Grant Date	Options Outstanding	Remaining Vesting Dates

Beth E. Mooney	2/16/2015	23,094	2/17/2019

	2/15/2016	102,803	2/17/2019, 2/17/2020

	2/20/2017	71,739	2/17/2019, 2/17/2020, 2/17/2021

	2/19/2018	104,003	2/17/2019, 2/17/2020, 2/17/2021, 2/17/2022

Donald R. Kimble	2/16/2015	7,505	2/17/2019

	2/15/2016	35,046	2/17/2019, 2/17/2020

	2/20/2017	24,456	2/17/2019, 2/17/2020, 2/17/2021

	2/19/2018	30,273	2/17/2019, 2/17/2020, 2/17/2021, 2/17/2022

Christopher M. Gorman	2/16/2015	14,434	2/17/2019

	2/15/2016	56,074	2/17/2019, 2/17/2020

	2/20/2017	39,129	2/17/2019, 2/17/2020, 2/17/2021

	2/19/2018	50,781	2/17/2019, 2/17/2020, 2/17/2021, 2/17/2022

Andrew J. “Randy” Paine III	2/16/2015	5,340	2/17/2019

	2/15/2016	44,976	2/17/2019, 2/17/2020

	2/20/2017	29,347	2/17/2019, 2/17/2020, 2/17/2021

	2/19/2018	37,109	2/17/2019, 2/17/2020, 2/17/2021, 2/17/2022

(3)	This column shows the exercise price for each stock option reported in the table, which was at least 100% of the fair market value of our common shares on the grant date.

(4)

This column shows the aggregate number of restricted stock units outstanding as of December 31, 2018, and the number of 2016 performance shares or cash performance shares earned based on performance of 98.1% through December 31, 2018, that remain outstanding as of that date. The remaining vesting dates are shown in the following table. All awards described below vest in four equal annual installments from the grant date, unless otherwise noted under “Vesting Schedules.”

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates	Vesting Schedules

Beth E. Mooney	2/16/2015	31,226	2/17/2019

	2/15/2016	222,038	2/17/2019	Performance shares vest in full on 2/17/2019.

	2/15/2016	90,534	2/17/2019, 2/17/2020

	2/20/2017	73,250	2/17/2019, 2/17/2020, 2/17/2021
	2/19/2018	104,474	2/17/2019, 2/17/2020, 2/17/2021, 2/17/2022

Donald R. Kimble	2/16/2015	10,148	2/17/2019

	2/15/2016	75,694	2/17/2019	Performance shares vest in full on 2/17/2019.

	2/15/2016	30,864	2/17/2019, 2/17/2020

	2/20/2017	24,970	2/17/2019, 2/17/2020, 2/17/2021
	2/19/2018	30,410	2/17/2019, 2/17/2020, 2/17/2021, 2/17/2022

Christopher M. Gorman	2/16/2015	19,516	2/17/2019

	2/15/2016	121,111	2/17/2019	Performance shares vest in full on 2/17/2019.

	2/15/2016	49,382	2/17/2019, 2/17/2020

	2/20/2017	39,954	2/17/2019, 2/17/2020, 2/17/2021
	2/19/2018	51,010	2/17/2019, 2/17/2020, 2/17/2021, 2/17/2022

Andrew J. “Randy” Paine III	2/16/2015	10,831	2/17/2019	Cash performance shares vest in full on 2/17/2019.
	2/15/2016	58,285	2/17/2019

	2/15/2016	59,414	2/17/2019, 2/17/2020

	2/20/2017	29,965	2/17/2019, 2/17/2020, 2/17/2021
	2/19/2018	37,277	2/17/2019, 2/17/2020, 2/17/2021, 2/17/2022

Mark W. Midkiff	1/22/2018	53,020	1/22/2019, 1/22/2020, 1/22/2021	33% vests each year for three years after the grant date.

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Compensation of Executive Officers and Directors

(5)

This column shows the aggregate number of performance shares or cash performance shares outstanding and shown at the target value of 100% based on performance as of December 31, 2018, other than the 2016 award of performance shares or cash performance shares which were earned based on performance between 2016 and 2018 and vested in full on February 17, 2019. The vesting dates for each award of performance shares or cash performance shares (including reinvested dividends) are shown in the following table. All awards described below vest in full after three years from the grant date, unless otherwise noted.

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates
Beth E. Mooney	2/20/2017	122,083	2/17/2020
	2/19/2018	130,593	2/17/2021
Donald R. Kimble	2/20/2017	41,618	2/17/2020
	2/19/2018	38,012	2/17/2021
Christopher M. Gorman	2/20/2017	66,591	2/17/2020
	2/19/2018	63,763	2/17/2021
Andrew J. “Randy” Paine III	2/20/2017	49,943	2/17/2020
	2/19/2018	46,597	2/17/2021

2018 Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of stock options and the vesting of restricted stock units during the year ended December 31, 2018, for the Named Executive Officers (other than Mr. Midkiff who did not exercise stock options or have restricted stock units that vested).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(8)	Award Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Beth E. Mooney	—	—	2/17/2018(1)	33,683	708,022

	—	—	2/17/2018(2)	30,287	636,630

	—	—	2/17/2018(3)	43,907	922,917

	—	—	2/17/2018(4)	23,683	497,808

	—	—	2/17/2018(5)	162,493	3,415,593

				294,053	6,180,970

Donald R. Kimble	—	—	2/17/2018(1)	10,104	212,391

	—	—	2/17/2018(2)	9,843	206,903

	—	—	2/17/2018(3)	14,968	314,621

	—	—	2/17/2018(4)	8,074	169,719

	—	—	2/17/2018(5)	52,810	1,110,056

				95,799	2,013,690

Christopher M. Gorman	65,000	639,902	2/17/2018(1)	16,841	354,000

	—	—	2/17/2018(2)	18,930	397,905

	—	—	2/17/2018(3)	23,949	503,407

	—	—	2/17/2018(4)	12,917	271,524

	—	—	2/17/2018(5)	101,557	2,134,736

				174,194	3,661,572

Andrew J. “Randy” Paine III	—	—	2/17/2018(1)	8,841	185,839

	—	—	2/17/2018(2)	10,506	220,826

	—	—	2/17/2018(3)	28,813	605,656

	—	—	2/17/2018(4)	9,689	203,654

	—	—	2/17/2018(6)	22,545	473,893

	—	—	2/17/2018(7)	53,003	1,114,125

				133,397	2,803,993

(1)	Ms. Mooney and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 17, 2014, one-quarter of which vested on February 17, 2018.

44

Compensation of Executive Officers and Directors

(2)	Ms. Mooney and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 16, 2015, one-quarter of which vested on February 17, 2018.

(3)	Ms. Mooney and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 15, 2016, one-quarter of which vested on February 17, 2018.

(4)	Ms. Mooney and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 20, 2017, one-quarter of which vested on February 17, 2018.

(5)

Ms. Mooney and Messrs. Kimble and Gorman each received a grant of performance shares as part of our annual long-term incentive program on February 16, 2015, which were earned based on our performance between 2015 and 2017 and fully vested and were paid in shares on February 17, 2018.

(6)

Mr. Paine received a grant of cash performance shares as part of our annual long-term incentive program on February 16, 2015, which were earned based on our performance between 2015 and 2017 and fully vested and were paid in cash on February 17, 2018.

(7)	Mr. Paine received a grant of restricted stock units on February 16, 2015, as part of our long-term incentive program, which fully vested on February 17, 2018.

(8)

The value realized on exercise of an option award equals the number of shares for which the option was exercised multiplied by the excess of the closing market price of our common stock on the exercise date over the exercise price per share.

2018 Pension Benefits Table

The following table presents information about the Named Executive Officers’ participation in KeyCorp’s defined benefit pension plans as of December 31, 2018. Named Executive Officers who have not participated in KeyCorp’s defined benefit pension plans are excluded from this table.

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefits ($)

Beth E. Mooney	Cash Balance Pension Plan	4	54,337

	Second Excess Cash Balance Pension Plan	4	104,362

Christopher M. Gorman	Cash Balance Pension Plan	18	208,217

	Second Excess Cash Balance Pension Plan	18	682,833

Andrew J. “Randy” Paine III	Cash Balance Pension Plan	16	208,292

	Second Excess Cash Balance Pension Plan	16	476,256

KeyCorp previously maintained both a qualified Cash Balance Pension Plan (the “Pension Plan”) and a nonqualified Second Excess Cash Balance Pension Plan (the “Excess Plan”) in which employees, including Named Executive Officers, could participate. Credited service for Pension Plan and Excess Plan purposes was frozen as of December 31, 2009. Vesting service, however, continues to accrue.

  Pension Plan

Effective December 31, 2009, KeyCorp froze the Pension Plan. Benefits accrued through December 31, 2009, will continue to be credited with interest until the participant commences distribution of benefits. The Pension Plan’s interest crediting rate is established annually and is based on the rate for 30-year U.S. Treasury securities. For 2018, the Pension Plan’s interest crediting rate was 2.93%. For 2019, the Pension Plan’s interest crediting rate is 3.04%. Participants’ Pension Plan distributions may be made upon the participant’s retirement, termination of employment, or death. Distributions may be made in the form of a single lump sum payment, in the form of an annuity, or in a series of actuarially equivalent installments.

  Excess Plan

KeyCorp established the Excess Plan effective January 1, 2005, and the Excess Plan was frozen on December 31, 2009. Benefits that accrued through December 31, 2009, continue to be credited with interest until distribution. The Excess Plan’s interest crediting rate is the same as the interest crediting rate for the Pension Plan. To be eligible to receive a distribution from the Excess Plan, a participant must be age 55 or older with a minimum of five years of vesting service. Participants who are involuntarily terminated for reasons other than for cause may receive a distribution of their Excess Plan benefits provided that, at the time of termination, the participant (i) has a minimum of 25 years of vesting service with KeyCorp, and (ii) enters into an employment separation agreement (containing a full release with noncompete and nonsolicitation requirements) with us. Distributions are in the form of an annuity or actuarially equivalent installments (unless the participant’s benefit is under $50,000, in which case it is distributed as a single lump sum payment).

45

Compensation of Executive Officers and Directors

Ms. Mooney and Messrs. Gorman and Paine participate in both the Pension Plan and Excess Plan. Mr. Kimble and Mr. Midkiff do not participate in either of those plans.

2018 Nonqualified Deferred Compensation Table

The following table shows the nonqualified deferred compensation activity for the Named Executive Officers for 2018 under our Deferred Savings Plan. All executive contributions and KeyCorp contributions to the Deferred Savings Plan are also included in current-year compensation presented in the 2018 Summary Compensation Table on page 39 of this proxy statement.

Name	Executive Contributions in Last FY ($)(1)	KeyCorp Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Beth E. Mooney	213,231	13,500	(309,966)	—	4,253,421

Donald R. Kimble	108,808	13,500	(16,700)	—	367,048

Christopher M. Gorman	—	—	(90,928)	—	6,678,590

Andrew J. “Randy” Paine III	115,500	13,500	(295,588)	—	2,313,083

Mark W. Midkiff	—	—	—	—	—

(1)	Executive contributions and KeyCorp contributions in the last fiscal year are reflected in the 2018 Summary Compensation Table on page 39 of this proxy statement.

(2)

Aggregate earnings (losses) in the last fiscal year are not reflected in the 2018 Summary Compensation Table on page 39 of this proxy statement because the earnings (losses) were neither preferential nor above-market.

(3)	The aggregate balances at the last fiscal year-end represent the total ending account balance (employee and Company balances) at December 31, 2018, for each Named Executive Officer.

Previously reported Summary Compensation Table values for executive contributions and KeyCorp contributions under rules adopted in 2006 include: Ms. Mooney executive contributions of $2,707,476, and KeyCorp contributions of $846,720; Mr. Kimble executive contributions of $207,278, and KeyCorp contributions of $41,700; Mr. Gorman executive contributions of $2,963,462, and KeyCorp contributions of $563,759; and Mr. Paine executive contributions of $224,100, and KeyCorp contributions of $27,600. Mr. Midkiff did not have previous executive contributions or KeyCorp contributions to report.

  Deferred Savings Plan

KeyCorp maintains the Deferred Savings Plan (“DSP”). Participating employees may defer up to 50% of their base salary and up to 100% of their annual incentive awards (collectively referred to as “participant deferrals”) to the DSP once their compensation for the applicable plan year reaches the IRS compensation limits for the year. Prior to January 1, 2015, eligibility generally was restricted to employees based on salary grade. Effective January 1, 2015, eligibility was expanded to include employees with annual compensation exceeding IRS compensation limits for the year; however, the Compensation Committee (or its delegate) has the authority to exclude or include any employee from participating in the plan. We have provided participants with an employer match on the first 6% of participant deferrals deferred under the DSP in excess of the IRS compensation limits, not to exceed 6% of the lesser of (i) $500,000 or (ii) the participant’s annual compensation, and subject to a three-year vesting requirement. However, in 2019, the matching contribution to the plan was eliminated.

Participant deferrals are invested on a bookkeeping basis in investment funds that mirror the funds offered under the 401(k) Savings Plan as well as in an interest-bearing fund. The interest-bearing fund is credited with a monthly interest rate equal to 120% of the applicable long-term federal rate as published by the Internal Revenue Service. Distributions of vested DSP benefits are made upon the employee’s separation from service.

46

Compensation of Executive Officers and Directors

Potential Payments Upon Termination or Change of Control

The following table describes the compensation and benefit enhancements that would be provided to the Named Executive Officers in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees. The table describes our 2018 equity grant practices. To the extent relevant, prior practices are described in the footnotes.

Termination Event (1)	Severance Pay	Annual Incentive (3)	Stock Options	Restricted Stock Units (5)	Performance Awards	Nonqualified Pension Benefits (6)	Nonqualified Deferred Compensation (7)
Death	None	Forfeited unless employed on payment date	Full vesting; all expire at earlier of four years or normal expiration (4)	Full vesting and distribution on remaining vesting dates	Full vesting and distribution on remaining vesting dates (8)	Full vesting of unvested balance with five years of service	Full vesting of unvested company contributions
Disability	None	Forfeited unless employed on payment date	Full vesting; all expire at earlier of five years or normal expiration (4)	Full vesting and distribution on remaining vesting dates	Full vesting and distribution on remaining vesting dates (8)	Full vesting of unvested balance upon termination	Full vesting of unvested company contributions
Retirement	None	Forfeited unless employed on payment date	Pro rata vesting, or full vesting if retire on or after age 60 with 10 years of service and after the first anniversary of the date of grant;
all expire at
earlier of five
years or normal
			expiration (4)	Pro rata vesting, or full vesting if retire on or after age 60 with 10 years of service and after the first anniversary of the date of grant	Pro rata vesting (9)	Full vesting of unvested balance	Full vesting of unvested company contributions with three years of service
Limited Circumstances	Up to 52 weeks salary continuation (capped at $550,000 in 2018)	Forfeited unless employed on payment date	Full vesting and distribution on remaining vesting dates; all expire at earlier of three years or normal expiration	Full vesting and distribution on remaining vesting dates	Full vesting and distribution on remaining vesting dates	Unvested balance forfeited unless 25 years of service	Full vesting of unvested company contributions
Change of Control Termination	Two times sum of base salary and the target annual incentive (CEO receives a three-times benefit (2)) Payment equal to 18 months COBRA premiums	Forfeited unless employed on payment date	Full vesting; all expire at earlier of two years or normal expiration	Full vesting	Full vesting	Full vesting of unvested balance	Full vesting of unvested company contributions Payment equal to two additional years of matching contributions under qualified and nonqualified retirement plans (2)

(1)	For purposes of the table above and, where applicable, the following tables, we define:

“Retirement” to mean a Named Executive Officer’s voluntary termination on or after age 55 with five years of service;

“Limited Circumstances” as a termination in which a Named Executive Officer becomes entitled to severance benefits under our Separation Pay Plan which generally provides all employees with benefits in the event of a loss of employment due to a reduction in staff. Although we may negotiate severance arrangements in the context of any employee’s termination, we generally do not provide any Named Executive Officer with severance benefits solely upon an involuntary termination, other than in the context of a change of control. As a result, no information is included about payments or benefits in the event of an involuntary termination without cause; and “Change of Control Termination” as a Named Executive Officer’s involuntary termination or voluntary termination for “good reason,” in each case within two years following a change of control.

47

Compensation of Executive Officers and Directors

(2)	Select executives who had Change of Control Agreements providing for a greater than two-times benefit when we restructured these agreements in 2012 were permitted to retain the greater benefit.

(3)	All employees are eligible to receive a discretionary annual incentive for the year of termination.

(4)	Prior to 2013, vested stock options expired at the earlier of three years or normal expiration.

(5)

Any restricted stock units attributable to annual cash incentives that were required to be deferred in accordance with our deferral requirements will vest in full on the remaining vesting dates if an employee terminates.

(6)	Please see the narrative to the 2018 Pension Benefits Table for more information about our nonqualified pension plans.

(7)	Please see the narrative to the 2018 Nonqualified Deferred Compensation Table for more information about our nonqualified deferred compensation plans.

(8)	Prior to 2017, unvested awards pro rata vested upon death or disability.

(9)	Awards granted in 2017 or later fully vest if employee’s Retirement or Limited Circumstances termination occurs on or after age 60 with 10 years of service after first anniversary of grant.

2018 Post-Termination Tables

The following tables set forth the compensation that would be paid by KeyCorp to the Named Executive Officers assuming a termination of employment and/or Change of Control Termination on December 31, 2018, in the various scenarios outlined below. Except as otherwise noted below, the values reported for stock options, restricted stock units, and performance awards are based on the closing price of KeyCorp common shares on December 31, 2018, of $14.78 (less the applicable exercise price, in the case of stock options).

Beth E. Mooney

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	456,498	4,426,384	6,893,982	—	—	11,776,864

Disability	—	—	456,498	4,426,384	6,893,982	—	—	11,776,864

Retirement (1)	—	—	456,498	3,203,940	5,499,962	—	—	9,160,400

Limited Circumstances (2)	550,000	—	456,498	4,426,384	7,079,839	—	—	12,512,721

Change of Control Termination (3)	11,111,016	—	456,498	4,426,384	7,079,839	—	90,000	23,163,737

(1)

Ms. Mooney is retirement eligible as she is at least age 60 with at least 10 years of service and therefore would receive full vesting treatment on unvested restricted stock units or stock option equity awards (as long as the award is more than one year outstanding). Ms. Mooney is also fully vested in all retirement and pension benefits, so there would be no accelerated value associated with a termination.

(2)	In the event of a termination under limited circumstances, Ms. Mooney would be entitled to salary continuation of the maximum amount allowed under the KeyCorp Separation Pay Plan.

(3)

Ms. Mooney is entitled to receive severance of three times the sum of her base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as three additional years of deferred compensation matching contributions.

Donald R. Kimble

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	155,376	1,424,677	2,254,006	—	—	3,834,059

Disability	—	—	155,376	1,424,677	2,254,006	—	—	3,834,059

Retirement (1)	—	—	111,314	729,615	1,609,010	—	—	2,449,939

Limited Circumstances (2)	484,615	—	155,376	1,424,677	2,317,375	—	—	4,382,043

Change of Control Termination (3)	3,816,891	—	155,376	1,424,677	2,317,375	—	60,000	7,774,319

48

Compensation of Executive Officers and Directors

(1)	Mr. Kimble is retirement eligible and therefore would receive pro rata vesting treatment on all unvested, outstanding equity awards.

(2)

In the event of a termination under limited circumstances, Mr. Kimble would be entitled to salary continuation in the amount equal to 36 weeks of base salary as defined under the KeyCorp Separation Pay Plan.

(3)

Mr. Kimble is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Christopher M. Gorman

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	250,228	2,362,764	3,649,948	—	—	6,262,940

Disability	—	—	250,228	2,362,764	3,649,948	—	—	6,262,940

Retirement (1)	—	—	179,662	1,221,124	2,586,544	—	—	3,987,330

Limited Circumstances (2)	550,000	—	250,228	2,362,764	3,751,327	—	—	6,914,319

Change of Control Termination (3)	7,223,868	—	250,228	2,362,764	3,751,327	—	49,500	13,637,687

(1)

Mr. Gorman is retirement eligible and therefore would receive pro rata vesting treatment on all unvested, outstanding equity awards. Mr. Gorman is also fully vested in all retirement and pension benefits, so there would be no accelerated value associated with a termination.

(2)	In the event of a termination under limited circumstances, Mr. Gorman would be entitled to salary continuation of the maximum amount allowed under the KeyCorp Separation Pay Plan.

(3)

Mr. Gorman is entitled to receive severance of three times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as three additional years of deferred compensation matching contributions.

Andrew J. “Randy” Paine III

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)(1)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	196,525	2,032,060	2,256,189	476,256	—	4,961,030

Disability	—	—	196,525	2,032,060	2,256,189	476,256	—	4,961,030

Retirement (2)	—	—	—	—	—	—	—	—

Limited Circumstances (3)	500,000	—	196,525	2,032,060	2,304,988	—	—	5,033,573

Change of Control Termination (4)	4,026,989	—	196,525	2,032,060	2,304,988	476,256	60,000	9,096,818

(1)	Mr. Paine would receive accelerated vesting and payment of his outstanding Second Excess Cash Balance Pension Plan in the event of death, disability, or a Change of Control Termination.

(2)	Mr. Paine is not retirement eligible and therefore all unvested, outstanding equity awards would be forfeited.

(3)	In the event of a termination under limited circumstances, Mr. Paine would be entitled to salary continuation of the maximum amount allowed under the KeyCorp Separation Pay Plan.

(4)

Mr. Paine is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

49

Compensation of Executive Officers and Directors

Mark W. Midkiff

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	—	783,632	—	—	—	783,632

Disability	—	—	—	783,632	—	—	—	783,632

Retirement (1)	—	—	—	—	—	—	—	—

Limited Circumstances (2)	300,000	—	—	783,632	—	—	—	1,083,632

Change of Control Termination (3)	3,226,989	—	—	783,632	—	—	—	4,010,621

(1)	Mr. Midkiff is not retirement eligible and therefore all unvested, outstanding equity awards would be forfeited.

(2)

In the event of a termination under limited circumstances, Mr. Midkiff would be entitled to salary continuation in the amount equal to 26 weeks of base salary as defined under the KeyCorp Separation Pay Plan.

(3)

Mr. Midkiff is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Pay Ratio

In compliance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The median of the annual total compensation of all employees, excluding the CEO, is $62,853. The annual total compensation of the CEO, as reported in the 2018 Summary Compensation Table (“SCT”), is $9,064,470. The ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees is 144 to 1.

In determining the information provided above, we used the following methodology and estimates:

We first identified the median employee in the following manner, as permitted by the SEC’s rules:

•	We compiled a list of all employees as of December 31, 2018, other than the CEO.

•

We also excluded from that list all employees located outside of the United States (“U.S.”), who represent less than 5% of our total employee population. The excluded non-U.S. employees are located in China, Taiwan, England, and Canada, and the approximate number of employees excluded from each jurisdiction was two, one, four, and five, respectively. A total of 12 non-U.S. employees were excluded from the list and a total of 18,578 U.S. employees were included on the list.

•

We used wages reported in Box 1 of IRS Form W-2 as a consistently applied compensation measure to identify the median employee from the remaining employees on the list. For this purpose, we did not annualize the wages of any individuals who were employed less than the full fiscal year.

Once the median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the SCT.

It should be noted that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide companies with a great deal of flexibility in determining their pay ratio reporting methodologies and in estimating the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which, among other factors such as differences in employee populations, geographic locations, business strategies and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including other companies within the financial services industry.

50

Compensation of Executive Officers and Directors

Directors’ Compensation

Consistent with our philosophy of aligning the economic interests of our directors and shareholders, the directors’ compensation paid to each non-employee director of KeyCorp consists of: (i) a cash retainer and (ii) stock-based compensation, referred to as “deferred shares.” The total amount of the cash retainer paid to each director differs depending upon whether the director serves as a member of certain committees of the Board, as chair of a committee of the Board, or as Lead Director of the Board. Ms. Mooney, as an employee of KeyCorp, does not receive any compensation for her service as a director.

Annually, the Nominating and Corporate Governance Committee reviews the amount and form of directors’ compensation payable to KeyCorp directors in comparison to directors’ compensation payable at bank holding companies in our Peer Group (identified on page 35 of this proxy statement). The Nominating and Corporate Governance Committee periodically requests information from CAP to assist in this annual review. The Nominating and Corporate Governance Committee reports the results of its annual review to the full Board and recommends to the full Board changes, if any, in directors’ compensation. For 2019, the Nominating and Corporate Governance Committee recommended an increase in the cash retainer payable to each non-employee director, an increase in the annual equity award payable to each non-employee director, and an increase in the additional cash retainer payable to each committee chair. Director compensation for 2018 and 2019 is described in the following table:

Annual Compensation Element	2018 ($)	2019 ($)

Cash Retainer	80,000	90,000

Deferred Share Award	120,000	130,000

Lead Director	40,000	40,000

Audit Committee Chair	30,000	40,000

Risk Committee Chair	30,000	40,000

Compensation & Organization Committee Chair	15,000	25,000

Nominating and Corporate Governance Committee Chair	10,000	20,000

Audit Committee Member	10,000	10,000

Risk Committee Member	10,000	10,000

  Deferral of Cash Retainer

Directors may elect to defer payment of all or a portion of their cash retainer to a future date. Under the Directors’ Deferred Share Sub-Plan, the deferred cash retainer is converted into deferred shares that are payable in KeyCorp common shares on the specified deferral date.

  Deferred Shares

The Board has determined that a significant portion of the Board’s compensation should be equity compensation in order to more closely align the economic interests of directors and shareholders. Other than Ms. Mooney, each director receives an annual award of deferred shares consisting of restricted stock units under the Directors’ Deferred Share Sub-Plan. Each grant is subject to a minimum three-year deferral period, which is accelerated upon a director’s separation from the Board. The deferred shares are paid 50% in KeyCorp common shares and 50% in cash based on the value of a KeyCorp common share on the earlier of the last day of the deferral period or the date of the director’s separation from the Board.

Directors may elect to further defer the payment of any award of deferred shares beyond three years. If a further deferral election is made, 100% of these further deferred shares are paid in the form of KeyCorp common shares. Payment is not made on any further deferred shares until the designated deferral date, which may be beyond the director’s separation from the Board.

51

Compensation of Executive Officers and Directors

2018 Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors in 2018. Ms. Mooney, as an employee of KeyCorp, is not compensated for her services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Austin A. Adams (3)	37,500	—	37,500

Bruce D. Broussard	80,000	119,997	199,997

Charles P. Cooley	110,000	119,997	229,997

Gary M. Crosby	80,000	119,997	199,997

Alexander M. Cutler	130,000	119,997	249,997

H. James Dallas	90,000	119,997	209,997

Elizabeth R. Gile	110,000	119,997	229,997

Ruth Ann M. Gillis	90,000	119,997	209,997

William G. Gisel, Jr.	95,000	119,997	214,997

Carlton L. Highsmith	84,167	119,997	204,164

Richard J. Hipple	90,000	119,997	209,997

Kristen L. Manos	90,000	119,997	209,997

Demos Parneros (4)	45,000	119,997	164,997

Barbara R. Snyder	80,000	119,997	199,997

David K. Wilson	90,000	119,997	209,997

(1)

Amounts reported in the “Fees Earned or Paid in Cash” column include fees for service as chair of a Board committee during 2018 as follows: William G. Gisel, Jr., Compensation and Organization Committee Chair; Charles P. Cooley, Audit Committee Chair; Elizabeth R. Gile, Risk Committee Chair; and Alexander M. Cutler, Nominating and Corporate Governance Committee Chair. Amounts reported in the “Fees Earned or Paid in Cash” column further include fees for service as a member of the Risk Committee and Audit Committee during 2018 as follows: Austin A. Adams, Risk Committee Member (January to May); H. James Dallas, Audit Committee Member; Ruth Ann M. Gillis, Risk Committee Member; Carlton L. Highsmith, Risk Committee Member (August to December); Richard J. Hipple, Audit Committee Member; Kristen L. Manos, Audit Committee Member; Demos Parneros, Risk Committee Member (January to July); and David K. Wilson, Risk Committee Member. For Alexander M. Cutler, the amount reported in the “Fees Earned or Paid in Cash” column also includes fees for his service during 2018 as Lead Director.

(2)

Amounts reported in the Stock Awards column represent the aggregate grant date fair value of the stock awards granted during the year computed in accordance with applicable accounting guidance. The accounting assumptions used in calculating the grant date fair value are presented in Note 16 to the Consolidated Financial Statements of our 2018 Annual Report. On May 10, 2018, each director who was then serving received a grant of 5,917 fully vested deferred shares at a fair market value of $120,000 rounded down to the nearest whole share. One-half of this deferred share award is payable in shares and one-half of this award is payable in cash on the third anniversary of the grant date unless the director has elected to further defer payment, in which case the entire award is payable in shares.

52

Compensation of Executive Officers and Directors

As of December 31, 2018, the non-employee directors listed in the table below had outstanding stock awards payable in common shares in the following amounts:

Name	Outstanding Stock Awards

Bruce D. Broussard	14,383

Charles P. Cooley	87,846

Gary M. Crosby	6,590

Alexander M. Cutler	57,453

H. James Dallas	11,349

Elizabeth R. Gile	45,149

Ruth Ann M. Gillis	64,688

William G. Gisel, Jr.	64,020

Carlton L. Highsmith	6,590

Richard J. Hipple	37,604

Kristen L. Manos	111,571

Barbara R. Snyder	99,791

David K. Wilson	17,937

As of December 31, 2018, only one non-employee director, Carlton L. Highsmith, had outstanding option awards in the amount of 9,515.

(3)	On May 10, 2018, Austin A. Adams retired and his term as a director ended.

(4)	On July 11, 2018, Demos Parneros retired and his term as a director ended.

53

Audit Matters

Audit Matters

Ernst & Young’s Fees

The following is a summary and description of fees billed for services provided by our independent auditor, Ernst & Young, for fiscal years 2018 and 2017.

Services	2018 ($)	2017 ($)
Audit Fees (1)	6,671,000	7,469,000
Audit-Related Fees (2)	1,047,000	890,000
Tax Fees (3)	138,000	292,000
All Other Fees (4)	—	461,000
Total	7,856,000	9,112,000

(1)

Aggregate fees billed for professional services in connection with the integrated audit of KeyCorp’s annual financial statements for fiscal years 2018 and 2017, reviews of financial statements included in KeyCorp’s Forms 10-Q for 2018 and 2017, and respective audits of KeyCorp subsidiaries for fiscal years 2018 and 2017.

(2)

Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of KeyCorp’s financial statements and are not reported as “audit fees” above. These services consisted of attestation and compliance reports in 2018 and 2017.

(3)

Aggregate fees billed for tax services. These services consisted of tax compliance services provided to certain investment funds managed by KeyCorp and tax compliance services provided to certain domestic and foreign subsidiaries of KeyCorp in 2018 and 2017.

(4)	Aggregate fees billed for products and services other than those described above. These products and services consisted of permitted advisory services in 2017.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a Policy Statement on Independent Auditing Firm’s Services and Related Fees, which governs the Audit Committee’s pre-approval process for services provided by the independent audit firm and fees paid to such firm. Those services may include audit services, audit-related services, tax services, and other services. Any audit, audit-related, tax, or other services not incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement and that are proposed subsequent to that approval require the pre-approval of the Audit Committee, which may be delegated to the Chair of the Audit Committee, whose action on the request shall be reported at the next meeting of the full Audit Committee. Audit, audit-related, tax, and other services incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement, and which are recurring in nature, do not require recurring pre-approvals. The independent audit firm is required to regularly report to the Audit Committee regarding the extent of audit, audit-related, tax, and other services provided by the independent audit firm and the related fees for such services. During 2018, all services were pre-approved by the Audit Committee in accordance with this policy.

54

Audit Committee Report

Audit Committee Report

The Audit Committee of the KeyCorp Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee annually selects KeyCorp’s independent auditors, subject to shareholder ratification.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit KeyCorp’s financial statements. The independent audit firm is responsible for performing an independent audit of KeyCorp’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for KeyCorp’s internal controls and financial reporting process.

Annually, the Audit Committee considers the results of an evaluation of the qualifications, experience, candor, independence, objectivity, and professional skepticism of the independent external auditor in determining whether to retain the firm for the next fiscal year. As part of this evaluation, the Audit Committee reviews and considers the results of the Public Company Accounting Oversight Board’s annual inspection of the independent external auditor. The evaluation is led by KeyCorp’s Chief Risk Review Officer, who reports directly to the Audit Committee. The Audit Committee oversees the audit fees negotiations associated with KeyCorp’s retention of the independent auditor and has the sole authority to approve the audit fees. In accordance with rules of the Securities and Exchange Commission, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to KeyCorp. In conjunction with this five-year mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of the independent auditor’s new lead engagement partner. Pursuant to the five-year mandated rotation, a new lead engagement partner was designated in 2016. Ernst & Young has been retained as KeyCorp’s independent external auditor continuously since the 1994 merger of KeyCorp and Society Corporation. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young to serve as KeyCorp’s independent external auditor is in the best interests of KeyCorp and its investors. At each regularly scheduled meeting, the Audit Committee holds executive sessions and private meetings with individual members of management, internal audit, and the independent external auditor as the Audit Committee deems necessary.

In fulfilling its oversight responsibility, the Audit Committee relies on the accuracy of financial and other information, opinions, reports, and statements provided to the Audit Committee. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Nor does the Audit Committee’s oversight assure that the audit of KeyCorp’s financial statements has been carried out in accordance with generally accepted auditing standards or that the audited financial statements are presented in accordance with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements of KeyCorp for the year ended December 31, 2018 (“Audited Financial Statements”) with KeyCorp’s management and Ernst & Young. In addition, the Audit Committee has discussed with Ernst & Young the matters required by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301. A portion of the Audit Committee’s review and discussion with Ernst & Young occurred in private sessions, without KeyCorp management present. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young its independence from KeyCorp.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to KeyCorp’s Board of Directors the inclusion of the Audited Financial Statements in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2018, that was filed with the Securities and Exchange Commission.

Audit Committee of the KeyCorp Board of Directors:

Charles P. Cooley (Chair)

H. James Dallas

Richard J. Hipple

Kristen L. Manos

55

PROPOSAL TWO: Ratification of Independent Auditor

PROPOSAL TWO: Ratification of Independent Auditor

The Audit Committee of the Board of Directors of KeyCorp has appointed Ernst & Young LLP (“Ernst & Young”) as KeyCorp’s independent auditor to examine the financial statements of KeyCorp and its subsidiaries for the 2019 fiscal year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young.

A representative of Ernst & Young will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

Although shareholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young as KeyCorp’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” the ratification of this appointment.

56

PROPOSAL THREE: Advisory Approval of KeyCorp’s Executive Compensation

PROPOSAL THREE: Advisory Approval of KeyCorp’s Executive Compensation

KeyCorp’s Board of Directors is providing shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers at this Annual Meeting as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act. At the 2017 Annual Meeting of Shareholders, shareholders were asked to recommend how often they should be given the opportunity to cast this advisory vote. The shareholders overwhelmingly voted for an annual advisory vote on executive compensation and the Board approved this choice. The next shareholder vote on the frequency of future votes on Named Executive Officer compensation is expected to occur at our 2023 Annual Meeting of Shareholders.

The vote on the compensation of our Named Executive Officers will not be binding on or overrule any decisions by KeyCorp’s Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of KeyCorp’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, as described in the Compensation Discussion and Analysis section beginning on page 24 of this proxy statement, the Compensation Committee has taken into account the results of previous votes on this issue in considering executive compensation arrangements and will take into account the outcome of this year’s vote when considering such arrangements in the future.

This advisory proposal was approved by approximately 94% of the KeyCorp common shares represented at the 2018 Annual Meeting of Shareholders. As discussed in the Compensation Discussion and Analysis section beginning on page 24 of this proxy statement, the Compensation Committee believes that the compensation of our Named Executive Officers for 2018 is reasonable and appropriate in light of the 2018 performance of the Company, is consistent with our pay-for-performance compensation philosophy, and helps to ensure the alignment of management’s interests with our shareholders’ interests to support long-term value creation.

The Board of Directors has determined that the best way to allow shareholders to vote on KeyCorp’s executive compensation is through the following resolution:

RESOLVED, that the shareholders approve on an advisory basis KeyCorp’s Named Executive Officer compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

57

PROPOSAL FOUR: Approval of KeyCorp’s 2019 Equity Compensation Plan

PROPOSAL FOUR: Approval of KeyCorp’s 2019 Equity Compensation Plan

KeyCorp’s Board of Directors is asking shareholders to approve the 2019 Equity Compensation Plan (the “2019 Equity Plan”). The Board unanimously adopted the 2019 Equity Plan on January 10, 2019, subject to shareholder approval at the 2019 Annual Meeting. The following discussion of the 2019 Equity Plan is qualified by reference to the full text of the 2019 Equity Plan included as Appendix A.

If approved by our shareholders, the 2019 Equity Plan will be the successor to the 2013 Plan. No further awards will be made under the 2013 Plan after approval of the 2019 Equity Plan by our shareholders. However, outstanding awards that were granted under the 2013 Plan (and any predecessor plans) before shareholder approval of the 2019 Equity Plan will remain outstanding in accordance with their terms. We sometimes refer to the 2013 Plan and our predecessor equity compensation plans collectively as the “Prior Plans.”

The 2019 Equity Plan provides KeyCorp with the ability to offer equity-based compensation to our employees and non-employee directors in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents, and other awards. These awards are designed to advance the interests and long-term success of KeyCorp and our shareholders by providing equity-based incentives for effective service and high levels of performance by plan participants.

Shareholders are being asked to approve the 2019 Equity Plan to authorize 71,600,000 common shares for issuance thereunder, which reflects an increase of approximately 58,200,000 common shares over the approximately 13,400,000 common shares that were available for awards under the 2013 Plan as of March 29, 2019. The share reserve under the 2019 Equity Plan will be (a) reduced by the number of common shares covered by awards granted under the 2013 Plan between March 29, 2019, and the date of the 2019 Annual Meeting, and (b) increased by any common shares covered by awards granted under the Prior Plans that were outstanding on March 29, 2019, but that are subsequently forfeited, canceled, settled in cash, or otherwise terminated without the issuance of common shares.

Shareholders are also being asked to approve the 2019 Equity Plan in order to:

•	authorize the grant of stock options that are intended to qualify for treatment as “incentive stock options” under Section 422 of the Internal Revenue Code; and

•

approve an annual limit on awards to non-employee directors under the 2019 Equity Plan, such that the aggregate grant date fair value of all awards granted to any single non-employee director during any single calendar year will not exceed 300% of the director’s cash retainer for that calendar year.

The Board of Directors believes that equity compensation is an integral part of KeyCorp’s compensation program and that shareholder approval of the 2019 Equity Plan will allow KeyCorp to continue to provide the appropriate levels and types of equity compensation for our employees and non-employee directors. If shareholders do not approve the 2019 Equity Plan, we may be required to increase the cash components of our compensation program, which could significantly hinder our ability to attract, motivate, and retain high-performing key employees and non-employee directors and to align their interests with those of our shareholders.

How We Calculated the Share Reserve under the 2019 Equity Plan

In determining the number of common shares we are asking shareholders to approve under the 2019 Equity Plan, the Board of Directors and Compensation Committee considered, among other things, the amount of our outstanding equity awards, our burn rate, our stock price and volatility, the expected potential dilution that would result from approval of the 2019 Equity Plan, and the voting guidelines of certain institutional investors and major proxy advisory firms.

On March 29, 2019, the record date for the 2019 Annual Meeting (the “Record Date”), KeyCorp had an aggregate of [•] common shares outstanding. On the Record Date, KeyCorp had a total of approximately [13,442,636] common shares reserved for issuance and available for future grants under the 2013 Plan. As of the Record Date, there were approximately [15,183,292] full-value awards issued and outstanding and approximately [8,573,742] options outstanding under KeyCorp’s Prior Plans, with an approximate weighted average exercise price of the outstanding options of $12.42 and an approximate weighted average remaining contractual term for the outstanding options of 5.56 years. The 2019 Equity Plan will employ a “fungible” plan design that assigns a higher cost to “full-value” awards (all awards other than stock options and stock appreciation rights) by reducing the share pool on a greater than one-for-one basis when full-value shares are granted. Consistent with the 2013 Plan, we have maintained a fungible rate of 2.05 common shares per full-value award in the 2019 Equity Plan.

58

PROPOSAL FOUR: Approval of KeyCorp’s 2019 Equity Compensation Plan

As part of our ongoing review of our compensation plans, we calculate our annual “burn rate” to help us determine, among other things, the expected remaining life of our plans based on the current number of outstanding shares (assuming no additional shares are authorized for issuance). Burn rate is calculated by dividing the aggregate number of stock options, time-based full-value awards granted, and performance-based full-value awards earned during the year by our basic weighted average common shares outstanding during the year. Full-value awards are counted as 2.5 common shares when calculating the burn rate, consistent with ISS’ burn rate methodology. KeyCorp’s burn rate experience for the past three years has been as follows:

Year	Burn Rate
2018	1.23%
2017	1.62%
2016	2.44%
Three year average	1.76%

At similar burn rate levels, the common shares remaining available for issuance under the 2013 Plan could be depleted by 2020. Unless our shareholders authorize the issuance of common shares under the 2019 Equity Plan, we may be required to increase the cash component of our long-term incentive compensation mix. While cash-settled, performance-based phantom shares are an important component of our balanced cash and equity compensation mix, an increase in cash awards may limit our ability to align our executives’ interests with the interests of our shareholders, to recruit new employees, and to retain and motivate our current employees in the long term. For a discussion of our current compensation practices, please refer to the Compensation Discussion and Analysis section beginning on page 24 of this proxy statement.

The table below provides additional information regarding our equity plan share usage over the last three completed fiscal years:

Award Type	FY 18	FY17	FY16
Time-based Stock Options Granted	346,088	1,370,069	2,565,489
Stock Settled Time-based Restricted Stock/RSUs Granted	4,474,034	5,999,237	8,013,803
Stock-Settled Performance-based RSUs (PRSUs) Earned/Vested	508,799	395,530	0
Basic Common Shares Outstanding	1,040,890,000	1,072,078,000	927,816,000

Based on the current range of our stock price, our current compensation practices, our anticipated future awards, as well as our three-year burn rate experience, we are requesting authority to issue up to 71,600,000 common shares pursuant to the 2019 Equity Plan. We believe this request will be sufficient for us to grant equity awards for approximately four years. Our actual share usage will vary based on a number of factors, including the number of employees receiving equity awards, our price per common share, the methodology used to value and determine the size of equity awards, the mix of award types provided to participants, and regulatory guidance regarding incentive compensation. We believe that our requested number of common shares will give us the necessary flexibility to respond to these changes and other unanticipated circumstances that may arise during the life of the 2019 Equity Plan.

A summary of material terms of the 2019 Equity Plan is provided below, and the complete text of the 2019 Equity Plan is attached as Appendix A.

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PROPOSAL FOUR: Approval of KeyCorp’s 2019 Equity Compensation Plan

Important Features of the 2019 Equity Plan

The table below highlights some of the important features of the 2019 Equity Plan, which reflect KeyCorp’s commitment to sound corporate governance and effective management of incentive compensation.

Plan Feature	Description
Reasonable Share Limits:	If the 2019 Equity Plan is approved, no more than 71,600,000 common shares will be authorized for issuance (as adjusted under the 2019 Equity Plan), and no more than 5,000,000 of those shares may be granted as incentive stock options. During any calendar year, no non-employee director will receive any awards that, individually or in the aggregate, exceed 300% of that director’s annual retainer.
Fungible Plan Design:	The 2019 Equity Plan employs a “fungible” plan design that assigns a higher cost to full-value awards by reducing the share pool on a greater than one-for-one basis when granted. Consistent with the 2013 Plan, we have maintained a fungible rate of 2.05 common shares per full-value award.
Responsible Recycling Provisions:	Only common shares relating to 2019 Equity Plan awards or outstanding awards under Prior Plans that have expired, are forfeited, or are cancelled, and common shares related to awards settled in cash instead of common shares, will become available again for issuance under the 2019 Equity Plan. common shares tendered in payment of an option exercise price, withheld by KeyCorp to satisfy tax withholding obligations, and common shares that are repurchased by KeyCorp with stock option proceeds will not be recycled back into the total number of common shares available for issuance under the 2019 Equity Plan. All common shares relating to a stock appreciation right that is exercised and settled in common shares will count against the share reserve, whether or not common shares are actually issued upon exercise.
Minimum Vesting Provisions:	Except as otherwise provided in the 2019 Equity Plan, equity-based awards granted under the 2019 Equity Plan will be subject to a minimum vesting period of at least one year, with an exception for awards covering up to 5% of the share reserve of the 2019 Equity Plan.
No Dividends Paid on Unvested Awards:	No dividends or dividend equivalents will be paid currently on any unvested full-value awards. Instead, any dividends or dividend equivalents with respect to unvested full-value awards will be accumulated or deemed reinvested until such time as the underlying award becomes vested. Further, dividends and dividend equivalents will not be payable at all on stock options or stock appreciation rights.
No Discounted Stock Options:	All stock options must have an exercise price equal to or greater than the fair market value of KeyCorp’s common shares on the grant date.
No “Evergreen” Provisions:	The 2019 Equity Plan authorizes the issuance of a fixed number of KeyCorp common shares (subject to adjustment as provided therein). Shareholder approval will be required before any additional shares can be authorized for issuance under the 2019 Equity Plan.
No Repricing:	The 2019 Equity Plan prohibits the repricing of stock options or stock appreciation rights without the approval of shareholders. This restriction applies to both direct repricing (lowering the exercise price of a stock option or stock appreciation right) and indirect repricing (canceling an outstanding stock option or stock appreciation right to grant a replacement award with a lower exercise price or exchanging the outstanding award for cash).
No “Liberal” Change of Control Definition:	The 2019 Equity Plan does not include a “liberal” change of control definition, which means that a change of control must actually occur in order for the change of control provisions of the 2019 Equity Plan to apply.
“Double-Trigger” Required for Change-in-Control Acceleration:	Unless otherwise specified in an award agreement under the 2019 Equity Plan, a participant’s unvested or unearned awards will vest upon a change of control only if the participant also incurs a qualifying termination of employment in connection with the change of control.

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PROPOSAL FOUR: Approval of KeyCorp’s 2019 Equity Compensation Plan

Plan Feature	Description
Administered by an Independent Committee:	The 2019 Equity Plan will be administered by the Compensation Committee, except for non-employee director awards which will be administered by the Nominating and Corporate Governance Committee. Each of the members of the Compensation Committee and the Nominating and Corporate Governance Committee qualify as “independent” under the listing standards of the New York Stock Exchange. References to the “Compensation Committee” below also refer to the Nominating and Corporate Governance Committee, where applicable.
Clawback and Harmful Activity Protections:	Pursuant to the terms of the 2019 Equity Plan, awards will be subject to forfeiture or recoupment in the event a participant engages in “harmful activity” or where applicable under KeyCorp’s clawback policy.

Types of Awards

The following types of awards, described below, may be granted under the 2019 Equity Plan: incentive or nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance share units, dividend equivalents and other awards (e.g., unrestricted shares, shares subject to transfer restrictions, etc.).

Stock Options

Stock options provide the right to purchase common shares at a price not less than the fair market value of KeyCorp’s common shares on the grant date (generally the closing price on the New York Stock Exchange on that date). As of February 28, 2019, the closing price per share of KeyCorp’s common shares was $17.66. All stock options granted under the 2019 Equity Plan will expire no later than 10 years from the grant date. The option exercise price may be paid either in cash or, as determined by the Compensation Committee, in other securities or property having a fair market value on the exercise date equal to the exercise price. In addition, KeyCorp may withhold common shares subject to the stock option to satisfy the exercise price. Stock options may be issued as incentive stock options to employees of KeyCorp and certain of its subsidiaries, or as nonqualified stock options to any participant in the 2019 Equity Plan. No dividend equivalents will be issued in connection with stock options.

Stock Appreciation Rights

Stock appreciation rights provide the right to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of common shares over the grant price of the stock appreciation right (generally the fair market value of KeyCorp’s common shares on the grant date). Stock appreciation rights may be granted in connection with stock options (“Tandem SARs”) or may be granted independent of other awards (“Free-Standing SARs”). Amounts payable upon exercise of a Tandem SAR or Free-Standing SAR are payable by KeyCorp at the time of exercise in cash, in common shares, or in any combination of cash and common shares as determined by the Compensation Committee. Stock appreciation rights may only be exercised:

•	on a date when the stock appreciation right is “in the money”;

•

with respect to Tandem SARs, at a time and to the same extent as the related stock option is exercisable and by surrender, unexercised, of the related stock option or any applicable portion of the related stock option; and

•	in compliance with all applicable restrictions specified in the applicable award agreement.

Award agreements for Free-Standing SARs must specify a base price for the Free-Standing SAR that is equal to or greater than the fair market value of KeyCorp’s common shares on the grant date. The base price of a Tandem SAR is the exercise price of the related stock option. No stock appreciation right may be exercised more than 10 years from the grant date, and no dividends or dividend equivalents will be paid with respect to stock appreciation rights awarded under the 2019 Equity Plan.

Restricted Stock

Restricted stock is an award of common shares subject to restrictions set by the Compensation Committee in the award agreement. The Compensation Committee may require that participants pay consideration for the restricted stock. All restricted stock awards under the 2019 Equity Plan will include a restriction on the sale, transfer, or other disposition of the restricted stock for a period specified by the Compensation Committee, and may include other restrictions and conditions as the Compensation Committee may impose. The award agreement may also provide that the restricted period will terminate or terminate early upon the achievement of specified performance goals. A participant will have the right to vote the common shares upon payment of any required consideration; however, the Compensation Committee will determine to what extent, and under what conditions, a participant will have the right to receive dividends paid on those shares during the restriction

61

PROPOSAL FOUR: Approval of KeyCorp’s 2019 Equity Compensation Plan

period. However, for restricted stock with performance goals, dividends or distributions paid on the restricted stock shall be deferred until and be contingent upon the achievement of the applicable performance goals.

Restricted Stock Units

Restricted stock units are an agreement to issue common shares or pay cash to the participant in consideration of the performance of services, subject to the fulfillment of conditions specified by the Compensation Committee. The Compensation Committee may require that participants pay consideration for the restricted stock units. A recipient of a restricted stock unit may not transfer any rights under the restricted stock unit award and will have no ownership (including any voting rights) in the common shares that may be deliverable upon payment of the restricted stock unit. The Compensation Committee will determine to what extent, and under what conditions, a participant will have the right to receive dividend equivalents with respect to the dividends that are paid on the common shares underlying the restricted stock units. However, for restricted stock units with performance goals, any dividend equivalents granted with respect to the common shares underlying the restricted stock units shall be deferred until and be contingent upon the achievement of the applicable performance goals.

Performance Shares and Performance Units

An award of performance shares or performance units is contingent upon the participant achieving one or more of the performance goals described more fully below under “Summary of the 2019 Equity Plan—Performance Goals.” An award of performance shares is denominated in common shares, while an award of performance units is a bookkeeping entry in favor of the recipient with a recorded book value per unit of $1.00. The Compensation Committee will specify the performance goals with respect to each grant of performance shares and performance units, subject to the considerations discussed below under “U.S. Federal Income Tax Consequences—Section 162(m).” Performance goals may be tied to the performance of the participant, to the performance of KeyCorp or any of its subsidiaries, divisions, departments, regions or functions, may be made relative to one or more other companies or may be made relative to an index of the performance goals themselves. Unless otherwise provided in an award agreement, a participant must be employed throughout the performance period (of not less than one year) to be entitled to any payment that may be earned during that period. The Committee may establish one or more formulas to determine whether all, some portion, or none of the performance shares or performance units granted with respect to any performance period qualify as earned during that performance period. KeyCorp may pay a participant for earned performance shares and performance units in cash, common shares, or any combination of cash and common shares, in the judgment of the Compensation Committee. Any dividend equivalents paid with respect to grants of performance shares will be deferred and be contingent on the participant earning the underlying performance shares.

Other Awards

The Compensation Committee may grant other equity-based awards that do not constitute stock options, stock appreciation rights, restricted shares or restricted share units, or performance shares or performance units. The Compensation Committee may grant other equity-based awards to anyone eligible to participate in the 2019 Equity Plan. These grants will be based on or measured in reference to the common shares and will be payable in cash, common shares, or a combination of cash and common shares. The terms and conditions for these grants will be determined by the Compensation Committee. Cash awards, as an element of or supplement to any other award granted under the 2019 Equity Plan, may also be granted under the 2019 Equity Plan. common shares may be granted as a bonus or in lieu of obligations of KeyCorp or any of its subsidiaries to pay cash or deliver other property under the 2019 Equity Plan or under other plans or compensatory arrangements, subject to such terms as determined by the Compensation Committee in compliance with Section 409A of the Internal Revenue Code.

Dividend Equivalents

The Compensation Committee may provide for dividend equivalents permitting the grantee to receive equivalent value as dividends are paid on the common shares underlying the award. Dividend equivalents are payable in cash or common shares and are accrued as contingent obligations. Dividend equivalents will not be granted with respect to stock options or stock appreciation rights.

Summary of the 2019 Equity Plan

The discussion that follows describes a number of terms of the 2019 Equity Plan to be approved by shareholders. The summary is subject, in all respects, to the complete terms of the 2019 Equity Plan attached hereto as Appendix A.

Eligibility

Awards under the 2019 Equity Plan may be granted to the approximately 18,000 employees of KeyCorp and its subsidiaries, and to the non-employee directors of KeyCorp.

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PROPOSAL FOUR: Approval of KeyCorp’s 2019 Equity Compensation Plan

Administration

The 2019 Equity Plan will be administered by the Compensation Committee or such other committee as the Board may designate from time to time. Within the terms of the 2019 Equity Plan, the Compensation Committee will have full authority to determine which persons are eligible to participate in the 2019 Equity Plan, which participants will receive awards, and the type and conditions of those awards. The Compensation Committee may delegate by resolution some of its authority to issue awards to employees under the 2019 Equity Plan to officers of KeyCorp, subject to limitations established by the Compensation Committee or applicable law. Awards to non-employee directors will be administered by the Nominating and Corporate Governance Committee of the Board under the Director’s Deferred Share Sub-Plan (which was adopted as a sub-plan of the 2013 Plan and will become a sub-plan of the 2019 Equity Plan upon approval of the 2019 Equity Plan by KeyCorp’s shareholders). Additionally, the KeyCorp Board of Directors may reserve to itself any or all of the authority granted to the Compensation Committee under the 2019 Equity Plan or the Nominating and Corporate Governance Committee under the Directors’ Deferred Share Sub-Plan.

Term and Termination

Upon shareholder approval, the 2019 Equity Plan will be deemed adopted and effective as of January 10, 2019. The 2019 Equity Plan will remain in effect until January 9, 2029, or such earlier time as either all common shares available under the plan have been issued and no further common shares are authorized for issuance or, the Board determines to terminate the 2019 Equity Plan. All grants made on or prior to the date of termination will continue in effect thereafter, subject to their respective terms and the terms of the 2019 Equity Plan.

Shares Available for Issuance

The total number of KeyCorp common shares that may be issued or transferred in connection with awards under the 2019 Equity Plan is limited to 71,600,000 common shares, plus any shares granted under the 2019 Equity Plan or any of KeyCorp’s prior plans relating to awards granted that expire or are forfeited or cancelled or for which the benefit provided by the award is settled in cash. Further, the number of common shares available for issuance under the 2019 Equity Plan will be reduced by the number of common shares covered by awards granted under the 2013 Plan between March 29, 2019, and the date of the 2019 Annual Meeting.

Fungible Plan Design

Due to the usage of a fungible plan design, the number of full-value awards that may be granted under the 2019 Equity Plan (awards other than stock options or stock appreciation rights) is limited to a maximum of 35,200,000 common shares, assuming that all awards granted under the 2019 Equity Plan are full-value awards. For every award other than stock options or stock appreciation rights, 2.05 common shares will be subtracted from the total number of common shares available under the 2019 Equity Plan for every common share that may be issued or transferred under the award. Common shares that may be issued pursuant to stock options or stock appreciation rights will be subtracted from the total available common shares of the 2019 Equity Plan on a share-for-share basis. Awards settled in cash will not be subtracted from either the total number of common shares available for issuance under the 2019 Equity Plan or the aggregate limit on full-value awards under the 2019 Equity Plan. Common shares tendered in payment of an option exercise price, withheld by KeyCorp to satisfy tax withholding obligations, and common shares that are repurchased by KeyCorp with stock option proceeds will not be recycled back into the total number of common shares available for issuance under the 2019 Equity Plan. Additionally, all common shares relating to a stock appreciation right that is exercised and settled in common shares (whether or not common shares are actually issued to the participant upon exercise), will be considered issued or transferred pursuant to the 2019 Equity Plan.

Aggregate Limit on Incentive Stock Options

No more than 5,000,000 common shares, in the aggregate, may be issued or transferred with respect to incentive stock options granted to employees under the 2019 Equity Plan.

Annual Limit on Awards to Individual Non-Employee Directors

The grant date fair value of all awards granted under the 2019 Equity Plan to any single non-employee director during any single calendar year will not exceed 300% of the director’s cash retainer for that calendar year.

Minimum Vesting Periods

In general, equity-based awards granted under the 2019 Equity Plan will be subject to a minimum vesting period of at least one year, except for (i) substitute awards issued in connection with mergers and acquisitions; (ii) common shares delivered in lieu of fully vested cash awards; and (iii) awards to non-employee directors that vest on the earlier of the first anniversary of the grant or the next annual meeting of shareholders (provided that the vesting period for such non-employee director awards will not be less than 50 weeks after grant). As an exception to the general rule, up to 5% of the total number of

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PROPOSAL FOUR: Approval of KeyCorp’s 2019 Equity Compensation Plan

common shares available for issuance under the 2019 Equity Plan may be issued pursuant to awards that do not comply with the vesting period described above. Further, the Compensation Committee retains discretion to provide, in the terms of an award or otherwise, for accelerated vesting or exercisability of any award, including of cases of retirement, death, disability, other termination of employment, or a change of control.

Performance Goals

The Committee will specify certain measurable performance goals in connection with the grant of performance shares or performance units, and may specify performance goals in connection with the grant of any stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, or other awards under the 2019 Equity Plan. The performance goals applicable to any award under the 2019 may be based on one or more criteria selected by the Compensation Committee, which may include (but shall not be limited to) the following:

•

return measures (earnings per share, return on equity, return on tangible common equity, return on assets, economic profit added, earnings before or after interest, taxes, depreciation and amortization);

•	revenue (total revenue, gross revenue, net revenue, revenue growth);

•	income (gross income, net income (before or after tax), net income after cost of capital, net interest income, noninterest income, fee income);

•	expense factors (noninterest expense, personnel expense, non-personnel expense, efficiency ratio);

•	balance sheet measures (loans, deposits, assets, tangible equity);

•	pre-provision net revenue;

•	operating leverage;

•	risk measures (net charge-offs, nonperforming assets, risk weighted assets, classified assets, criticized assets, allowance for loan and lease losses);

•	share price measures (share price, share price increase, total shareholder return);

•	capital measures (common equity tier 1, tangible common equity to tangible assets, risk-based capital);

•	market capitalization;

•

strategic objectives (branding, mergers and acquisitions, succession management, dynamic market response, expense reduction initiatives, cost savings & synergies, risk management and regulatory compliance); and

•	any other criteria selected by the Compensation Committee;

If the Compensation Committee determines that a change in the business, operations, corporate structure, or capital structure of KeyCorp, or the manner in which KeyCorp conducts its business, or other events or circumstances render the performance goals unsuitable, the Compensation Committee may in its discretion modify the performance goals or the related minimum acceptable level of achievement as the Compensation Committee judges appropriate and equitable in order to avoid the dilution or enlargement of awards granted with one or more of those performance goals, including, without limitation, to exclude the effects of extraordinary items, unusual or non-recurring events, cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures, and material restructuring or asset impairment charges.

Acceleration upon a Change of Control

The 2019 Equity Plan includes a “double-trigger” feature with respect to the acceleration of unvested or unearned awards in connection with a change of control. If a change of control occurs, unless otherwise specified in the award agreement, a participant’s unvested or unearned awards will not automatically vest unless KeyCorp terminates the participant’s employment without cause or the participant terminates his or her employment for good reason, within a two-year period following the change of control. The terms “cause,” “good reason,” and “change of control” are defined in the 2019 Equity Plan.

Consequences for Harmful Activity

If a participant engages in “Harmful Activity” (as defined in the 2019 Equity Plan) during his or her employment or within 12 months after termination of employment, then, subject to limited exceptions, adverse consequences to the participant are provided for in the 2019 Equity Plan, including KeyCorp’s recapture of: common shares underlying vested awards; profits realized upon the exercise of stock options or stock appreciation rights; and profits realized upon the sale of common shares underlying vested awards.

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PROPOSAL FOUR: Approval of KeyCorp’s 2019 Equity Compensation Plan

Compensation Recovery

All awards granted under the 2019 Equity Plan will be subject to forfeiture or repayment to the extent provided pursuant to KeyCorp’s clawback policy, as in effect from time to time.

Assignment and Transfer of Awards

Nonqualified stock options may not be assigned or transferred (other than by will or by the laws of descent and distribution) unless the Compensation Committee in its judgment allows such assignment or transfer. If the Committee allows any such assignment or transfer, the transferee will have the power to exercise the nonqualified stock option in accordance with the terms of the award and the provisions of the 2019 Equity Plan. No incentive stock option, stock appreciation right, restricted stock (during its restriction period), restricted stock units, performance share, or unvested other award may be transferred except by will or by the laws of descent and distribution. No award granted under the 2019 Equity Plan may be transferred for value. During a participant’s lifetime, only the participant (or in the case of incapacity of a participant, the participant’s attorney-in-fact or legal guardian) may exercise any incentive stock option or stock appreciation right.

Award Amendments

The Compensation Committee may amend the terms and conditions applicable to outstanding awards in any case where expressly permitted by the terms of the 2019 Equity Plan or of the relevant award agreement; or in any other case with the consent of the participant to whom the award was granted.

Plan Amendments

The Board may, subject to any shareholder approval required by law or the listing requirements of the New York Stock Exchange, alter or amend the 2019 Equity Plan from time to time as the Board determines to be in the best interests of KeyCorp and its shareholders.

Adjustments Upon Extraordinary Events

Notwithstanding the limits on plan amendments described above, upon certain extraordinary events related to the common shares, the 2019 Equity Plan may be adjusted automatically (in the case of any stock dividend, stock split, or share combination of the common shares) and automatically or upon the act of the Compensation Committee (in the case of any reclassification, recapitalization, merger, consolidation, business combination, liquidation, dissolution or spin-off, or other distribution to the shareholders other than cash dividends). Such adjustments may include increasing or decreasing the total number of common shares available for issuance under the 2019 Equity Plan, increasing or decreasing the total number of common shares that may be issued as incentive stock options, increasing or decreasing the individual award limits of the 2019 Equity Plan, adjusting the number and kinds of shares subject to a then-outstanding award, or adjusting the price per share or the terms and conditions of a then-outstanding award.

Deferral

To the extent permitted by Section 409A of the Internal Revenue Code, the Compensation Committee may permit participants to defer the issuance of common shares or the settlement of awards in cash under the 2019 Equity Plan pursuant to such rules, procedures or programs as the Compensation Committee may establish. The Compensation Committee may also provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts, to the extent permitted by Section 409A of the Internal Revenue Code.

U.S. Federal Income Tax Consequences

The following summary describes the principal federal (and not state or local) income tax consequences of awards granted under the 2019 Equity Plan as of the date of this proxy statement. This summary is general and is not intended to cover all tax consequences that may apply to any particular participant in the 2019 Equity Plan. For instance, this summary does not describe state or local tax consequences, nor does it discuss the provisions of Section 409A of the Internal Revenue Code, to the extent an award is subject to this section and does not satisfy its requirements.

Tax Consequences to Participants

Non-Qualified Stock Options

In general: (i) at the time a non-qualified stock option is granted, no income will be recognized by a participant; (ii) at the time of exercise of a non-qualified option, ordinary income will be recognized by the participant in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as a capital gain (or loss).

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PROPOSAL FOUR: Approval of KeyCorp’s 2019 Equity Compensation Plan

Incentive Stock Options

No income generally will be recognized by a participant upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If common shares are issued to a participant pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the participant within two years after the grant date or within one year after the transfer of the shares to the participant, then upon the sale of the shares any amount realized in excess of the exercise price will be taxed to the participant as a capital gain and any loss sustained will be a capital loss.

If common shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in the sale or exchange) over the exercise price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).

Stock Appreciation Rights

No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any unrestricted common shares, received pursuant to the exercise.

Restricted Stock

A participant receiving restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock reduced by any amount paid by the participant at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a participant who elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of award of the restricted stock will have taxable ordinary income on the date of award of the common shares equal to the excess of the fair market value of the common shares (determined without regard to the risk of the forfeiture or restrictions on transfer) over any purchase price paid for the common shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture and restrictions on transfer generally will be treated as additional compensation income and not as dividend income.

Restricted Stock Units

Generally, no income will be recognized by a participant upon the award of restricted stock units. A participant receiving restricted stock units generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares and/or the amount of cash on the date that such common shares and/or cash are transferred to the participant under the award, and the capital gains/loss holding period for any such common shares will also commence on such date.

Performance Shares and Performance Units

Generally, no income generally will be recognized by a participant upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the participant generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received. The participant’s capital gains/loss holding period for any such common shares will commence on the date of delivery of such common shares.

Other Awards

Generally, no income will be recognized by a participant upon the grant of other awards. Upon payment of other awards, the participant generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received. The participant’s capital gains/loss holding period for any such common shares will commence on the date of delivery of such common shares.

Tax Consequences to KeyCorp

To the extent that a participant recognizes ordinary income in the circumstances described above, KeyCorp or the subsidiary for which the participant performs services generally will be entitled to a corresponding compensation deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. However, KeyCorp’s compensation deductions also may be limited by Section 162(m) of the Internal Revenue Code (“Section 162(m)”), as discussed below.

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PROPOSAL FOUR: Approval of KeyCorp’s 2019 Equity Compensation Plan

Section 162(m)

Pursuant to Section 162(m), as amended by the Tax Cuts and Jobs Act of 2017, KeyCorp may not deduct compensation paid to a “covered employee” (as defined under Section 162(m)) for any fiscal year after 2017, to the extent that the compensation paid in such year exceeds $1,000,000, except as provided under transition rules for certain written binding compensation arrangements in effect on November 2, 2017. As a result, awards granted to a covered employee under the 2019 Equity Plan generally will not be deductible by KeyCorp to the extent that the total compensation paid to that covered employee for a year (including the amount of any such awards that would otherwise be deductible in that year) exceeds $1,000,000.

Registration with the Securities and Exchange Commission

KeyCorp intends to file a Registration Statement on Form S-8 relating to the issuance of the common shares under the 2019 Equity Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2019 Equity Plan by the shareholders. Contemporaneously with this registration, KeyCorp will deregister that amount of common shares authorized but not issued or subject to awards the 2013 Plan.

New Plan Benefits

No benefits or amounts will have been granted, awarded, or received under the 2019 Equity Plan prior to shareholder approval. Because the Compensation Committee (and in the case of non-employee directors, the Nominating and Corporate Governance Committee) will, in its sole judgment, determine the benefits that will be received by participants in the 2019 Equity Plan, it is not possible at this time to determine the benefits or the amounts to be received under the 2019 Equity Plan by KeyCorp’s employees or non-employee directors.

For grants made during fiscal 2018 to KeyCorp’s Named Executive Officers under the 2013 Plan, please see the 2018 Grants of Plan-Based Awards Table on page 41 of this proxy statement.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

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PROPOSAL FIVE: Approval of an Amendment to KeyCorp’s Articles of Incorporation to Increase the Number of Authorized Common Shares

PROPOSAL FIVE: Approval of an Amendment to KeyCorp’s Articles of Incorporation to Increase the Number of Authorized Common Shares

KeyCorp’s Board of Directors has adopted resolutions approving and recommending that shareholders adopt an amendment to KeyCorp’s Second Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized common shares of KeyCorp from 1,400,000,000 to 2,100,000,000. The proposed amendment does not affect the number of authorized shares of KeyCorp preferred stock, which remains at 25,000,000 shares.

Subject to shareholder approval, the proposed amendment would replace the first paragraph of Article IV of the Articles with the following language:

The authorized number of shares of the Corporation is 2,125,000,000, of which 25,000,000 shall be shares of preferred stock, with a par value of $1 each, as described in Part A of this Article IV (hereinafter called “Preferred Stock”), and 2,100,000,000 shall be common shares, with a par value of $1 each, as described in Part B of this Article IV (hereinafter called “Common Shares”).

The Articles currently authorize the issuance of up to 1,400,000,000 common shares, which has been the authorized number of common shares since 1998. As of March 29, 2019, [•] common shares were issued and outstanding and [•] common shares were reserved for issuance upon conversion or exercise or settlement of outstanding stock options, restricted stock awards and restricted stock unit awards. Accordingly, KeyCorp has [•] common shares available for future issuance. Under Proposal Four, 71,600,000 common shares would be authorized for issuance under the 2019 Equity Plan.

If approved by shareholders at the Annual Meeting, the amendment to the Articles will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Ohio, which KeyCorp expects to occur promptly after the Annual Meeting. Except as contemplated by the amendment set forth herein, the other provisions of the Articles will remain unchanged. If the proposed amendment is not approved by shareholders, no amendment to the Articles with respect to an increase in the number of authorized common shares will be filed and the proposal will not be implemented.

Reasons for the Increase in Common Shares

KeyCorp’s Board of Directors believes that the availability of additional authorized but unissued common shares would benefit KeyCorp in its ability to pursue strategies intended to support planned growth and to enhance shareholder value by ensuring that KeyCorp has a sufficient number of authorized but unissued common shares available for future use. In addition, the proposed increase would enable KeyCorp to promptly and appropriately respond to future business opportunities that may require the issuance of common shares, without the delay and expense associated with convening a special shareholders’ meeting. These opportunities may include, but are not limited to, capital raising transactions (including transactions, if any, in connection with any future changes in regulatory capital requirements) and transactions involving stock dividends, stock splits, the issuance of equity awards under our equity compensation plans and other general corporate purposes. An increase in the number of authorized common shares would also enhance our ability to respond promptly to opportunities for acquisitions or mergers.

With the exception of common shares reserved for issuance under our equity compensation plans, KeyCorp has no current plan, commitment, arrangement, understanding, or agreement to issue common shares that will become available if shareholders approve the amendment to the Articles and it becomes effective.

Effects of the Proposed Amendment to the Articles

If shareholders adopt the amendment to the Articles, the Board of Directors, in its sole discretion, may cause the issuance of additional common shares without further vote of KeyCorp’s shareholders, except as may be required in particular cases by our organizational documents, applicable laws or regulations, or the rules of the New York Stock Exchange. Upon issuance, the additional common shares would have the same rights, privileges and restrictions as the currently issued and outstanding common shares of KeyCorp. The additional common shares authorized in the amendment will not be entitled to preemptive rights nor will existing shareholders have any preemptive rights to acquire any of these shares when issued.

The adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing shareholders. If the Board of Directors directs us to issue additional common shares or securities convertible into or exercisable for common shares, such issuance could have a dilutive effect on the equity, earnings and voting interests of existing shareholders and, depending on the price at which they are issued, have a negative effect on the market price of our common shares.

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PROPOSAL FIVE: Approval of an Amendment to KeyCorp’s Articles of Incorporation to Increase the Number of Authorized Common Shares

An increase in the authorized number of common shares may also make it more difficult to, or discourage an attempt to, obtain control of KeyCorp by means of a takeover bid that the Board of Directors determines is not in the best interest of KeyCorp and its shareholders. For example, the additional authorized shares could be used to dilute the voting power of shares then-outstanding or increase the voting power of persons who would support the Board of Directors in a potential takeover situation. However, the Board of Directors does not intend or view the proposed increase in the authorized number of common shares as an anti-takeover measure and is not aware of any attempt or plan to obtain control of KeyCorp.

Vote Required

Approval of this proposal will require the affirmative vote of the holders of KeyCorp common shares entitled to exercise a majority of the voting power of KeyCorp.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

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PROPOSAL SIX: Authorize Board of Directors to Make Future Amendments to the Regulations

PROPOSAL SIX: Authorize Board of Directors to Make Future Amendments to the Regulations

KeyCorp’s Board of Directors has determined it is in the best interests of KeyCorp and its shareholders to seek shareholder approval of an amendment to KeyCorp’s Second Amended and Restated Regulations (the “Regulations”) to grant the Board authority to amend the Regulations.

In 2006, the Ohio Revised Code was amended to allow boards of directors of Ohio corporations to make certain amendments to their regulations without shareholder approval, if such authority is provided in or permitted by the articles or regulations, so long as such amendments do not divest or limit the shareholders’ power to adopt, amend, or repeal the regulations of the corporation. The amendment to the Ohio Revised Code was intended to provide Ohio corporations with the same flexibility historically afforded to companies in many other jurisdictions, permitting the board of directors to amend certain bylaw provisions without shareholder approval, and many publicly held Ohio corporations subsequently revised their regulations to grant this authority to their board of directors. KeyCorp’s Regulations currently require that all amendments be approved and adopted by our shareholders.

Importantly, the Ohio Revised Code still prohibits directors from amending the regulations to effect changes in certain areas deemed by the Ohio legislature to be important substantive rights reserved to the shareholders. The proposed amendment to our Regulations will prohibit our Directors from taking the following actions without the approval of our shareholders pursuant to Ohio law: (i) specifying the percentage of shares a shareholder must hold in order to call a shareholders’ meeting; (ii) specifying the length of the time period required for notice of a shareholders’ meeting; (iii) specifying that shares that have not yet been fully paid can have voting rights; (iv) specifying requirements for a quorum at a shareholders’ meeting; (v) prohibiting shareholder or director actions from being authorized or taken without a meeting; (vi) defining terms of office for directors or providing for classification of directors; (vii) requiring greater than a majority vote of shareholders to remove directors without cause; (viii) establishing requirements for a quorum at directors’ meetings, or specifying the required vote for an action of the directors; (ix) delegating authority to committees of the board to adopt, amend, or repeal regulations; and (x) removing the requirement that a control share acquisition of an issuing public corporation be approved by shareholders of the acquired corporation.

The proposed amendment will provide our Board with the authority to amend the Regulations without the time-consuming and expensive process of seeking shareholder approval, which would otherwise continue to be required if this proposal is not approved. The proposed amendment will also allow our Board to more efficiently address evolving governing norms similarly to other publicly held companies. Even if shareholders approve this proposal, shareholders will continue to retain the power to adopt, amend, and repeal the Regulations without action by the Board, and will therefore have the ability to change, modify, or repeal any amendments made by the Board should they determine that course to be appropriate.

In recent years, boards at many publicly held companies have amended their companies’ bylaws in response to governance developments, including proxy access. If the proposed amendment is adopted, the Board intends to further amend the Regulations to adopt a meaningful proxy access right for shareholders reflecting broadly accepted terms similar to the proxy access bylaw amendments adopted by many other companies. Specifically, the Regulations would state that a shareholder, or a group of no more than 20 shareholders, that has continuously owned at least 3% of KeyCorp’s outstanding stock entitled to vote in the election of directors for at least three years, may nominate and include in KeyCorp’s proxy materials up to the greater of two directors or 20% of the number of KeyCorp’s directors then in office, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the bylaws.

We will be required to promptly notify our shareholders of any amendments that the Board makes to our Regulations by filing a report with the SEC or by sending a notice to shareholders of record as of the date of the adoption of the amendment.

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PROPOSAL SIX: Authorize Board of Directors to Make Future Amendments to the Regulations

Subject to shareholder approval, the proposed amendment would replace the first paragraph of Article X of the Regulations with the following language:

These Regulations may only be amended, repealed, or altered or new regulations may only be adopted (i) at a meeting of shareholders, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, (ii) without a meeting, by the written consent of the holders of shares entitling them to exercise 100% of the voting power of the Corporation on such proposal, or (iii) by the Board of Directors (to the extent permitted by the Ohio General Corporation Law).

If approved by our shareholders at the Annual Meeting, the amendment to the Regulations will become effective immediately.

Vote Required

Approval of this proposal will require the affirmative vote of the holders of KeyCorp common shares entitled to exercise a majority of the voting power of KeyCorp.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

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General Information about the Annual Meeting

General Information about the Annual Meeting

Matters to Be Presented

KeyCorp’s Board of Directors is not aware of any other matter to be presented at the Annual Meeting except those described in this proxy statement. If any other matter is properly brought before the Annual Meeting, the individuals you have authorized to vote your shares will vote on your behalf using their best judgment.

How Votes Will Be Counted

Each KeyCorp common share is entitled to one vote on each matter to be considered at the Annual Meeting.

To transact business at the Annual Meeting, a majority of KeyCorp’s outstanding common shares must be present in person or by proxy. This is known as a quorum. If you return a valid proxy, your shares will be counted for determining if a quorum is present at the Annual Meeting.

You may vote “FOR” or “AGAINST,” or choose to “ABSTAIN” from voting for, each nominee for the Board of Directors and for each of the other proposals. Generally, choosing to “ABSTAIN” from a vote is counted as a vote “AGAINST” a particular proposal. However, a vote to “ABSTAIN” from the election of any director (as in Proposal One of this proxy statement) will not be counted as a “FOR” or “AGAINST” vote. Even if you choose to “ABSTAIN” on any or every proposal, your shares will still be counted toward the quorum.

If you hold your shares through a broker, your broker’s ability to vote your shares for you is governed by the rules of the New York Stock Exchange. Without your specific instruction, a broker or other nominee may only vote your shares on routine proposals. Your broker will submit a proxy card on your behalf but leave your shares unvoted on non-routine proposals—this is known as a “broker non-vote.” Without your specific instruction, your broker will not vote your shares on Proposals One (Election of Directors), Three (Advisory Approval of KeyCorp’s Executive Compensation), Four (Approval of KeyCorp’s 2019 Equity Compensation Plan), Five (Approval of an Amendment to KeyCorp’s Articles of Incorporation to Increase the Number of Authorized Common Shares), and Six (Authorize Board of Directors to Make Future Amendments to the Regulations ), which the New York Stock Exchange considers “non-routine” proposals. For Proposals One, Two, Three, and Four, non-votes will not be counted “FOR” or “AGAINST” these proposals, but for Proposals Five and Six, non-votes have the same effect as a vote against the proposals. Proposal Two is a routine matter on which your broker will vote without your instruction. Therefore, broker non-votes are not expected to occur with respect to Proposal Two. Broker non-votes will still be counted toward the quorum.

To ensure your shares are voted at the meeting, you are urged to provide your proxy instructions promptly by telephone, online, or by mailing your signed proxy card in the enclosed envelope. KeyCorp common shares represented by properly executed proxy cards, online instructions, or telephone instructions will be voted as you direct. If you do not vote at all on an otherwise properly-executed proxy card or your properly submitted online instruction gives no voting direction whatsoever, the proxies will vote your shares “FOR” the election of the nominees named herein as directors (Proposal One), “FOR” the ratification of the appointment of Ernst & Young as our independent auditors for the fiscal year ending December 31, 2019 (Proposal Two), “FOR” advisory approval of KeyCorp’s executive compensation (Proposal Three), “FOR” the approval of KeyCorp’s 2019 Equity Compensation Plan (Proposal Four), “FOR” the approval of an amendment to KeyCorp’s Articles of Incorporation to increase the number of authorized common shares (Proposal Five), and “FOR” the approval of an amendment to KeyCorp’s Regulations to permit the Board of KeyCorp to make further amendments to the Regulations (Proposal Six).

Revoking a Proxy

If you have submitted your proxy and would like to revoke it, you may do so any time before your shares are voted at the Annual Meeting by: (i) filing a notice with the Secretary of KeyCorp revoking your proxy, (ii) submitting a new, subsequently dated proxy (whether by proxy card, online, or telephone), or (iii) by attending the Annual Meeting and electing to vote your shares in person. Your presence at the Annual Meeting alone will not revoke your proxy.

Cost of Proxy Solicitation

KeyCorp will pay for preparing, printing, and mailing these proxy materials. Officers and employees of KeyCorp and its subsidiaries may solicit the return of proxies, but will not receive additional compensation for those efforts. KeyCorp has engaged D.F. King to assist in the solicitation of proxies at an anticipated cost of $15,500 plus expenses. KeyCorp will

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General Information about the Annual Meeting

request that brokers, banks, custodians, nominees, and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitations may be made by mail, telephone, or other means.

Attending the Annual Meeting

In Person

If you attend the Annual Meeting in person, you will be asked to present photo identification (such as a state-issued driver’s license) and proof that you own KeyCorp common shares before entering the meeting. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold shares in street name (through a bank or broker, for example), a recent brokerage statement or a letter from your broker or bank showing your holdings of KeyCorp common shares is proof of ownership. If you want to vote shares that you hold in street name in person at the Annual Meeting, you must bring a legal proxy in your name from the broker, bank, or other nominee that holds your shares.

Online Access

The Annual Meeting will be webcast live on our website: www.key.com/ir. Please visit the website before the meeting starts to determine if you need additional software to view the webcast.

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Additional Information

Additional Information

Proxy Statement Proposals for the 2020 Annual Meeting of Shareholders

The deadline for shareholders to submit proposals under the provisions of Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for the 2020 Annual Meeting of Shareholders is the end of the business day on December 10, 2019.

Other Proposals and Director Nominations for the 2020 Annual Meeting of Shareholders

KeyCorp’s Regulations sets an advance notice procedure for director nominations and for proposals a shareholder wishes to present directly at an annual meeting (rather than submitting for inclusion in our proxy statement under Rule 14a-8). Shareholder proposals submitted outside of Rule 14a-8 for the 2020 Annual Meeting of Shareholders must be received by the Secretary of KeyCorp no less than 60 and no more than 90 days before the meeting. Article I, Section 8 of KeyCorp’s Regulations specifies the information and statements that must be included in any shareholder proposal. The KeyCorp proxy relating to the 2020 Annual Meeting of Shareholders will give the proxy holders the discretion to vote or not vote on proposals submitted outside the Rule 14a-8 process that do not comply with the requirements in KeyCorp’s Regulations.

Shareholders who wish to nominate a person for election as a director of KeyCorp at an annual meeting must strictly comply with the requirements of Article II, Section 2(b) of KeyCorp’s Regulations, including providing notice to the Secretary of KeyCorp not less than 60 nor more than 90 days prior to the meeting. Article II, Section 2(b) of KeyCorp’s Regulations specifies the information and statements that must be included in any shareholder recommendation.

A copy of our Regulations was attached as Exhibit 3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission and available through its website (www.sec.gov). Upon written request to the Secretary of KeyCorp, KeyCorp will provide any shareholder, without charge, a copy of the procedures governing shareholder proposals or the nomination of directors.

Shareholder nominations or proposals should be submitted to the Secretary of KeyCorp at KeyCorp’s corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. The Secretary will direct the materials to the Chair of the Nominating and Corporate Governance Committee.

Eliminating Duplicative Proxy Materials

A single Notice of Internet Availability of Proxy Materials or a single copy of our 2018 Annual Report on Form 10-K and this proxy statement will be delivered to multiple shareholders who live at the same address. If you live at the same address as another shareholder and would like to receive your own copy of the Notice of Internet Availability of Proxy Materials, 2018 Annual Report, or this proxy statement, please contact KeyCorp’s transfer agent, Computershare Investor Services, LLC, by telephone at (800) 539-7216 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. A separate copy of the Notice of Internet Availability of Proxy Materials, or of our 2018 Annual Report and this proxy statement, will be delivered to you promptly and without charge.

If you live at the same address as another shareholder and are receiving multiple copies of our proxy materials, please contact Computershare at the telephone number or address above if you only want to receive one copy of those materials.

Annual Report

KeyCorp will provide without charge to each beneficial holder of KeyCorp common shares on the record date, upon written request of any such person, a copy of our 2018 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Any such request should be made in writing to the Secretary of KeyCorp at KeyCorp’s corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. Materials may also be requested online, by visiting www.key.com/ir, clicking on “Email & Material Requests” on the top navigation under “Investor Overview,” and completing the provided form.

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Appendix A: KeyCorp’s 2019 Equity Compensation Plan

KEYCORP 2019 EQUITY COMPENSATION PLAN

1.        EFFECTIVE DATE; PURPOSE; TERM; PRIOR PLAN.

(a)

The Corporation hereby establishes an equity compensation plan to be known as the KeyCorp 2019 Equity Compensation Plan effective as of January 10, 2019 (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Corporation (the date of such shareholder approval being the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

(b)

The Plan is intended to promote the interests of the Corporation and its shareholders by providing equity-based incentives for effective service and high levels of performance to Employees and Directors selected by the Committee. To achieve these purposes, the Corporation may grant Awards to selected Employees and Directors in accordance with the terms and conditions hereinafter set forth.

(c)

No Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(d)

If the Corporation’s shareholders approve the Plan, the KeyCorp 2013 Equity Compensation Plan (the “2013 Plan”) will terminate in its entirety effective on the Approval Date and all Common Shares authorized for issuances under the 2013 Plan but which are not then subject to awards under the Prior Plan will be canceled and no longer be available for issuance as awards; provided that all outstanding awards under the 2013 Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the 2013 Plan.

2.        DEFINITIONS.

2.1      1934 ACT. The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

2.2      ACQUISITION PRICE. The term “Acquisition Price” with respect to Restricted Stock and Restricted Stock Units shall mean such amount, if any, required by applicable law or as may be otherwise specified by the Committee in the Award Instrument with respect to the Restricted Stock or Restricted Stock Units as the consideration to be paid by the Participant for the Restricted Stock or Restricted Stock Units.

2.3      APPROVAL DATE. The term “Approval Date” shall mean the date that the Plan is first approved by the shareholders of the Corporation.

2.4      AWARD. The term “Award” shall mean an award granted under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards.

2.5      AWARD INSTRUMENT. The term “Award Instrument” shall mean a writing evidencing an Award in such form and with such provisions as the Committee may prescribe, including, without limitation, an agreement to be executed by the Participant and the Corporation, a certificate issued by the Corporation, a sub-plan established under the Plan or a letter executed by the Committee or its designee. An Award Instrument may be in an electronic medium, may be limited to notation on the books and records of the Corporation and, unless otherwise determined by the Committee, need not be signed by a representative of the Corporation or the Participant. Acceptance of the Award Instrument by a Participant constitutes agreement to the terms of the Award evidenced thereby.

2.6      BASE PRICE. The term “Base Price” with respect to a Free-Standing SAR shall mean the price specified in an Award of the Free-Standing SAR to be used as the basis for determining the amount to which a holder of the Free-Standing SAR is entitled upon the exercise of the Free-Standing SAR.

2.7      BOARD. The term “Board” shall mean the Board of Directors of the Corporation.

2.8      CHANGE OF CONTROL. Unless otherwise provided in the relevant Award Instrument or a Deferred Compensation Plan, a “Change of Control” shall be deemed to have occurred if there is a Change of Control under any of clauses (a), (b), (c), or (d) below. For these purposes, the Corporation will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall, for all purposes of this Section 2.8, include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50% or more of the total combined outstanding voting power of all classes of stock of the Corporation or any successor to the Corporation.

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(a)

A Change of Control will have occurred under this clause (a) if the Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and either:

(i)

immediately after giving effect to that transaction, less than 65% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to the transaction, or

(ii)

immediately after giving effect to that transaction, individuals who were directors of the Corporation on the day before the first public announcement of (x) the pendency of the transaction or (y) the intention of any person or entity to cause the transaction to occur, cease for any reason to constitute at least 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation.

(b)

A Change of Control will have occurred under this clause (b) if a tender or exchange offer shall be made and consummated for 35% or more of the outstanding voting stock of the Corporation or any Person is or becomes the beneficial owner of 35% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as adopted under the 1934 Act, disclosing the acquisition of 35% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any Person.

(c)	A Change of Control will have occurred under this clause (c) if either:

(i)

without the prior approval, solicitation, invitation, or recommendation of the Board any person or entity makes a public announcement of a bona fide intention (A) to engage in a transaction with the Corporation that, if consummated, would result in a Change Event (as defined below in this clause (c)), or (B) to “solicit” (as defined in Rule 14a-1 under the 1934 Act) proxies in connection with a proposal that is not approved or recommended by the Board, or

(ii)

any person or entity publicly announces a bona fide intention to engage in an election contest relating to the election of directors of the Corporation (pursuant to Regulation 14A, including Rule 14a-11, under the 1934 Act),

AND,

at any time within the 24-month period immediately following the date of the announcement of that intention, individuals who, on the day before that announcement, constituted the directors of the Corporation (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof unless both (A) the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors in office at the time of the election or nomination for election of such new director, and (B) prior to the time that the Incumbent Directors no longer constitute a majority of the Board, the Incumbent Directors then in office, by a vote of at least 75% of their number, reasonably determine in good faith that the change in Board membership that has occurred before the date of that determination and that is anticipated to thereafter occur within the balance of the 24-month period to cause the Incumbent Directors to no longer be a majority of the Board was not caused by or attributable to, in whole or in any significant part, directly or indirectly, proximately or remotely, any event under subclause (i) or (ii) of this clause (c).

For purposes of this clause (c), the term “Change Event” shall mean any of the events described in the following subclauses (x), (y), or (z) of this clause (c):

(x)

A tender or exchange offer shall be made for 25% or more of the outstanding voting stock of the Corporation or any Person is or becomes the beneficial owner of 25% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any Person.

(y)

The Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and, after giving effect to such transaction, less than 50% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to such transaction or less than 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation were directors of the Corporation immediately prior to such transaction.

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(z)	There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation.

(d)

A Change of Control will have occurred under this clause (d) if there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation.

2.9      CODE. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.10    COMMITTEE. The term “Committee” shall mean the Compensation and Organization Committee of the Board or such other committee or subcommittee as may be designated by the Board from time to time to administer the Plan. The Committee shall consist solely of at least three directors each of whom qualifies as a Non-Employee Director and satisfies any applicable standards of independence under the federal securities laws and the listing standards of the New York Stock Exchange (“NYSE”) or any other national securities exchange on which the Common Shares are listed as in effect from time to time.

2.11    COMMON SHARES. The term “Common Shares” shall mean common shares of the Corporation, with a par value of $1.00 each.

2.12    CORPORATION. The term “Corporation” shall mean KeyCorp and its successors, including the surviving or resulting corporation of any merger of KeyCorp with or into, or any consolidation of KeyCorp with, any other corporation or corporations.

2.13    DEFERRED COMPENSATION PLANS. The term “Deferred Compensation Plans” shall mean the Existing Deferral Plans and any other plan, agreement or program of the Corporation that is now or hereafter intended to provide Employees or Directors with the opportunity or obligation to defer the payment or delivery of compensation earned by or awarded to them, but only if and to the extent that such plan (a) has been determined by the Board to be covered by this Plan as a Deferred Compensation Plan, (b) has not been separately approved by the Corporation’s shareholders, and (c) is not a plan that is qualified under Section 401(a) of the Code.

2.14    DIRECTOR. The term “Director” means any individual who is a member of the Board who is not an Employee.

2.15    DISABILITY. The term “Disability” with respect to an Employee shall mean shall mean (1) a physical or mental disability which prevents the Employee from performing the duties the Employee was employed to perform for the Corporation or Subsidiary employing such Employee when such disability commenced, (2) has resulted in the Employee’s absence from work for 180 qualifying days, and (3) application has been made for the Employee’s disability coverage under the KeyCorp Long Term Disability Plan, and such Disability results in the Participant’s termination of employment.

2.16    EFFECTIVE DATE. The term “Effective Date” shall have the meaning set forth in Section 1(a) of the Plan.

2.17    EMPLOYEE. The term “Employee” shall mean any individual employed by the Corporation or by any Subsidiary and shall include officers as well as all other employees of the Corporation or of any Subsidiary (including employees who are members of the Board or of the Board of Directors of any Subsidiary).

2.18    EMPLOYMENT TERMINATION DATE. Except as otherwise determined by the Committee, the term “Employment Termination Date” with respect to an Employee shall mean the first date on which the Employee is no longer employed by the Corporation or any Subsidiary.

2.19    EXERCISE PRICE. The term “Exercise Price” with respect to an Option shall mean the price specified in the Option at which the Common Shares subject to the Option may be purchased by the holder of the Option.

2.20    EXISTING DEFERRAL PLANS. The term “Existing Deferral Plans” shall mean the KeyCorp Deferred Savings Plan, the KeyCorp Second Deferred Savings Plan, the KeyCorp Long-Term Incentive Deferral Plan, the KeyCorp Directors’ Deferred Share Sub-Plan, and such other deferred compensation plans as KeyCorp shall from time to time establish.

2.21    FAIR MARKET VALUE. Except as otherwise determined by the Committee at the time of the grant of an Award in accordance with Section 409A of the Code, the term “Fair Market Value” with respect to Common Shares shall mean:

(a)

if the Common Shares are traded on a national securities exchange, the closing price per Common Share on that national exchange on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the most recent prior date on which there were any sales of Common Shares; or

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(b)

if the Common Shares are not traded on a national securities exchange, the fair market value of the Common Shares as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Instrument, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

2.22    FREE-STANDING STOCK APPRECIATION RIGHT. The term “Free-Standing Stock Appreciation Right” or “Free-Standing SAR” shall mean an SAR granted to a Participant that is not granted in tandem with an Option that entitles the holder thereof to receive from the Corporation, upon exercise of the Free-Standing SAR or any portion of the Free-Standing SAR, an amount equal to 100%, or such lesser percentage as the Committee may determine at the time of grant of the Free-Standing SAR, of the excess, if any, measured at the time of the exercise of the Free-Standing SAR, of

(a)	the aggregate Fair Market Value of the Common Shares underlying the Free-Standing SARs being exercised over

(b)	the aggregate Base Price of those Common Shares underlying the Free-Standing SARs being exercised.

2.23    GOOD REASON. The term “Good Reason” shall have the meaning given to it in any change in control agreement between the Corporation and the Employee. If no such agreement exists or if such agreement does not contain a definition of “Good Reason”, an Employee shall be deemed to have “Good Reason” to terminate the Employee’s employment with the Corporation or a Subsidiary under this Plan if, within two years after the occurrence of a Change of Control, any of the events listed in clauses (a) through (d) of this Section 2.23 occurs without the written consent of the Employee, and the Employee has provided notice of such event(s) to the Corporation and an opportunity by the Corporation to cure:

(a)	a material reduction in the Employee’s base salary;

(b)	a material reduction in the Employee’s authority, duties, or responsibilities;

(c)	a relocation of the Employee’s principal place of employment to a location more than 50 miles from where such principal place of employment was located prior to the Change of Control; or

(d)	any other action or inaction that constitutes a material breach of the Employee’s terms or conditions of employment.

For purposes of this Section 2.23, the Corporation will be deemed to have had an opportunity to cure and will have failed to effect a cure if the circumstance(s) otherwise constituting Good Reason persists and the Employee has notified the Corporation within 90 calendar days of the material reduction, change, or breach (as the case may be), and the Corporation has not effectuated a cure for such material reduction, change or breach within 30 calendar days following the Employee’s notice of the Good Reason circumstance.

2.24    INCENTIVE STOCK OPTION. The term “Incentive Stock Option” shall mean an Option intended by the Committee to qualify as an “incentive stock option” within the meaning of Section 422 of the Code (or any successor provision).

2.25    KEY. The term “Key” shall mean the Corporation and its Subsidiaries collectively.

2.26    NON-EMPLOYEE DIRECTOR. The term “Non-Employee Director” shall mean a director who is a “Non-Employee Director” of the Corporation within the meaning of Rule 16b-3.

2.27    NONQUALIFIED OPTION. The term “Nonqualified Option” shall mean an Option intended by the Committee not to qualify as an “incentive stock option” under Section 422 of the Code (or any successor provision) or an Option intended by the Committee to qualify as an “incentive stock option” under Section 422 of the Code but that fails to so qualify.

2.28    OPTION. The term “Option” shall mean an Award entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time.

2.29    OPTION EXPIRATION DATE. The term “Option Expiration Date” with respect to any Option shall mean the date selected by the Committee after which, except as provided in Section 13.4 of the Plan, in the case of the death of the Participant to whom the Option was granted, the Option may not be exercised.

2.30    OTHER AWARD. The term “Other Award” shall mean an Award granted pursuant to Section 11 of the Plan.

2.31    PARTICIPANT. The term “Participant” shall mean any eligible Employee or Director who holds one or more outstanding Awards.

2.32    PERFORMANCE GOAL. The term “Performance Goal” shall mean the measurable performance goal or goals specified by the Committee in connection with the grant of Performance Shares or Performance Units, or when so determined

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by the Committee, Options, SARs, Restricted Stock, Restricted Stock Units, Other Awards or dividend equivalents, pursuant to the Plan. Performance Goals may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Corporation or Subsidiary in which an Employee is employed. The Performance Goals may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance goals themselves. The Performance Goals applicable to any Award may be based on one or criteria selected by the Committee, which may include (but shall not be limited to) the following:

(a)

return measures (earnings per share, return on equity, return on tangible common equity, return on assets, economic profit added, earnings before or after interest, taxes, depreciation and amortization);

(b)	revenue (total revenue, gross revenue, net revenue, revenue growth);

(c)	income (gross income, net income (before or after tax), net income after cost of capital, net interest income, noninterest income, fee income);

(d)	expense factors (noninterest expense, personnel expense, non-personnel expense, efficiency ratio);

(e)	balance sheet measures (loans, deposits, assets, tangible equity);

(f)	pre provision net revenue;

(g)	operating leverage;

(h)	risk measures (net charge-offs, nonperforming assets, risk weighted assets, classified assets, criticized assets, allowance for loan and lease losses);

(i)	share price measures (share price, share price increase, total shareholder return);

(j)	capital measures (common equity tier 1, tangible common equity to tangible assets, risk based capital);

(k)	market capitalization;

(l)

strategic objectives (branding, mergers and acquisitions, succession management, dynamic market response, expense reduction initiatives, cost savings & synergies, risk management and regulatory compliance); and

(m)	any other criteria selected by the Committee.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of extraordinary items, unusual or non-recurring events, cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges.

2.33    PERFORMANCE PERIOD. The term “Performance Period” shall mean such one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, within which the Performance Goals relating to one or more Awards of Performance Shares or Performance Units are to be achieved.

2.34    PERFORMANCE SHARES. The term “Performance Shares” shall mean an Award denominated in Common Shares and contingent upon attainment of one or more Performance Goals over a Performance Period.

2.35    PERFORMANCE UNITS. The term “Performance Units” shall mean a bookkeeping entry that records a unit equal to $1.00 awarded pursuant to Section 10 of the Plan, which are contingent upon attainment of one or more Performance Goals over a Performance Period.

2.36    PERSON. The term “Person” shall mean a “person” as used in Section 13(d) and Section 14(d)(2) of the 1934 Act.

2.37    PLAN. The term “Plan” shall mean this KeyCorp 2019 Equity Compensation Plan as from time to time hereafter amended in accordance with Section 23.1 of the Plan.

2.38    PRIOR PLANS. The term “Prior Plans” means the 2013 Plan (as defined in Section 1(d) of the Plan) and the KeyCorp 2010 Equity Compensation Plan.

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Appendix A: KeyCorp’s 2019 Equity Compensation Plan

2.39    RESTRICTED STOCK. The term “Restricted Stock” shall mean Common Shares delivered to a Participant pursuant to an Award subject to such restrictions, conditions and contingencies as the Committee may provide in the relevant Award Instrument, including:

(a)	the restriction that the Participant not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate the Restricted Stock during the applicable Restriction Period,

(b)	the requirement that the Restriction Period will terminate or terminate early upon achievement of specified Performance Goals, and

(c)	such other restrictions, conditions, and contingencies, if any, as the Committee may provide in the Award Instrument with respect to the Restricted Stock.

2.40    RESTRICTED STOCK UNITS. The term “Restricted Stock Units” shall mean an Award pursuant to Section 9 of the Plan whereby a Participant receives the right to receive Common Shares or the cash equivalent thereof at a specified time in the future in consideration of the performance of services, but subject to such restrictions, conditions and contingencies as the Committee may provide in the relevant Award Instrument.

2.41    RESTRICTION PERIOD. The term “Restriction Period” with respect to an Award of Restricted Stock shall mean the period selected by the Committee and specified in the Award Instrument with respect to that Restricted Stock during which the Participant may not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate that Restricted Stock.

2.42    RULE 16b-3. The term “Rule 16b-3” shall mean Rule 16b-3 (or any successor rule substantially to the same effect) promulgated under the 1934 Act, as in effect from time to time.

2.43    STOCK APPRECIATION RIGHT. The term “Stock Appreciation Right” or “SAR” shall mean a right granted pursuant to Section 7 of the Plan and will include Tandem Stock Appreciation Rights and Free-Standing Stock Appreciation Rights.

2.44    SUBSIDIARY. The term “Subsidiary” shall mean any corporation, partnership, joint venture, or other business entity in which the Corporation owns, directly or indirectly, more than 50% of the total combined voting power of all classes of stock (in the case of a corporation) or other ownership interest (in the case of any entity other than a corporation).

2.45    TANDEM STOCK APPRECIATION RIGHT. The term “Tandem Stock Appreciation Right” or “Tandem SAR” shall mean an Award granted to a Participant with respect to all or any part of any Option that entitles the holder thereof to receive from the Corporation, upon exercise of the Tandem SAR and surrender of the related Option, or any portion of the Tandem SAR and the related Option, an amount equal to 100%, or such lesser percentage as the Committee may determine at the time of the grant of the Tandem SAR, of the excess, if any, measured at the time of the exercise of the Tandem SAR, of (a) the aggregate Fair Market Value of the Common Shares subject to the Option with respect to which the Tandem SAR is exercised over (b) the aggregate Exercise Price of those Common Shares under the Option.

2.46    TERMINATION FOR CAUSE. “Termination for Cause” shall mean the termination of an Employee’s employment by Key for “Cause” as defined in any applicable change in control agreement between Key and the Employee. If no such applicable agreement exists or if such agreement does not contain a definition of “Cause”, the termination of the employment of an Employee of Key shall be deemed a “Termination for Cause” if, prior to the termination of employment, any of the following has occurred:

(a)

the Employee’s willful and continued failure to perform the principal duties of his or her employment (other than any such failure resulting from vacation, leave of absence or incapacity due to injury, accident or disability), as reasonably determined by Key;

(b)

the Employee’s material breach of any agreement, covenant or representation made in any employment or other agreement with Key or a material violation of Key’s internal policies or procedures as are in effect as of the date such violation occurred;

(c)

Employee’s material violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to Employee or to Key;

(d)

Employee’s arrest for, conviction of, or plea of guilty or nolo contendere to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or any felony of any nature whatsoever;

(e)

Employee’s failure to obtain or maintain any registration, license or other authorization or approval that Employee is required to maintain or that Key reasonably believes is required in order for Employee to perform Employee’s duties;

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(f)

Employee’s willful failure to execute a directive of Employee’s supervisor (unless such directive would result in the commission of an act which is illegal or unethical) or commission of an act against the directive of Employee’s supervisor;

(g)

the Employee commits an act or series of acts of misconduct in the course of the Employee’s employment which is materially detrimental to the financial condition or business reputation of Key, whether as a result of adverse publicity or otherwise;

(h)	Key has been ordered or directed by any federal or state regulatory agency with jurisdiction to terminate or suspend the Employee’s employment; or

(i)	the Employee shall have intentionally engaged in Harmful Activity (as defined in Section 19) while the Employee remains in the employ of Key.

2.47    TERMINATION UNDER LIMITED CIRCUMSTANCES. The term “Termination Under Limited Circumstances” shall mean, except as otherwise set forth in the Award Instrument, an Employee’s termination from the Corporation or any Subsidiary under circumstances in which the Employee becomes entitled to receive: (a) a severance under the KeyCorp Separation Pay Plan as in effect at the time of the Employee’s termination, or (b) under circumstances under which the Employee is entitled to receive salary continuation benefits under the terms and conditions of an employment separation or letter agreement with the Corporation or any Subsidiary, including, without limitation, a Change of Control Agreement.

2.48    TRANSFEREE. The term “Transferee” shall mean, with respect to Nonqualified Options only, any person or entity to which a Participant transfers or assigns all or part of his or her Options with permission by the Committee.

2.49    VOLUNTARY RESIGNATION. The term “Voluntary Resignation” means that the Employee shall have terminated his or her employment with the Corporation and its Subsidiaries by voluntarily resigning at his or her own instance without having been requested to so resign by the Corporation or its Subsidiaries, except that any resignation by the Employee will not be deemed to be a Voluntary Resignation if, within two years after the occurrence of a Change of Control, the Employee terminates his or her employment for Good Reason.

3.        ADMINISTRATION. The Plan shall be administered by the Committee. No Award may be made under the Plan to any member or alternate member of the Committee. The Committee shall have authority, subject to the terms of the Plan,

(a)

to determine the Participants who are eligible to participate in the Plan, the type, size, and terms of Awards to be granted to any Participant, the time or times at which Awards shall be exercisable or at which restrictions, conditions, and contingencies shall lapse, and the terms and provisions of the instruments by which Awards shall be evidenced,

(b)	to establish any other restrictions, conditions, and contingencies on Awards in addition to those prescribed by the Plan,

(c)	to interpret the Plan, and

(d)	to make all determinations necessary for the administration of the Plan.

The construction and interpretation by the Committee of any provision of the Plan or any Award Instrument delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Award Instrument shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith.

The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, subject to any limitations imposed by the Committee or by applicable law, the Committee may delegate to one or more of its members or to one or more officers of the Corporation, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Corporation to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under this Plan, (ii) determine the size of any such Awards, and (iii) exercise the Committee’s discretionary authority pursuant to Section 23.4 of the Plan; provided, however, that (A) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is an officer, director, or more than 10% beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the 1934 Act, as determined by the Committee in accordance with Section 16 of

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the 1934 Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Awards granted to Directors may be made pursuant to one or more sub-plans to this Plan, which shall be administered by the Committee, the Board or another committee thereof as specified in such sub-plan(s).

The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this paragraph) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

4.        ELIGIBILITY. Awards may be granted to Employees and Directors selected by the Committee in its sole discretion. The granting of any Award to a Participant shall not entitle that Participant to, nor disqualify the Participant from, participation in any other grant of an Award.

5.        STOCK SUBJECT TO THE PLAN.

5.1      TYPE OF STOCK. The Common Shares that may be issued and distributed to Participants in connection with Awards granted under the Plan may be authorized and unissued Common Shares, treasury Common Shares, or Common Shares acquired on the open market specifically for distribution under the Plan, as the Board may from time to time determine.

5.2      NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 5.4 and Section 16 of the Plan, the number of Common Shares that may be issued or transferred

(a)	upon the exercise of Options or Stock Appreciation Rights,

(b)	in payment of Restricted Stock and released from a substantial risk of forfeiture thereof,

(c)	in payment of Restricted Stock Units,

(d)	in payment of Performance Shares or Performance Units that have been earned,

(e)	in payment of dividend equivalents paid with respect to Awards made under the Plan,

(f)	as Other Awards or in payment of Other Awards, or

(g)	in payment of any other award pursuant to this Plan,

shall not exceed in the aggregate 71,600,000 Common Shares, reduced by the Common Shares covered by awards granted under the 2013 Plan after December 31, 2018 but prior to the Approval Date, and increased by the Common Shares covered by awards outstanding under the Prior Plans after December 31, 2018 that are forfeited, canceled, settled in cash or otherwise terminated without the issuance of such Common Shares. Common Shares issued under any plan assumed by the Corporation in any corporate transaction or Awards granted pursuant to Section 21 will not count against the aggregate share limit described in this Section 5.2.

5.3      SHARE USE. Each Common Share issued or transferred pursuant to an award of Options or Stock Appreciation Rights will reduce the aggregate plan limit described above in Section 5.2 by one Common Share. Each Common Share issued or transferred (and in the case of Restricted Stock, released from all substantial risk of forfeiture) pursuant to an award other than Options or Stock Appreciation Rights shall reduce the aggregate plan limit described above in Section 5.2 by 2.05 Common Shares. Any Common Shares that again become available for issuance pursuant to this Section 5 shall be added back to the aggregate plan limit in the same manner such shares were originally deducted from the aggregate plan limit pursuant to this Section 5.3 (or, in the case of Common Shares subject to an outstanding award under a Prior Plan that again become available for issuance pursuant to this Section 5, in the same manner such shares were originally deducted from the share limit under the applicable Prior Plan).

5.4      ADJUSTMENTS. The number of Common Shares available in Section 5.2 above shall be adjusted to account for Common Shares relating to any awards granted under this Plan that expire or are forfeited. Common Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and distributed to an Employee and, therefore, the total number of Common Shares available under Section 5.2 above as of a given date shall not be reduced by any Common Shares relating to prior Awards that have expired or have been forfeited or cancelled, and upon

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payment in cash of the benefit provided by any Award granted under the Plan, any Common Shares that were covered by that Award will be available for issuance or transfer hereunder. Notwithstanding anything to the contrary contained herein: (a) if Common Shares are tendered or otherwise used in payment of the Exercise Price of an Option, the total number of Common Shares covered by the Option being exercised shall reduce the aggregate plan limit described above; (b) Common Shares withheld by the Corporation to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; and (c) the number of Common Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not Common Shares are actually issued and distributed to the Employee upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan. In the event that the Corporation repurchases Common Shares with Option proceeds, those Common Shares will not be added to the aggregate plan limit described above. If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on Fair Market Value (whether under a Deferred Compensation Plan or otherwise), such Common Shares will not count against the aggregate plan limit described above.

5.5      LIMITS. Notwithstanding anything in this Section 5 or elsewhere in the Plan to the contrary and subject to adjustment as provided in Section 16 of the Plan:

(a)	the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 5,000,000 Common Shares; and

(b)

in no event shall the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any single Director during any single calendar year exceed an amount equal to 300% of the Director’s cash retainer for such calendar year.

6.        STOCK OPTIONS.

6.1      TYPE AND DATE OF GRANT OF OPTIONS.

(a)

The Award Instrument pursuant to which any Incentive Stock Option is granted shall specify that the Option granted thereby shall be treated as an Incentive Stock Option. The Award Instrument pursuant to which any Nonqualified Option is granted shall specify that the Option granted thereby shall not be treated as an Incentive Stock Option.

(b)	The day on which the Committee authorizes the grant of an Incentive Stock Option shall be the date on which that Option is granted.

(c)	The day on which the Committee authorizes the grant of a Nonqualified Option shall be considered the date on which that Option is granted, unless the Committee specifies a later date.

(d)

The Committee reserves the discretion after the date of grant of an Option to provide for (i) the availability of a loan at exercise; or (ii) the right to tender in satisfaction of the Exercise Price nonforfeitable, unrestricted Common Shares, which are already owned by the Employee and have a value at the time of exercise that is equal to the Exercise Price.

(e)

Options granted under the Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Employees who meet the definition of “employees” under Section 3401(c) of the Code.

6.2      EXERCISE PRICE. The Exercise Price under any Option shall be not less than the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

6.3      OPTION EXPIRATION DATE. The Option Expiration Date under any Option shall be not later than ten years from the date on which the Option is granted.

6.4      EXERCISE OF OPTIONS.

(a)

Except as otherwise provided in Section 13 of the Plan, an Option may be exercised only while the Participant to whom the Option was granted is in the employ or service of the Corporation or of a Subsidiary. Subject to this requirement and the other provisions of the Plan, including the minimum vesting provisions of Section 12, each Option shall become exercisable in one or more installments at the time or times provided in the Award Instrument evidencing the Option. A Participant to whom an Option is granted or, with respect to Nonqualified Options, the Participant’s Transferee may exercise the Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Option is then exercisable, except that no fraction of a Common Share may be purchased upon the exercise of any Option.

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(b)	The Award Instrument may provide that specified Performance Goals must be achieved as a condition to the exercise of any Option.

(c)

A Participant or, with respect to Nonqualified Options, any Transferee electing to exercise an Option shall deliver to the Corporation (i) the Exercise Price payable in accordance with Section 6.5 of the Plan and (ii) written notice of the election that states the number of whole Common Shares with respect to which the Participant is exercising the Option.

(d)	The exercise of an Option will result in the cancellation on a share-by-share basis of any Tandem SAR granted under Section 7 of the Plan.

6.5      PAYMENT FOR COMMON SHARES. Upon exercise of an Option by a Participant or, with respect to Nonqualified Options, any Transferee, the Exercise Price shall be payable by the Participant or Transferee in cash or in such other form of consideration as the Committee determines may be accepted, including without limitation, securities or other property, or any combination of cash, securities or other property or, to the extent permitted by applicable law, by delivery by the Participant or Transferee (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act promptly to deliver to the Corporation the amount of sale or loan proceeds to pay the Exercise Price. The Committee, in its sole discretion, may grant to a Participant or, with respect to Nonqualified Options, any Transferee the right to transfer Common Shares acquired upon the exercise of a part of an Option in payment of the Exercise Price payable upon immediate exercise of a further part of the Option or to have the Corporation withhold Common Shares with an aggregate Fair Market Value equal to the Exercise Price.

6.6      CONVERSION OF INCENTIVE STOCK OPTIONS. The Committee may at any time in its sole discretion take such actions as may be necessary to convert any outstanding Incentive Stock Option (or any installments or portions of installments thereof) into a Nonqualified Option with or without the consent of the Employee to whom that Incentive Stock Option was granted and whether or not that Employee is an Employee at the time of the conversion.

6.7      DIVIDEND EQUIVALENTS. No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options.

7.        STOCK APPRECIATION RIGHTS.

7.1      GRANT OF SARS.

(a)

The Committee may authorize the granting (i) to any holder of an Option, of Tandem SARs in respect of Options granted hereunder, and (ii) to any Participant, of Free-Standing SARs. A Tandem SAR may be granted only in connection with an Option. A Tandem SAR granted in connection with an Incentive Stock Option may be granted only when the Incentive Stock Option is granted. A Tandem SAR granted in connection with a Nonqualified Option may be granted either when the related Nonqualified Option is granted or at any time thereafter including, in the case of any Nonqualified Option resulting from the conversion of an Incentive Stock Option, simultaneously with or after the conversion. A Free-Standing SAR is not granted in tandem with an Option.

7.2      EXERCISE OF SARS.

(a)

A Participant electing to exercise a SAR shall deliver written notice to the Corporation of the election identifying the SAR and, with respect to Tandem SARs, the related Option with respect to which the Tandem SAR was granted to the Participant, and specifying the number of whole Common Shares with respect to which the Participant is exercising the SAR. Upon exercise of a Tandem SAR, the related Option shall be deemed to be surrendered to the extent that the Tandem SAR is exercised

(b)

The Committee may specify in the Award Instrument pursuant to which SARs are granted that the amount payable on exercise of a SAR may not exceed a maximum specified by the Committee in the Award Instrument.

(c)	No SAR granted under this Plan may be exercised more than ten years from the date on which the SAR is granted.

(d)	No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs.

(e)

SARs may be exercised only (i) on a date when the SAR is “in the money” (i.e., when there would be positive consideration received upon exercise of the SAR), (ii) with respect to Tandem SARs, at a time and to the same extent as the related Option is exercisable, (iii) with respect to Tandem SARs, unless otherwise provided in the relevant Award Instrument, by surrender to the Corporation, unexercised, of the related Option or any applicable portion thereof, and (iv) in compliance with all restrictions set forth in the relevant Award Instrument or specified by the Committee.

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(f)

The Committee may specify in the Award Instrument pursuant to which any SAR is granted waiting periods and restrictions on permissible exercise periods consistent with the provisions of the Plan, including the minimum vesting provisions of Section 12.

(g)	The Committee may specify in the Award Instrument pursuant to which SARs are granted Performance Goals that must be achieved as a condition of the exercise of such SARs.

(h)

Each Award Instrument pursuant to which Free-Standing SARs are granted shall specify in respect of each Free-Standing SAR a Base Price, which shall be equal to or greater than the Fair Market Value of the Common Shares subject to each Free-Standing SAR on the date the Free-Standing SAR is granted.

7.3       PAYMENT FOR SARS. The amount payable upon exercise of a SAR may be paid by the Corporation in cash or in whole Common Shares (taken at their Fair Market Value at the time of exercise of the SAR) or in a combination of cash and whole Common Shares and the Committee may either grant to the Participant or retain in the Committee the right to elect among those alternatives; provided, however, that in no event shall the total number of Common Shares that may be paid to a Participant pursuant to the exercise of a Tandem SAR exceed the total number of Common Shares subject to the related Option.

7.4      TERMINATION, AMENDMENT, OR SUSPENSION OF SARS. SARs shall terminate and may no longer by exercised upon the first to occur of

(a)	with respect to Tandem SARs, the exercise or termination of the related Option,

(b)	any termination date specified by the Committee at the time of grant of the SAR, or

(c)

with respect to Tandem SARs, the transfer by the Employee of the related Option. In addition, the Committee may in its sole discretion at any time before the occurrence of a Change of Control amend, suspend, or terminate any SAR theretofore granted under the Plan without the holder’s consent; provided that, in the case of amendment, no provision of the SAR, as amended, shall be in conflict with any provision of the Plan.

8.        RESTRICTED STOCK.

8.1      CONDITIONS ON RESTRICTED STOCK.

(a)

In addition to the restrictions on disposition of Restricted Stock during the Restriction Period, the Committee may provide in the Award Instrument with respect to any Award of Restricted Stock other restrictions, conditions, and contingencies, which other restrictions, conditions, and contingencies, if any, may relate to, in addition to such other matters as the Committee may deem appropriate, the achievement of Performance Goals measured in such manner as may be specified by the Committee. The Committee may impose different restrictions, conditions, and contingencies on separate Awards of Restricted Stock granted to different Participants, whether at the same or different times, and on separate Awards of Restricted Stock granted to the same Participant, whether at the same or different times, but in any case subject to the provisions of the Plan, including the minimum vesting provisions of Section 12. The Committee may specify a single Restriction Period for all of the Restricted Stock subject to any particular Award Instrument or may specify multiple Restriction Periods so that the restrictions with respect to the Restricted Stock subject to the Award will expire in stages according to a schedule specified by the Committee and set forth in the Award Instrument.

(b)

Any dividends payable with respect to unvested Restricted Stock shall be accumulated or deemed reinvested in additional Restricted Stock until such Award is earned and vested, and shall be subject to the same terms and conditions, including vesting conditions and the achievement of any applicable Performance Goals, as the original Award.

(c)

If so directed by the Committee, all certificates representing Restricted Stock may be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Common Shares.

8.2      PAYMENT FOR RESTRICTED STOCK. Each Participant to whom an Award of Restricted Stock is made shall pay the Acquisition Price, if any, with respect to that Restricted Stock to the Corporation not later than 30 calendar days after the delivery to the Participant of the Award Instrument with respect to that Restricted Stock. If any Participant fails to pay any Acquisition Price with respect to an Award of Restricted Stock within that 30 calendar day period, the Participant’s right under that Award shall be forfeited.

8.3      RIGHTS AS A SHAREHOLDER. Upon payment by a Participant in full of the Acquisition Price, if any, for Restricted Stock under an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock,

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including voting and dividend rights, subject only to such restrictions and requirements referred to in Section 8.1 of the Plan as may be incorporated in the Award Instrument with respect to that Restricted Stock.

9.        RESTRICTED STOCK UNITS.

9.1      GRANT OF RESTRICTED STOCK UNITS.

(a)

Each grant or sale of Restricted Stock Units shall provide that the Restricted Stock Units shall be subject to deferral and a risk of forfeiture, as determined by the Committee on the date the Restricted Stock Units are granted, but in any case subject to the provisions of the Plan, including the minimum vesting provisions of Section 12.

(b)

Each Participant to whom an Award of Restricted Stock Units is made shall pay the Acquisition Price, if any, with respect to those Restricted Stock Units to the Corporation not later than 30 calendar days after delivery to the Participant of the Award Instrument with respect to the Restricted Stock Units being granted. If any Participant fails to pay any Acquisition Price with respect to an Award of Restricted Stock Units within that 30 calendar day period, the Participant’s right under that Award shall be forfeited.

9.2      PAYMENT FOR RESTRICTED STOCK UNITS. The Corporation shall pay each Participant who is entitled to payment for Restricted Stock Units an amount for those Restricted Stock Units (a) in cash, (b) in Common Shares, or (c) any combination of the foregoing, and the Committee may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

9.3      RIGHTS AS A SHAREHOLDER. During any time that the Restricted Stock Units are outstanding, the Participant shall have no right to transfer any rights under his or her Award, shall have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and shall have no right to vote them, but, to the extent permitted by Section 409A of the Code, the Committee may, at or after the date on which the Restricted Stock Units are granted, authorize the payment of dividend equivalents on such Common Shares underlying the Restricted Stock Units; provided, however, that any dividend equivalents with respect to unvested Restricted Stock Units shall be accumulated or deemed reinvested in additional Restricted Stock Units until such Award is earned and vested, and shall be subject to the same terms and conditions, including vesting conditions and the achievement of applicable Performance Goals, as the original Award.

10.      PERFORMANCE SHARES AND PERFORMANCE UNITS.

10.1    DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee shall have full discretion to select the Participant to whom Awards of Performance Shares and Performance Units are made, the number of Performance Shares or Performance Units to be granted to any Participant so selected, the kind and level of the Performance Goals, the dates on which each Performance Period shall begin and end, and to determine the form and provisions of the Award Instrument to be used in connection with any Award of Performance Shares or Performance Units.

10.2    CONDITIONS TO PAYMENT FOR PERFORMANCE SHARES AND PERFORMANCE UNITS.

(a)

Unless otherwise provided in the relevant Award Instrument, and in any case subject to the provisions of the Plan, including the minimum vesting provisions of Section 12, a Participant must be employed by, or providing services to, the Corporation or a Subsidiary on the last day of a Performance Period to be entitled to payment for any Performance Shares or Performance Units.

(b)

The Committee may establish, from time to time, one or more formulas to be applied against the Performance Goals to determine whether all, some portion but less than all, or none of the Performance Shares or Performance Units granted with respect to the Performance Period are treated as earned pursuant to any Award. A Participant will be entitled to receive payments with respect to any Performance Shares and Performance Units only to the extent that those Performance Shares or Performance Units, as the case may be, are treated as earned under one or more such formulas. The Committee may at the date of grant of Performance Shares provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares; provided, however, that any dividend equivalents with respect to unvested Performance Shares shall be accumulated or deemed reinvested in additional Performance Shares until such Award is earned and vested, and shall be subject to the same terms and conditions, including vesting conditions and the achievement of applicable Performance Goals, as the original Award.

10.3    PAYMENT FOR PERFORMANCE SHARES AND PERFORMANCE UNITS. The Corporation shall pay each Participant who is entitled to payment for Performance Shares or Performance Units earned with respect to any Performance

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Period an amount for those Performance Shares or Performance Units, as the case may be, (a) in cash, (b) in Common Shares, or (c) any combination of the foregoing, and the Committee may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

11.      OTHER AWARDS.

11.1    The Committee may, subject to limitations under applicable law and subject to the provisions of the Plan, including the minimum vesting provisions of Section 12, grant to any Participant such Other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, unrestricted Common Shares, or Common Shares subject to transfer restrictions and/or deferred delivery, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, Awards with value and payment contingent upon performance of the Corporation or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Corporation. The Committee shall determine the terms and conditions of such Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other Awards, notes or other property, as the Committee shall determine.

11.2    Cash awards, as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 11.

11.3    Subject to the provisions of the Plan, including the minimum vesting provisions of Section 12, the Committee may grant Common Shares as a bonus or in lieu of other compensation to a Participant, or may grant Other Awards in lieu of obligations of the Corporation or a Subsidiary to pay cash or deliver other property (including Common Shares) under the Plan, a Deferred Compensation Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee in a manner that complies with Section 409A of the Code.

12.      MINIMUM VESTING REQUIREMENTS. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (a) Awards granted pursuant to Section 21, (b) Common Shares delivered in lieu of fully vested cash Awards and (c) Awards to Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than 50 weeks after grant)); provided, however, that the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5.2 (subject to adjustment under Section 5.4); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a Change of Control, in the terms of the Award or otherwise.

13.      TERMINATION OF EMPLOYMENT. After an Employee’s Employment Termination Date, the rules set forth in this Section 13 shall apply unless otherwise provided in the relevant Award Instrument or a Deferred Compensation Plan, as applicable, or as determined by the Committee, at the Employment Termination Date or thereafter. All factual determinations with respect to the termination of an Employee’s employment that may be relevant under this Section 13 shall be made by the Committee in its sole discretion.

13.1    VOLUNTARY RESIGNATION; TERMINATION FOR CAUSE. Upon an Employee’s Voluntary Resignation or Termination For Cause all Awards that are not otherwise exercisable and/or vested shall be forfeited as of the date of the Employment Termination Date. Upon an Employee’s Voluntary Resignation, unless otherwise provided in the relevant Award Instrument, the Employee or, with respect to Nonqualified Options, any Transferee shall have the right (i) during the period ending six months after the Employment Termination Date, but not later than the Option Expiration Date, to exercise any Options (even though exercise of any Incentive Stock Option more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Code) and related Tandem SARs that were outstanding on the Employment Termination Date if and to the same extent as those Options and Tandem SARs were exercisable by the Employee or Transferee (as the case may be) on the Employment Termination Date, and (ii) during the period ending six months after the Employment Termination Date, but not later than the date any Free-Standing SAR expires, to exercise any Free-Standing SARs that were outstanding on the Employment Termination Date if and to the same extent as those Free-Standing SARs were exercisable by the Employee on the Employment Termination Date.

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13.2    TERMINATION DUE TO CERTAIN RETIREMENTS. Upon any termination of an Employee’s employment with the Corporation or any Subsidiary under the circumstances described in subsections (a) or (b), below, the following will provisions will apply, subject to the Committee’s authority under Section 23.4:

(a)	If the Employee terminates on or after attaining age 55 and completion of at least five years of service:

(i)	the Employee shall vest in a pro rata portion of all Awards whose vesting and/or exercisability was based solely upon the passage of time;

(ii)

the Employee shall vest in a pro rata portion of all Awards whose vesting and/or exercisability was based upon the attainment of Performance Goals, with the proration and settlement of such Awards as set forth in the applicable Award Instrument; and

(iii)

the Employee or, with respect to Nonqualified Options, any Transferee shall have the right to exercise, from time to time during the period ending five years after the Employment Termination Date, but not later than the Option Expiration Date or expiration date of the Free-Standing SAR, as the case may be, all Options and/or SARs that were exercisable as of, or that become exercisable after, the Employment Termination Date (even though exercise of any Incentive Stock Option more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Code).

(b)	If the Employee terminates on or after attaining age 60 and completion of at least ten years of service:

(i)

the Employee shall continue to vest in all Awards whose vesting and/or exercisability was based solely upon the passage of time and which were granted one year or more prior to the Employee’s termination on or after attaining age 60 and completion of at least ten years of service;

(ii)

the Employee shall continue to vest in a pro rata portion (or in full and without pro-ration, as determined by the Corporation in its sole discretion) of all Awards whose vesting and/or exercisability was based solely upon the passage of time and which were granted less than one year prior to the Employee’s termination on or after attaining age 60 and completion of at least ten years of service;

(iii)

the Employee shall vest in a pro rata portion of all Awards whose vesting and/or exercisability was based upon the attainment of Performance Goals, with the proration and settlement of such Awards as set forth in the applicable Award Instrument; and

(iv)

the Employee or, with respect to Nonqualified Options, any Transferee shall have the right to exercise, from time to time during the period ending five years after the Employment Termination Date, but not later than the Option Expiration Date or expiration date of the Free-Standing SAR, as the case may be, all Options and/or SARs that were exercisable as of, or that become exercisable after, the Employment Termination Date (even though exercise of any Incentive Stock Option more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Code).

13.3    TERMINATION DUE TO DISABILITY. Upon any termination of an Employee’s employment due to Disability, then, subject to the Committee’s authority under Section 23.4:

(a)	the Employee shall vest in full (without pro ration) in all Awards whose vesting and/or exercisability was based solely upon the passage of time;

(b)

the Employee shall vest in a pro rata portion of all Awards whose vesting and/or exercisability was based upon the attainment of Performance Goals, with the proration and settlement of such Awards as set forth in the applicable Award Instrument; and

(c)

the Employee, the Employee’s attorney in fact or legal guardian or, with respect to Nonqualified Options, any Transferee shall have the right to exercise, from time to time during the period ending five years after the Employment Termination Date, but not later than the Option Expiration Date or expiration date of the Free-Standing SAR, as the case may be, all Options and/or SARs that were exercisable as of, or that become exercisable after, the Employment Termination Date (even though exercise of any Incentive Stock Option more than one year after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Code).

13.4    DEATH OF AN EMPLOYEE. Upon an Employee’s death while employed by the Corporation or a Subsidiary or within any of the periods referred to in any Section 13.1, 13.2, or 13.3 of the Plan, then, subject to the Committee’s authority under Section 23.4:

(a)	the Employee’s estate shall vest in full (without pro ration) in all Awards whose vesting and/or exercisability was based solely upon the passage of time;

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(b)

the Employee’s estate shall vest in a pro rata portion of all Awards whose vesting and/or exercisability was based upon the attainment of Performance Goals, with the proration and settlement of such Awards as set forth in the applicable Award Instrument;

(c)

the Employee’s executor or administrator, the person or persons to whom the Employee’s rights under any Option or SAR are transferred by will or the laws of descent and distribution or, with respect to Nonqualified Options, any Transferee, shall have the right to exercise, from time to time during the period ending four years after the date of the Employee’s death, but not later than the Option Expiration Date or expiration date of the Free-Standing SAR, as the case may be, all Options and/or SARs that were exercisable as of, or that become exercisable after, the Employee’s death (even though exercise of any Incentive Stock Option more than one year after the Employee’s death may cause the Option to fail to qualify for Incentive Stock Option treatment under the Code); and

(d)

if the Option Expiration Date of any Nonqualified Option that had not expired before the Employee’s death would otherwise expire before the first anniversary of the Employee’s death, that Option Expiration Date shall automatically be extended to the first anniversary of the Employee’s death or such other date as provided in the relevant Award Instrument provided that the Option Expiration Date shall not be extended beyond the date that is ten years from the date on which the Option was granted;

13.5    TERMINATION UNDER LIMITED CIRCUMSTANCES. If the Employee Terminates Under Limited Circumstances, then, subject to Section 13.5(f):

(a)

the Employee shall continue to vest in full (without pro-ration) in all outstanding Covered Awards (as defined in Section 13.5(b)); provided, however, that should the Corporation (or the Committee, in the case of an Employee who is an executive officer of the Corporation) determine, in its sole discretion, that full vesting of any Covered Award could result in unjust enrichment of the Employee, or would be contrary to any Corporation policy, or otherwise could be detrimental to the interests of the Corporation or its shareholders, the Corporation (or the Committee, as applicable) may choose to vest only a pro-rata portion of the Covered Award instead;

(b)

For purposes of this Section 13.5, “Covered Awards” mean Awards granted as part of a regular annual grant cycle pursuant to the Corporation’s long-term incentive compensation program, and for purposes of clarity, “Covered Awards” shall not include Awards granted pursuant to the Corporation’s mandatory deferral program, or in connection with a merger, acquisition or disposition, or as new hire Awards, retention Awards or other one-time, special or ad hoc Awards.

(c)

The vesting of all Awards other than Covered Awards (such as, for example, new hire or retention Awards or other one-time, special or ad hoc Awards, or Awards granted under the Corporation’s mandatory deferral program or in connection with a merger, acquisition or disposition) will be governed by the terms of the applicable Award Instrument;

(d)

the Employee or, with respect to Nonqualified Options, any Transferee shall have the right to exercise, from time to time during the period ending three years after the Employment Termination Date, but not later than the Option Expiration Date or expiration date of the Free-Standing SAR, as the case may be, all Options and/or SARs that were exercisable as of, or that become exercisable after, the Employment Termination Date (even though exercise of any Incentive Stock Option more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Code); and

(e)

any accelerated or continued vesting of an Award and any extension of the period of time to exercise an Option or SAR pursuant to this Section 13.5 shall be conditioned upon (i) the execution and delivery by the Employee (or the executor of the Employee’s estate or the Employee’s other legal representative), within 50 calendar days after the termination of the Employee’s employment (or within such shorter period as prescribed therein), of a release of claims in a form provided by the Corporation, and (ii) such release of claims having become effective and irrevocable in accordance with its terms.

14.      ACCELERATION AFTER A CHANGE OF CONTROL. Notwithstanding anything in this Plan to the contrary, unless otherwise specified in the relevant Award Instrument, if, within two years following the date of a Change of Control, an Employee’s employment with the Corporation terminates for any reason other than a Voluntary Resignation or a Termination for Cause (and other than in connection with the Employee’s retirement as provided in Section 13.2, Disability as provided in Section 13.3 or death as provided in Section 13.4), then each Award granted to such Employee prior to the Change of Control that then remains outstanding shall be treated as follows:

(a)	any outstanding Option shall become immediately exercisable in full;

(b)	Tandem SARs related to any such Options shall also become immediately exercisable in full;

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Appendix A: KeyCorp’s 2019 Equity Compensation Plan

(c)	any outstanding Free-Standing SAR shall become exercisable in full;

(d)	the Restriction Period with respect to all outstanding Awards of Restricted Stock shall immediately terminate;

(e)	the restrictions, conditions or contingencies on any Restricted Stock Units shall immediately terminate;

(f)	unless otherwise provided pursuant to a Deferred Compensation Plan, the restrictions, conditions or contingencies on any Other Awards shall immediately terminate; and

(g)

the restrictions, conditions, or contingencies on any Performance Shares and Performance Units shall be modified in such manner as the Committee may specify to give the Employee the benefit of those Performance Shares or Performance Units through the date of termination.

Notwithstanding anything herein to the contrary, if within two years after a Change of Control an Employee’s Employment Termination Date occurs other than as a result of a Voluntary Resignation or a Termination for Cause, unless otherwise provided in the relevant Award Instrument, the Employee, or with respect to Nonqualified Options any Transferee, shall have the right, during the Extended Period, but not later than the Option Expiration Date or the date of expiration of Free-Standing SARs, as the case may be, to exercise any Options and related SARs that were outstanding on the Employment Termination Date if and to the same extent as those Options and SARs were exercisable by the Employee or Transferee (as the case may be) on the Employment Termination Date (even though, in the case of Incentive Stock Options, exercise of those Options more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Code). As used in the immediately preceding sentence, the term “Extended Period” means the longer of the period that the Option or SAR would otherwise be exercisable in the absence of the immediately preceding sentence or the period ending with second anniversary of the Employee’s Employment Termination Date.

15.      RESTRICTIONS.

15.1    ASSIGNMENT AND TRANSFER. Nonqualified Options may not be assigned or transferred (other than by will or by the laws of descent and distribution) unless the Committee, in its sole discretion, determines to allow such assignment or transfer and, if the Committee determines to allow any such assignment or transfer, the Transferee shall have the power to exercise such Nonqualified Option in accordance with the terms of the Award and the provisions of the Plan. No Incentive Stock Option, SAR, Restricted Stock during the Restriction Period, Restricted Stock Unit, Performance Share or unvested Other Award may be transferred other than by will or by the laws of descent and distribution. In no event may any Award granted under the Plan be transferred for value. During an Employee’s lifetime, only the Employee (or in the case of incapacity of an Employee, the Employee’s attorney in fact or legal guardian) may exercise any Incentive Stock Option or SAR.

15.2    FURTHER RESTRICTIONS. The Committee may specify at the date of grant of any Award that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Options or SARs, upon the termination of any period of deferral applicable to Restricted Stock Units or upon payment under any grant of Performance Shares, Performance Units or Other Awards or (ii) no longer subject to the Restriction Period, will be subject to further restrictions on transfer.

16.      ADJUSTMENT UPON CHANGES IN COMMON SHARES. Automatically and without Committee action, in the event of any stock dividend, stock split, or share combination of the Common Shares, or by appropriate Committee action in the event of any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Corporation or any spin-off or other distribution to shareholders of the Corporation (other than normal cash dividends), appropriate adjustments to

(a)

the maximum number of Common Shares that may be issued under the Plan pursuant to Section 5 of the Plan, the maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options as provided in Section 5 of the Plan, and

(b)

the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding Award shall be made to the extent necessary and in such manner that the benefits of Employees under all then outstanding Awards shall be maintained substantially as before the occurrence of such event.

Any such adjustment shall be conclusive and binding for all purposes of the Plan and shall be effective, in the event of any stock dividend, stock split, or share combination, as of the date of such stock dividend, stock split, or share combination, and in all other cases, as of such date as the Committee may determine. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for

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Appendix A: KeyCorp’s 2019 Equity Compensation Plan

each Option or SAR with an Exercise Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change of Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR; provided, however, that any such adjustment to the number specified in Section 5.5(a) of the Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 16 of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 16 of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; and (iii) if any Award is subject to Section 409A of the Code, Section 16 of the Plan shall be applicable only to the extent specifically provided in the Award Instrument and permitted pursuant to Section 28 of the Plan.

17.      PURCHASE FOR INVESTMENT. Each person acquiring Common Shares pursuant to any Award may be required by the Corporation to furnish a representation that he or she is acquiring the Common Shares so acquired as an investment and not with a view to distribution thereof if the Corporation, in its sole discretion, determines that such representation is required to insure that a resale or other disposition of the Common Shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

18.      WITHHOLDING OF TAXES. The Corporation will withhold from any payments of cash made pursuant to the Plan such amount as is necessary to satisfy all applicable Federal, state, and local and other withholding tax obligations. Except as otherwise determined by the Committee, a Participant (or other person exercising an Option with respect to withholding taxes upon exercise of such Option) may elect, in accordance with such procedures and subject to such limitations as may be established by the Corporation from time to time, or the Committee may require such Participant or other person, to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the grant of an Award, the lapse of any restrictions with respect to an Award, the acquisition of Common Shares pursuant to any Award, or the disposition of any Common Shares received pursuant to any Award by having the Corporation hold back some portion of the Common Shares that would otherwise be delivered pursuant to the Award or by delivering to the Corporation an amount equal to the withholding tax obligation arising with respect to such grant, lapse, acquisition, or disposition in (a) cash, (b) Common Shares, or (c) such combination of cash and Common Shares as the Committee may determine. The Fair Market Value of the Common Shares to be so held back by the Corporation or delivered by the Participant shall in no event exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the Employee’s applicable taxing jurisdictions (and, for purposes of clarity, the Corporation, in its sole discretion, shall make all determinations as to whether to allow any Common Share withholding in excess of the minimum statutory tax rates in the Employee’s applicable taxing jurisdictions).

19.      HARMFUL ACTIVITY. If the Corporation determines that an Employee has engaged in any “Harmful Activity” prior to or within twelve months after termination of employment with Key, then the Corporation may, in its discretion, provide that (a) any shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards held by the Employee that have vested, (b) any Profits realized upon the exercise of any Covered Option or SAR and (c) any Profits realized upon the sale of any vested shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards, on or after one year prior to the termination of employment with Key shall inure to the Corporation. The provisions of the preceding sentence shall not apply in the event that employment with Key terminates within two years after a Change of Control of the Corporation if any of the following have occurred: a relocation of an Employee’s principal place of employment more than 35 miles from an Employee’s principal place of employment immediately prior to the Change of Control, a reduction in an Employee’s base salary after a Change of Control, or termination of employment under circumstances in which an Employee is entitled to severance benefits or salary continuation or similar benefits under a change of control agreement, employment agreement, or severance or separation pay plan. If any vested shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards or any Profits realized upon the exercise of any Covered Option or SAR or upon the sale of any vested shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards inure to the benefit of the Corporation in accordance with the first sentence of this paragraph, an Employee shall provide all such forfeited Awards and pay all such Profits to the Corporation within 30 days after receiving notice from the Corporation of its determination pursuant to this Section 19, and all Awards that have not yet vested and all unexercised Covered Options or SARs shall be forfeited and canceled, effective as of the date of such determination by the Corporation (or as of such other date as may be determined by the Corporation). The determination by the Corporation as to whether an Employee engaged in Harmful Activity prior to or within twelve months after termination of employment with Key shall be final and conclusive. Unless otherwise provided in the relevant Award Instrument with specific reference hereto, the provisions of this Section 19 shall apply to all Awards made under the Plan.

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Appendix A: KeyCorp’s 2019 Equity Compensation Plan

For purposes of this Plan, “Harmful Activity” shall have occurred if an Employee shall do any one or more of the following: (a) engage in any activity of competition, as specified in any covenant not to compete set forth in any written agreement between the Employee and Key, including, but not limited to, the Employee’s Award Instrument or any severance plan maintained by Key that covers the Employee, during the period of restriction specified in the agreement or plan prohibiting the Employee from engaging in such activity; (b) engage in any activity of solicitation, as specified in any covenant not to solicit set forth in any written agreement between the Employee and Key, including, but not limited to, the Employee’s Award Instrument or any severance plan maintained by Key that covers the Employee, during the period of restriction specified in the agreement or plan prohibiting the Employee from engaging in such activity; (c) the disclosure of confidential information to anyone other than Key, or the use of confidential information other than in Key’s business, in violation of any covenant not to disclose set forth in any written agreement between the Employee and Key, including, but not limited to, the Employee’s Award Instrument or any severance plan maintained by Key that covers the Employee, during the period of restriction specified in the agreement or plan prohibiting the Employee from engaging in such activity; (d) the violation of any development and inventions, ownership of works, or similar provision set forth in any written agreement between the Employee and Key, including, but not limited to, the Employee’s Award Instrument, offer letter, or any severance plan maintained by Key that covers the Employee; or (e) any other activity or occurrence that is defined as Harmful Activity in the Employee’s Award Instrument or other agreements.

For purposes of this Section 19:

“Covered Option or SAR” means any Option or SAR granted under this Plan unless the relevant Award Instrument expressly excludes the Option or SAR from the provisions of this Section 19.

“Profit” shall mean, (1) with respect to any Covered Option or SAR, the spread between the Fair Market Value of a Common Share on the date of exercise and the Exercise Price or the Base Price, as the case may be, multiplied by the number of shares exercised under the Covered Option or SAR; and (2) with respect to any shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, any profit realized upon the sale of any Common Shares that were acquired upon the vesting of such Awards.

20.      COMPENSATION RECOVERY POLICY. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Corporation, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or any applicable securities exchange.

21.      AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER COMPANIES. Awards, whether Incentive Stock Options, Nonqualified Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards, may be granted under the Plan in substitution for awards held by employees of a company who become Employees of the Corporation or a Subsidiary as a result of the merger or consolidation of the employer company with the Corporation or a Subsidiary, or the acquisition by the Corporation or a Subsidiary of the assets of the employer company, or the acquisition by the Corporation or a Subsidiary of stock of the employer company as a result of which it becomes a Subsidiary. The terms, provisions, and benefits of the substitute Awards so granted may vary from the terms, provisions and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the awards in substitution for which they are granted.

22.      LEGAL REQUIREMENTS. No Awards shall be granted and the Corporation shall have no obligation to make any payment under the Plan, whether in Common Shares, cash, or any combination thereof, unless such payment is, without further action by the Committee, in compliance with all applicable Federal and state laws and regulations, including, without limitation, the Code and Federal and state securities laws.

23.      MISCELLANEOUS.

23.1    AMENDMENTS. The Board, or a duly authorized committee thereof, may alter or amend the Plan from time to time prior to its termination in any manner the Board, or such duly authorized committee, may deem to be in the best interests of the Corporation and its shareholders, provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities that may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Presentation of the Plan or any amendment thereof for shareholder approval shall not be construed to limit the Corporation’s authority to offer similar or dissimilar benefits in plans that do not require shareholder approval.

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Appendix A: KeyCorp’s 2019 Equity Compensation Plan

The Committee shall have the authority to amend these terms and conditions applicable to outstanding Awards

(a)	in any case where expressly permitted by the terms of the Plan or of the relevant Award Instrument; or

(b)	in any other case with the consent of the Employee to whom the Award was granted.

Except as expressly provided in the Plan or in the Award Instrument evidencing the Award, the Committee may not, without the consent of the holder of an Award granted under the Plan, amend the terms and conditions applicable to that Award in a manner adverse to the interests of the Participant.

Notwithstanding the foregoing, except in connection with a corporate transaction or event described in Section 16 of the Plan or with approval by the shareholders of the Corporation, the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or the Base Price of outstanding SARs, and no outstanding Options or SARs may be cancelled in exchange for other Awards, or cancelled in exchange for Options or SARs with an Exercise Price or a Base Price that is less than the Exercise Price of the original Options or the Base Price of the original SARs, as applicable, or cancelled in exchange for cash, without approval by the shareholders of the Corporation. This paragraph is intended to prohibit the repricing of “underwater” Options and SARs and will not be construed to prohibit the adjustments provided for in Section 16 of the Plan. Notwithstanding any provision of the Plan to the contrary, this paragraph may not be amended without approval by the shareholders of the Corporation.

23.2    DEFERRAL. Subject to Section 28 of the Plan and to the extent permitted by Section 409A of the Code, the Committee may permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts, to the extent permitted by Section 409A of the Code.

23.3    CONDITIONS. The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Employee, subject to such terms as shall be determined by the Committee in a manner that complies with Section 409A of the Code.

23.4    ACCELERATION. If permitted by Section 409A of the Code, in the event of a termination of employment by reason of death, disability, normal or early retirement, or a Change of Control, of a Participant who holds an Option or SAR not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which any period of deferral has not been completed, or any Performance Shares, Performance Units or Other Awards that have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15 of the Plan, the Committee may, in its sole discretion, accelerate the time at which such Option or SAR may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such period of deferral will end or the time at which such Performance Shares, Performance Units or Other Awards will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

23.5    PLAN NONCONTRACTUAL. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Corporation or a Subsidiary to continue such person’s employment or service with the Corporation or the Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation or any Subsidiary to continue the employment or service or the annual rate of compensation of any such person for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

23.6    INTEREST OF PARTICIPANTS. Any obligation of the Corporation under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Corporation to make such payment from its general assets in accordance with the Plan, and no Participant (or person claiming an interest through a Participant) shall have any interest in, or lien or prior claim upon, any property of the Corporation or any Subsidiary by reason of that obligation.

23.7    FRACTIONAL SHARES. The Corporation will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

23.8    FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by or providing services to the Corporation or any Subsidiary outside of the United States of America as the Committee may

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Appendix A: KeyCorp’s 2019 Equity Compensation Plan

consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

24.      CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Corporation or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

25.      ABSENCE OF LIABILITY. No member of the Board or of the Board of Directors of a Subsidiary, of the Committee, of any other committee of the Board, or any officer or Employee of the Corporation or a Subsidiary shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, or except in circumstances involving his bad faith or willful misconduct, for anything done or omitted to be done by himself or herself.

26.      SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

27.      GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the internal substantive laws of the State of Ohio.

28.      COMPLIANCE WITH SECTION 409A OF THE CODE.

28.1    To the extent applicable, it is intended that the Plan and any Awards hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to any Participant. The Plan and any Awards hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

28.2    Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and Awards hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Corporation or any of its affiliates.

28.3    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Corporation from time to time) and (ii) the Corporation shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Corporation shall not pay such amount on the otherwise scheduled payment date but instead shall pay it, without interest, as soon as administratively practical following the first date that is no earlier than the six (6) months following the Participant’s separation from service, or, if earlier, the Participant’s death.

28.4    Notwithstanding any provision of the Plan or any Award Instrument to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Committee reserves the right to make amendments to the Plan and any Award Instrument as the Corporation deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or for the Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Corporation nor any of its affiliates shall have any obligation to indemnify or otherwise hold the Participant harmless from any or all of such taxes or penalties.

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001CSN3A17

PRELIMINARY COPY, DATED MARCH 19, 2019 - SUBJECT TO COMPLETION

Your vote matters - here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., EST, on May 23, 2019, or 1:00 a.m. EST, on May 21, 2019 for KeyCorp 401(K) Savings Plan Participants.

Online
Go to www.envisionreports.com/KEY or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KEY

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Bruce D. Broussard	☐	☐	☐	02 - Charles P. Cooley	☐	☐	☐	03 - Gary M. Crosby	☐	☐	☐

04 - Alexander M. Cutler	☐	☐	☐	05 - H. James Dallas	☐	☐	☐	06 - Elizabeth R. Gile	☐	☐	☐

07 - Ruth Ann M. Gillis	☐	☐	☐	08 - William G. Gisel, Jr.	☐	☐	☐	09 - Carlton L. Highsmith	☐	☐	☐

10 - Richard J. Hipple	☐	☐	☐	11 - Kristen L. Manos	☐	☐	☐	12 - Beth E. Mooney	☐	☐	☐

13 - Barbara R. Snyder	☐	☐	☐	14 - David K. Wilson	☐	☐	☐

B	Proposals

The Board of Directors recommends a vote FOR Proposal 2.	For	Against	Abstain	The Board of Directors recommends a vote FOR Proposal 3.	For	Against	Abstain

2. Ratification of the appointment of independent auditor.	☐	☐	☐	3. Advisory approval of executive compensation.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 4.				The Board of Directors recommends a vote FOR Proposal 5.

4. Approval of KeyCorp’s 2019 Equity Compensation Plan.	☐	☐	☐	5. Approval of an increase in authorized common shares.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 6. 6. Approval of an amendment to Regulations to allow the Board to make future amendments.	☐	☐	☐

2019 Annual Meeting Admission Ticket

The KeyCorp Annual Meeting of Shareholders

Thursday, May 23, 2019

One Cleveland Center

1375 East Ninth Street, Cleveland, Ohio 44114

8:30 a.m. local time

Upon arrival, please present this admission ticket and photo identification at the registration desk

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.envisionreports.com/KEY

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KEY

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy Solicited on Behalf of the Board of Directors of KeyCorp for the Annual Meeting on May 23, 2019

The undersigned hereby constitutes and appoints Beth E. Mooney, Paul N. Harris, and Craig T. Beazer, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 23, 2019, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the listed nominees and FOR Proposals 2, 3, 4, 5, and 6. In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby transfers all power given by the signer to vote at the said meeting or any adjournment thereof.

To: The Bank of New York Mellon, Trustee (the “Trustee”) under the KeyCorp 401(k) Savings Plan (the “Plan”).

I, as a participant in the Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my instructions on this card and the provisions of the Plan, all Common Shares of KeyCorp attributable to my KeyCorp Stock Fund account under the Plan (the “Allocated Shares”), as of the record date for the Annual Meeting of Shareholders of KeyCorp. For each proposal listed on the voting instruction card mark only one box. The Trustee will vote your Allocated Shares in accordance with your instructions provided, however, that Computershare Investor Services, LLC receives your voting instructions by 1:00 AM, Eastern Time, on May 21, 2019

This voting instruction card when properly executed will be voted as directed by you. If no voting instructions are given, the Trustee will vote in conformity with the voting formula provided in the Plan, normally in the same proportion as those Allocated Shares that are actively voted by Plan participants. As a Plan participant, you have the right to instruct the Trustee to vote a proportionate number of the non-directed shares of the KeyCorp Stock Fund separately from your Allocated Shares. If you would like to vote non-directed shares of other Plan participants differently from your own Allocated Shares, please call Computershare at (440) 239-7357 for further instructions.

I hereby revoke any and all voting instructions previously given to vote at this meeting or any adjournments thereof. Please sign exactly as your name appears on the books of KeyCorp, date, and promptly return this voting instruction card in the enclosed envelope.

C	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

D	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

PRELIMINARY COPY, DATED MARCH 19, 2019 - SUBJECT TO COMPLETION

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Online Go to www.envisionreports.com/KEY or scan the QR code — login details are located in the shaded bar below.
Votes submitted electronically must be received by 1:00 a.m., EST, on May 23, 2019, or 1:00 a.m. EST, on May 21, 2019 for KeyCorp 401(K) Savings Plan participants.

Important Notice Regarding the Availability of Proxy Materials for the KeyCorp Shareholder Meeting to be held on May 23, 2019.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2019 Proxy Statement and the 2018 Annual Report on Form 10-K are available at:

Easy Online Access — View your proxy materials and vote.

Step 1:    Go to www.envisionreports.com/KEY.

Step 2:    Click on Cast Your Vote or Request Materials.

Step 3:    Follow the instructions on the screen to log in.

Step 4:    Make your selections as instructed on each screen for your delivery preferences.

Step 5:    Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 13, 2019 to facilitate timely delivery.

The KeyCorp Annual Meeting of Shareholders will be held on May 23, 2019 at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, at 8:30 a.m., local time. For directions, please call (216) 689-4221.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2-6:

1.	Election of Directors: the nominees of the Board of Directors whose term of office will expire in 2020 are:

Bruce D. Broussard, Charles P. Cooley, Gary M. Crosby, Alexander M. Cutler, H. James Dallas, Elizabeth R. Gile, Ruth Ann M. Gillis, William G. Gisel, Jr., Carlton L. Highsmith, Richard J. Hipple, Kristen L. Manos, Beth E. Mooney, Barbara R. Snyder, and David K.Wilson.

2.	Ratification of the appointment of independent auditor Ernst & Young LLP for the fiscal year ending December 31, 2019.

3.	Advisory approval of executive compensation.

4.	Approval of 2019 Equity Compensation plan.

5.	Approval of an increase in authorized Common shares.

6.	Approval of an amendment to KeyCorp’s Regulations to allow the Board to make future amendments.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—   Internet - Go to www.envisionreports.com/KEY. Click Cast Your Vote or Request Materials.

—   Phone - Call us free of charge at 1-866-641-4276.

—   Email - Send an email to investorvote@computershare.com with “Proxy Materials KeyCorp” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 13, 2019.